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Filed Pursuant to Rule 424(b)(3)

Registration No. 333-104005, 333-104003, 333-104002, 333-104001, 333-104004

MORGAN STANLEY SPECTRUM SERIES

Morgan Stanley Spectrum Select L.P.

Morgan Stanley Spectrum Technical L.P.

Morgan Stanley Spectrum Strategic L.P.

Morgan Stanley Spectrum Global Balanced L.P.

Morgan Stanley Spectrum Currency L.P.

SUPPLEMENT
TO
PROSPECTUS DATED APRIL 28, 2003

        You should read this supplement together with the prospectus dated April 28, 2003. All page and section references in this supplement relate to the prospectus, except references to pages preceeded by "S-", which relate to this supplement.

Services Provided by Morgan Stanley DW Inc.

The date of this Supplement is December 17, 2003

(i)

NOTICE TO INVESTORS

        On January 1, 2004, the general partner will add Graham Capital Management, L.P. as a trading advisor for Spectrum Select and Winton Capital Management Limited as a trading advisor for Spectrum Technical.

        The general partner will allocate approximately 5.0-7.5% of Spectrum Select's net assets to Graham's Global Diversified Program at 150% Leverage and approximately 5.0-7.5% of Spectrum Select's net assets pursuant to Graham's Selective Trading Program at 150% the standard leverage it applies to such program. Graham will be paid a monthly management fee at a 2% annual rate and a monthly incentive fee equal to 20% of any trading profits. A description of Graham and its trading programs begin on S-31.

        The general partner will allocate approximately 10-15% of Spectrum Technical's net assets to Winton's Diversified Trading Program. Winton will be paid a monthly management fee at a 2% annual rate and a monthly incentive fee equal to 20% of any trading profits. A description of Winton and its trading program begins on S-40.

SUMMARY

        The following updates and supplements the information under the sub-caption "—Fees to be Paid by the Partnerships" on page 7.

        Beginning January 1, 2004, Graham will receive a monthly management fee at a 2% annual rate and a monthly incentive fee equal to 20% of any trading profits from Spectrum Select. The other trading advisors for Spectrum Select will continue to receive a monthly management fee at a 3% annual rate and a monthly incentive fee equal to 15% of any trading profits.

        Beginning January 1, 2004, Winton will receive a monthly management fee at a 2% annual rate and a monthly incentive fee equal to 20% of any trading profits from Spectrum Technical.

        The following updates and replaces the break even analysis contained on the cover page, page 8, and page 12.

Break Even Analysis

        Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $5,000 in each partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break even after one year and after more than two years. The fees and expenses applicable to each partnership are described above.

	$	$	$	$	$
	Spectrum Select	Spectrum Technical	Spectrum Strategic	Spectrum Global Balanced	Spectrum Currency

Management Fee(1)	143.50	130.00	150.00	62.50	100.00
Brokerage Fee	362.50	362.50	362.50	230.00	230.00
Less: Interest Income (2)	(40.00)	(40.00)	(40.00)	(50.00)	(40.00)
Incentive Fee (3)	—	—	—	—	—
Redemption Charge (4)	102.04	102.04	102.04	102.04	102.04
Amount of trading profits a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	568.04	554.54	574.54	344.54	392.04
Trading profits as percentage of net assets that a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	11.36%	11.09%	11.49%	6.89%	7.84%
Amount of trading profits a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	466.00	452.50	472.50	242.50	290.00
Trading profits as percentage of net assets that a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	9.32%	9.05%	9.45%	4.85%	5.80%

(1)
Due to the varying management fees payable to each trading advisor for Spectrum Select and Spectrum Technical a blended rate of 2.87% and 2.60% was used for Spectrum Select and Spectrum Technical, respectively, for this calculation.

(2)
The partnerships do not directly invest in interest-bearing instruments. Instead, each partnership is paid interest by Morgan Stanley DW at the blended rate Morgan Stanley DW earns on its U.S. Treasury bill investments with all customer segregated funds, as if 80% (100% in the case of Spectrum Global Balanced) of the partnership's average daily net assets for the month were invested at that rate. The rate used in each calculation was estimated based upon current Treasury bill rates of approximately 1.00%. Investors should be aware that the break even analysis will fluctuate as interest rates fluctuate, with the break even percentage declining as interest rates increase or increasing as interest rates decline.

(3)
Incentive fees are paid to a trading advisor only on trading profits earned on the assets of the partnership managed by that trading advisor. Trading profits are determined after deducting all partnership expenses attributable to the partnership assets managed by the trading advisor, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership's break even point on the assets managed by the trading advisor. Note, however, that because one trading advisor to a partnership could be profitable and earn an incentive fee while the other trading advisors are unprofitable such that the partnership has an overall trading loss, it is possible for a partnership to pay an incentive fee at a time when it has incurred overall losses.

(4)
Units redeemed at the end of 12 months from the date of purchase are generally subject to a 2% redemption charge; after 24 months there is no redemption charge.

RISK FACTORS

        The following updates and replaces the following risk factors on pages 10-12.

        The partnerships' trading is highly leveraged. The trading advisors for each partnership use substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.

        The leverage employed by the partnerships in their trading can vary substantially from month to month and can be significantly higher or lower than the averages set forth below. As an example of the leverage employed by the partnerships, set forth below is the average of the underlying value of each partnership's month-end positions for the period October 2002 through September 2003, compared to the average month-end net assets of the partnership during such period. While the leverage employed on a trade will accentuate the trading profit or loss on that trade, one partnership's overall leverage as compared to another partnership's overall leverage does not necessarily mean that it will be more volatile than the other partnership. This can be seen by a review of the monthly rates of return for the partnerships on pages S-8 to S-11.

Spectrum Select	9.7 times net assets
Spectrum Technical	10.0 times net assets
Spectrum Strategic	5.8 times net assets
Spectrum Global Balanced	6.9 times net assets
Spectrum Currency	3.6 times net assets

        Options trading can be more volatile than futures trading. Each partnership may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.

        During the period October 2002 through September 2003, only Spectrum Select, Spectrum Strategic, and Spectrum Global Balanced engaged in any significant options trading. Solely for the purpose of quantifying Spectrum Select's, Spectrum Strategic's, and Spectrum Global Balanced's options trading as compared to their overall trading, the general partner has calculated a margin level for such partnerships' month-end options positions on a futures equivalent basis. During the period October 2002 through September 2003, Spectrum Selects' average month-end margin level for it options positions was 1.3% of its total average month-end margin requirements for the period, Spectrum Strategic's average month-end margin level for its options positions was 12.3% of its total average month-end margin requirements for the period and Spectrum Global Balanced's average month-end margin level for its options positions was 11.4% of its total average month-end margin requirements for the period. You should be aware, however, that in the future the other partnerships may engage in significant options trading and the level of Spectrum Select's, Spectrum Strategic's, and Spectrum Global Balanced's options trading could vary significantly.

        Trading on foreign exchanges presents greater risks to each partnership than trading on U.S. exchanges.

  •
  Each partnership trades on exchanges located outside the U.S. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including for example minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and record keeping requirements. Trading on foreign exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges and may be less vigorously enforced than regulations in the U.S.

  •
  Positions on foreign exchanges also are subject to the risk of exchange controls, expropriation, excessive taxation or government disruptions.

  •
  A partnership could incur losses when determining the value of its foreign positions in U.S. dollars because of fluctuations in exchange rates.

        Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnership's performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period October 2002 through September 2003 that relate to futures and options contracts on foreign exchanges as compared to the partnership's total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership's trading on foreign exchanges, and, therefore, the relevance of the risks described in the prior paragraph to each partnership. You should be aware, however, that the percentage of each partnership's margin requirements that relate to positions on foreign exchanges varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Spectrum Select	32.6
Spectrum Technical	31.5
Spectrum Strategic	25.1
Spectrum Global Balanced	53.1
Spectrum Currency	0.0

        The unregulated nature of the forwards markets creates counterparty risks that do not exist in futures trading on exchanges. Unlike futures contracts, forwards contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other U.S. government agency. Because forwards contracts are not traded on an exchange, the performance of those contracts is not guaranteed by an exchange or clearinghouse and the partnership is at risk to the ability of the counterparty to the trade to perform on the forwards contract. Because trading in the forwards markets is not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets. Because the partnerships trade forwards contracts in foreign currency with Morgan Stanley, they are at risk to the creditworthiness and trading practices of Morgan Stanley as the counterparty to the trades.

        Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnerships' performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period October 2002 through September 2003 that relate to forwards contracts as compared to the partnership's total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership's trading in the forwards contracts markets as compared to its trading of futures and options contracts on regulated exchanges, and, therefore, the relevance of the risks described in the prior paragraphs to each partnership. You should be aware that the percentage of each partnership's margin requirements that relate to forwards contracts varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Spectrum Select	17.3
Spectrum Technical	27.9
Spectrum Strategic	3.6
Spectrum Global Balanced	1.7
Spectrum Currency	100

The following supplements the risk factors under the sub-caption "—Trading Advisor Risks" on page 14.

        Graham's use of an increased rate of leverage could affect future performance. The general partner and Graham, one of the trading advisors for Spectrum Select have agreed that Graham will leverage the funds of Spectrum Select allocated to Graham at 150% the leverage the trading advisor normally applies to its Global Diversified Program and its Graham Selective Trading Program. This increased leverage could, depending on Graham's performance, result in increased gain or loss and trading volatility, as compared to other accounts employing the trading advisor's Global Diversified Program at standard leverage and Graham Selective Trading Program at standard leverage.

USE OF PROCEEDS

        The following updates and replaces the table presented on page 27.

        At each monthly closing, the trading advisors for each partnership will be allocated the net proceeds from additional investments received by that partnership, and redemptions from that partnership, in the following proportions:

Spectrum Select	Additions as of January 1, 2004		Redemptions as of January 1, 2004		Percentage of net assets allocated to each trading advisor as of September 30, 2003
	%		%		%
EMC Capital Management, Inc.	0		0		11.24
Northfield Trading L.P.	0		0		17.53
Rabar Market Research, Inc.	33	1/3	33	1/3	39.04
Sunrise Capital Management, Inc.	33	1/3	33	1/3	32.19
Graham Capital Management, L.P.
Selective Trading Program	16	2/3	16	2/3	N/A*
Global Diversified Program	16	2/3	16	2/3	N/A*
Spectrum Technical
Campbell & Company, Inc.	25		25		31.47
Chesapeake Capital Corporation	25		25		29.21
John W. Henry & Company, Inc.
Original Investment Program	0		0		12.59
Financial and Metals Portfolio	25		25		26.73
Winton Capital Management Limited	25		25		N/A*
Spectrum Strategic
Allied Irish Capital Management, Ltd.	25		25		27.50
Blenheim Capital Management, L.L.C.	0		50		27.34
Eclipse Capital Management, Inc.	75		25		45.16
Spectrum Global Balanced
SSARIS Advisors, LLC	100		100		100
Spectrum Currency
John W. Henry & Company, Inc.	50		50		54.34
Sunrise Capital Partners, LLC	50		50		45.66
*
On January 1, 2004, the general partner will allocate approximately 5.0-7.5% of Spectrum Select's net assets to Graham's Global Diversified Program at 150% Leverage and approximately 5.0-7.5% of Spectrum Select's net assets pursuant to Graham's Selective Trading Program at 150% the standard leverage it applies to such program. The general partner will allocate approximately 10-15% of Spectrum Technical's net assets to Winton's Diversified Trading Program.

 DESCRIPTION OF CHARGES

        The following updates the information under the sub-caption "—Charges to Each Partnership" beginning on page 19.

Spectrum Select

Entity	Form of Compensation	Amount of Compensation

The trading advisors	Monthly management fee.	1/12 of 2% of the net assets allocated to Graham. 1/12 of 3% of the net assets allocated to each of EMC, Northfield, Rabar and Sunrise.
Monthly incentive fee.
15% of the trading profits experienced with respect to the net assets allocated to each of EMC, Northfield, Rabar and Sunrise, and 20% of the trading profits experienced with respect to net assets allocated to Graham.
The commodity brokers	Monthly brokerage fee to Morgan Stanley DW.	1/12 of 7.25% of the partnership's net assets.

Financial benefit to Morgan Stanley DW from interest earned on the partnership's assets in excess of the interest paid to the partnership and from compensating balanace treatment in connection with its designation of a bank or banks in which the partnership's assets are deposited.
The compensating balance and excess net interest benefit to Morgan Stanley DW is estimated at less than 2% of the partnership's annual average month-end net assets. The aggregate of the brokerage fee payable by the partnership and net excess interest and compensating balance benefits to Morgan Stanley DW (after crediting the partnership with interest) will not exceed 14% annually of the partnership's average month-end net assets during a calendar year.
	Morgan Stanley & Co. generally will earn a spread, markup, or other profit on the foreign currency forward contract trades it executes with the partnership.	Bid/ask spreads to Morgan Stanley & Co. on foreign currency forward trades.

 Spectrum Technical

Entity	Form of Compensation	Amount of Compensation
The trading advisors	Monthly management fee.	1/12 of 2% of the net assets allocated to JWH and Winton, 1/12 of 3% of the net assets allocated to each of Campbell and Chesapeake.
Monthly incentive fee.
19% of the trading profits experienced with respect to the net assets allocated to Chesapeake and 20% of the trading profits experienced with respect to the net assets allocated to each of Campbell, JWH and Winton.
The commodity brokers	Monthly brokerage fee to Morgan Stanley DW.	1/12 of 7.25% of the partnership's net assets.

Financial benefit to Morgan Stanley DW from interest earned on the partnership's assets in excess of the interest paid to the partnership and from compensating balance treatment in connection with its designation of a bank or banks in which the partnership's assets are deposited.
The compensating balance and excess net interest benefit to Morgan Stanley DW is estimated at less than 2% of the partnership's annual average month-end net assets. The aggregate of the brokerage fee payable by the partnership and net excess interest and compensating balance benefits to Morgan Stanley DW (after crediting the partnership with interest) will not exceed 14% annually of the partnership's average month-end net assets during a calendar year.
	Morgan Stanley & Co. generally will earn a spread, markup, or other profit on the foreign currency forward contract trades it executes with the partnership.	Bid/ask spreads to Morgan Stanley & Co. on foreign currency forward trades.

THE SPECTRUM SERIES

        The following updates and replaces the table under the sub-caption "—General" on page 28.

        Following is a summary of information relating to the sale of units of each partnership through September 30, 2003:

	Units Sold	Units Available For Sale	Total Proceeds Received	General Partner Contributions	Number of Limited Partners	Net Asset Value Per Unit
			$	$		$
Spectrum Select*	27,186,307.039	6,427,660.061	515,866,874.06	2,690,000.00	33,988	28.03
Spectrum Technical	36,306,869.410	7,693,130.590	542,019,450.76	3,531,984.00	39,049	19.04
Spectrum Strategic	15,005,614.457	10,494,385.543	168,600,200.33	891,000.00	12,535	13.03
Spectrum Global Balanced	6,848,433.360	9,651,566.640	96,184,543.46	533,234.00	7,283	15.29
Spectrum Currency	12,318,789.852	14,681,210.148	157,552,456.69	2,861,644.69	16,508	14.14

*
The number of units sold has been adjusted to reflect a 100-for-1 unit conversion that took place on June 1, 1998, when Spectrum Select became part of the Spectrum Series of partnerships.

        The following updates, through September 30, 2003, and replaces the performance capsules under the sub-caption "—Performance Records" beginning on page 32. You should read the footnotes on page 36, which are an integral part of the following capsules.

Capsule I

Performance of Spectrum Select

Type of pool: publicly-offered fund

Inception of trading: August 1991

Aggregate subscriptions: $518,556,874

Current capitalization: $376,853,378

Current net asset value per unit: $28.03

Worst monthly % drawdown past five years: (13.12)% (November 2001)

Worst monthly % drawdown since inception: (13.72)% (January 1992)

Worst month-end peak-to-valley drawdown past five years: (23.63)% (22 months, October 1998-July 2000)

Worst month-end peak-to-valley drawdown since inception: (26.78)% (15 months, June 1995-August 1996)

Cumulative return since inception: 180.30%

	Monthly Performance
Month
	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994	1993	1992	1991
	%	%	%	%	%	%	%	%	%	%	%	%	%
January	4.70	(1.25)	1.36	2.86	(2.90)	0.87	3.93	(0.38)	(8.13)	(11.67)	0.31	(13.72)
February	4.11	(6.89)	1.93	(2.17)	5.45	2.16	4.75	(12.11)	9.61	(6.79)	14.85	(6.09)
March	(8.99)	3.77	7.27	(2.08)	(2.50)	0.23	0.31	(0.22)	20.58	12.57	(0.60)	(3.91)
April	1.02	(3.11)	(6.93)	(3.78)	3.70	(6.72)	(5.46)	4.07	9.06	(0.95)	10.35	(1.86)
May	8.99	3.48	(0.53)	1.58	(4.38)	1.78	(1.18)	(3.65)	11.08	6.84	1.95	(1.42)
June	(2.91)	12.00	(1.78)	(4.44)	0.34	0.93	0.16	1.37	(1.70)	10.30	0.21	7.19
July	(1.98)	4.67	(0.13)	(2.42)	(4.40)	(0.97)	9.74	(1.44)	(10.61)	(4.91)	13.90	10.72
August	0.31	3.42	2.53	4.71	(0.44)	19.19	(6.22)	(0.46)	(4.81)	(6.95)	(0.95)	6.69	(6.20)
September	(2.77)	5.18	6.70	(1.84)	1.69	6.24	0.93	3.34	(7.76)	1.25	(4.13)	(5.24)	6.32
October		(6.12)	6.01	0.44	(8.39)	(5.14)	(3.77)	13.30	(3.35)	(4.78)	(4.97)	(3.17)	(2.28)
November		(4.56)	(13.12)	6.47	3.29	(4.16)	0.62	6.76	1.37	5.68	(1.30)	1.39	(2.93)
December		5.57	0.25	8.52	1.62	1.19	3.35	(3.36)	11.19	(2.72)	8.13	(3.58)	38.67
Compound Annual/ Period Rate of Return	1.37	15.40	1.65	7.14	(7.56)	14.17	6.22	5.27	23.62	(5.12)	41.62	(14.45)	31.19
	(9 months)												(5 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule II

Performance of Spectrum Technical

Type of pool: publicly-offered fund

Inception of trading: November 1994

Aggregate subscriptions: $545,551,435

Current capitalization: $420,757,906

Current net asset value per unit: $19.04

Worst monthly % drawdown past five years: (15.59)% (November 2001)

Worst monthly % drawdown since inception: (15.59)% (November 2001)

Worst month-end peak-to-valley drawdown past five years: (26.57)% (13 months, April 2001-April 2002)

Worst month-end peak-to-valley drawdown since inception: (26.57)% (13 months, April 2001-April 2002)

Cumulative return since inception: 90.40%

	Monthly Performance
Month
	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%
January	12.76	(1.88)	(0.81)	1.21	(4.96)	(1.16)	3.67	4.78	(1.84)
February	6.60	(3.41)	1.94	(1.19)	2.48	0.41	1.13	(6.39)	5.10
March	(9.17)	(2.90)	11.38	(1.54)	(2.48)	1.31	(1.82)	1.24	10.21
April	1.44	(3.20)	(11.10)	(4.02)	7.18	(4.62)	(2.93)	4.82	3.60
May	6.38	5.64	(0.37)	(0.43)	(5.00)	3.28	(3.75)	(3.84)	0.69
June	(7.42)	15.02	(3.62)	(2.78)	5.13	(1.10)	0.69	3.21	(1.12)
July	(3.04)	9.65	(3.36)	(3.96)	(3.90)	(0.98)	9.33	(4.80)	(2.44)
August	3.39	4.40	1.34	3.74	0.95	10.29	(5.97)	(0.35)	(0.63)
September	(5.41)	6.43	8.19	(8.61)	(1.51)	4.35	1.85	5.50	(3.33)
October		(6.75)	5.37	2.90	(9.96)	(0.73)	0.36	9.92	(0.09)
November		(4.68)	(15.59)	12.28	1.84	(6.17)	1.01	8.34	0.93	(0.90)
December		5.20	2.47	12.06	3.83	5.98	4.57	(3.88)	6.09	(1.31)
Compound Annual/Period Rate of Return	3.42	23.31	(7.15)	7.85	(7.51)	10.18	7.49	18.35	17.59	(2.20)
	(9 months)									(2 months)

Capsule III

Performance of Spectrum Strategic

Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $169,491,200
Current capitalization: $99,448,184
Current net asset value per unit: $13.03
Worst monthly % drawdown past five years: (18.47)% (February 2000)
Worst monthly % drawdown since inception: (18.47)% (February 2000)
Worst month-end peak-to-valley drawdown past five years: (43.28)% (10 months, January 2000-October 2000)
Worst month-end peak-to-valley drawdown since inception: (43.28)% (10 months, January 2000-October 2000)
Cumulative return since inception: 30.30%

	Monthly Performance
Month
	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%
January	13.78	2.09	(0.94)	(1.96)	(3.55)	5.32	(0.66)	3.71	(3.50)
February	(2.21)	2.51	0.48	(18.47)	11.76	(3.37)	10.09	(10.29)	1.45
March	(4.28)	4.62	1.04	(2.05)	(3.45)	0.37	6.77	(0.97)	7.86
April	1.87	(4.94)	(1.69)	(10.15)	2.00	(11.06)	(6.90)	6.08	0.00
May	0.00	1.37	(0.10)	10.13	(13.38)	(7.40)	0.78	(3.05)	(0.66)
June	(1.28)	8.00	(3.34)	(7.82)	21.85	(0.89)	(1.63)	(2.86)	(6.38)
July	(1.86)	(0.42)	(1.38)	3.71	(1.00)	(5.26)	7.65	(4.91)	(0.81)
August	4.29	2.26	(0.60)	(8.26)	5.31	11.82	(4.93)	1.14	4.00
September	3.00	3.10	3.83	(10.40)	13.27	19.03	(6.03)	5.11	(0.39)
October		(7.13)	1.07	(6.84)	(9.55)	8.44	(6.24)	2.92	0.30
November		(5.97)	1.15	6.56	4.85	(7.94)	(2.22)	3.49	2.76	0.10
December		4.72	0.09	10.75	9.39	2.76	5.62	(2.65)	6.24	0.00
Compound Annual/Period Rate of Return	12.91	9.38	(0.57)	(33.06)	37.23	7.84	0.37	(3.53)	10.49	0.10
	(9 months)									(2 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule IV

Performance of Spectrum Global Balanced

Type of pool: publicly-offered fund

Inception of trading: November 1994

Aggregate subscriptions: $96,717,777

Current capitalization: $51,255,839

Current net asset value per unit: $15.29

Worst monthly % drawdown past five years: (4.99)% (May 1999)

Worst monthly % drawdown since inception: (7.92)% (February 1996)

Worst month-end peak-to-valley drawdown past five years: (12.44)% (44 months, May 1999-December 2002)

Worst month-end peak-to-valley drawdown since inception: (12.44)% (44 months, May 1999-December 2002)

Cumulative return since inception: 52.90%

	Monthly Performance
Month
	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%
January	0.34	(1.23)	0.55	(0.93)	(0.06)	2.25	3.35	0.41	1.32
February	2.67	(1.69)	(3.36)	0.94	(0.06)	1.49	3.16	(7.92)	4.62
March	(2.60)	0.25	2.91	3.10	0.00	2.24	(2.50)	(1.08)	2.88
April	2.19	(2.09)	(0.31)	(4.57)	4.13	(1.78)	(1.65)	1.27	2.15
May	4.89	(0.19)	0.25	(1.32)	(4.99)	(0.35)	1.68	(3.13)	4.38
June	(0.19)	1.30	(3.08)	(0.26)	2.28	0.00	3.64	0.46	0.79
July	(1.09)	(0.83)	0.00	(2.18)	(1.67)	(1.19)	11.89	0.83	(1.39)
August	0.00	0.97	0.51	3.01	(0.19)	2.55	(5.92)	(0.82)	(1.41)
September	(1.16)	(4.16)	(1.20)	(3.94)	(0.50)	5.11	3.26	2.30	1.61
October		(0.80)	2.75	2.25	(1.77)	1.18	(1.69)	3.77	0.26
November		2.08	(0.06)	(0.52)	1.93	2.66	(0.37)	4.76	2.72	(0.50)
December		(4.02)	0.93	5.79	1.96	1.27	3.07	(3.88)	2.99	(1.21)
Compound Annual/Period Rate of Return	4.94	(10.12)	(0.31)	0.87	0.75	16.36	18.23	(3.65)	22.79	(1.70)
	(9 months)									(2 months)

Capsule V

Performance of Spectrum Currency

Type of pool: publicly-offered fund

Inception of trading: July 3, 2000

Aggregate subscriptions: $160,414,101

Current capitalization: $150,037,142

Current net asset value per unit: $14.14

Worst monthly % drawdown: (5.91)% (July 2001)

Worst month-end peak-to-valley drawdown: (11.13)% (5 months, July 2002-November 2002)

Cumulative return since inception: 41.40%

	Monthly Performance
Month
	2003	2002	2001	2000
	%	%	%	%
January	5.03	(3.46)	(1.07)
February	0.96	(1.75)	(1.36)
March	(1.96)	(4.50)	8.44
April	4.07	2.40	(2.88)
May	3.19	10.34	1.92
June	(3.99)	8.98	(1.71)
July	(4.49)	(4.41)	(5.91)	0.60
August	(1.26)	(4.69)	2.40	0.40
September	0.43	(1.98)	0.90	1.39
October		0.57	(0.81)	7.32
November		(1.05)	(0.36)	(1.64)
December		13.25	12.31	3.30
Compound Annual/Period Rate of Return	(1.51)	12.25	11.10	11.70
	(9 months)			(6 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule V-A

Performance of Cornerstone IV

Type of pool: publicly-offered fund
Inception of trading: May 1987
Aggregate subscriptions: $168,107,082
Current capitalization: $112,576,653
Current net asset value per unit: $7,133.56
Worst monthly % drawdown past five years: (6.45)% (July 2001)
Worst monthly % drawdown since inception: (21.04)% (September 1989)
Worst month-end peak-to-valley drawdown past five years: (11.04)% (12 months, November 1998-October 1999)
Worst month-end peak-to-valley drawdown since inception: (45.21)% (3 months, July 1989-September 1989)
Cumulative return since inception: 654.11%

	Monthly Performance
Month
	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994	1993	1992	1991	1990	1989	1988	1987
	%	%	%	%	%	%	%	%	%	%	%	%	%	%	%	%	%
January	5.11	(3.06)	(0.92)	1.52	(2.37)	(1.58)	5.34	3.19	(7.65)	(1.12)	(5.29)	(9.64)	(10.12)	3.15	15.72	(18.14)
February	1.31	(1.19)	(1.14)	(1.70)	0.84	(3.16)	6.55	(5.78)	6.27	(2.75)	12.92	(7.40)	(6.91)	1.37	(14.64)	0.93
March	(1.88)	(4.36)	9.18	(0.55)	2.23	2.51	1.45	2.80	27.02	0.29	(2.55)	1.60	26.00	6.09	3.44	5.06
April	4.27	2.48	(2.34)	6.91	1.19	(3.44)	1.23	2.97	2.39	(3.19)	0.03	(6.40)	1.83	3.01	1.84	3.41
May	3.42	9.40	1.62	(0.12)	(1.37)	4.89	(5.54)	1.19	(4.83)	(3.65)	3.95	2.71	1.24	(8.53)	12.56	25.38	(9.60)
June	(4.26)	8.71	(1.68)	(4.60)	(0.67)	11.31	1.36	(0.23)	(0.62)	6.72	0.92	15.10	9.45	12.26	0.01	12.95	(0.75)
July	(4.61)	(3.81)	(6.45)	0.40	(5.28)	0.37	8.45	(3.51)	(1.06)	(4.21)	5.87	7.47	(9.47)	23.25	(14.85)	6.93	(2.23)
August	(1.19)	(4.10)	2.86	0.38	1.27	0.78	2.68	(2.69)	5.49	(3.57)	(5.57)	17.26	(8.50)	8.65	(18.51)	3.96	(12.61)
September	0.28	(2.23)	1.31	1.45	2.39	(3.11)	0.45	0.32	(0.06)	1.66	(2.10)	(4.21)	6.69	(3.02)	(21.04)	(4.46)	0.00
October		0.57	(0.58)	9.06	(3.77)	4.86	3.12	8.80	0.74	4.93	(7.48)	(0.99)	(5.29)	11.07	4.47	1.56	13.82
November		(1.02)	0.00	(1.20)	5.29	(4.24)	4.15	4.25	(2.57)	(6.82)	(7.50)	0.60	5.26	(1.11)	11.40	8.77	11.80
December		12.03	14.61	3.01	(0.42)	(1.49)	4.38	1.76	(0.52)	(2.73)	(0.78)	(2.40)	27.40	(5.74)	14.97	(7.80)	13.39
Compound Annual/Period Rate of Return	1.98	12.30	15.92	14.74	(1.13)	6.80	38.41	12.97	22.96	(14.27)	(9.12)	10.37	33.52	57.77	(14.12)	37.51	10.61
	(9 months)																(8 months)

Capsule V-B

Pro Forma Performance of Cornerstone IV

Worst monthly % drawdown past five years: (6.52)% (July 2001)

Worst monthly % drawdown since inception: (20.25)% (January 1988)

Worst month-end peak-to-valley drawdown past five years: (12.60)% (12 months, November 1998-October 1999)

Worst month-end peak-to-valley drawdown since inception: (46.06)% (8 months, February 1989-September 1989)

Cumulative return since inception: 379.59%

	Monthly Performance
Month
	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994	1993	1992	1991	1990	1989	1988	1987
	%	%	%	%	%	%	%	%	%	%	%	%	%	%	%	%	%
January	4.96	(3.75)	(1.40)	1.65	(2.94)	(1.79)	5.03	3.24	(7.40)	(1.07)	(6.01)	(11.18)	(10.90)	3.65	15.33	(20.25)
February	1.07	(1.62)	(1.63)	(1.83)	0.81	(4.00)	5.16	(5.75)	6.37	(2.55)	14.13	(8.51)	(6.64)	1.37	(17.52)	1.06
March	(1.99)	(4.82)	9.76	(0.44)	2.62	2.82	0.05	2.76	26.63	0.54	(3.05)	2.13	27.47	5.86	3.31	5.89
April	4.27	2.21	(3.03)	6.82	1.26	(4.19)	0.86	3.13	1.97	(3.15)	0.11	(6.35)	1.60	2.95	1.70	3.86
May	3.41	10.40	1.71	(0.28)	(1.76)	5.36	(5.52)	1.19	(4.93)	(3.64)	3.81	3.21	0.83	(7.87)	12.46	26.84	(10.59)
June	(4.08)	9.34	(1.61)	(4.60)	(0.51)	11.07	1.40	(0.12)	(0.77)	7.06	0.31	17.76	8.64	12.82	(1.97)	9.80	(0.25)
July	(4.73)	(4.61)	(6.52)	0.27	(5.23)	0.04	7.64	(3.47)	(1.21)	(4.18)	5.57	7.82	(10.84)	21.34	(14.34)	6.55	(1.99)
August	(1.27)	(4.97)	2.77	0.30	1.21	0.34	1.37	(2.67)	5.48	(3.47)	(6.60)	15.49	(8.24)	6.47	(17.71)	2.29	(12.15)
September	0.48	(2.12)	1.42	1.55	2.54	(3.77)	(0.93)	0.58	(0.14)	1.78	(1.91)	(7.67)	7.10	(6.30)	(19.90)	(6.28)	(0.17)
October		0.53	(0.74)	9.50	(3.83)	5.17	2.48	8.95	0.54	4.99	(7.18)	(1.24)	(4.95)	10.59	4.94	1.70	13.69
November		(0.90)	(0.01)	(1.67)	5.16	(5.22)	3.29	4.22	(2.74)	(6.67)	(7.11)	0.63	5.45	(3.30)	11.67	8.11	10.51
December		13.77	13.60	3.52	(0.18)	(1.90)	2.74	1.86	(0.66)	(2.66)	(0.49)	(2.62)	28.00	(7.17)	15.75	(9.32)	11.86
Compound Annual/Period Rate of Return	1.63	11.83	13.49	14.93	(1.33)	2.67	25.53	13.91	21.28	(13.04)	(10.03)	5.11	32.66	43.03	(15.61)	25.71	7.74
	(9 months)																(8 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SELECTED FINANCIAL DATA
AND SELECTED QUARTERLY FINANCIAL DATA

        The following updates and replaces the information contained on pages 38-42.

Spectrum Select

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
REVENUES
Trading profit (loss):
Realized	32,525,453	52,581,140	46,999,853	43,420,724	6,845,291	(1,351,849)	36,087,729
Net change in unrealized	(5,280,834)	16,339,595	12,501,282	(20,155,561)	18,665,233	(1,547,990)	(1,192,107)
Proceeds from litigation settlement	--	4,636,156	4,636,156	--	--	--	--

Total Trading Results	27,244,619	73,556,891	64,137,291	23,265,163	25,510,524	(2,899,839)	34,895,622
Interest income (Morgan Stanley DW)	2,129,797	2,619,410	3,468,437	7,203,732	9,573,095	7,678,789	6,883,110

Total	29,374,416	76,176,301	67,605,728	30,468,895	35,083,619	4,778,950	41,778,732

EXPENSES
Brokerage fees (Morgan Stanley DW)	18,573,501	13,755,810	18,943,743	17,183,347	14,706,945	15,188,479	11,360,166
Management fees	7,685,582	5,692,056	7,838,786	7,110,346	6,085,629	6,284,885	5,202,158
Incentive fees	1,180,842	--	--	3,009,853	--	--	1,832,021
Transaction fees and costs	--	--	--	--	--	--	625,327
Administrative expenses		--	--	--	--	--	64,000

Total	27,439,925	19,447,866	26,782,529	27,303,546	20,792,574	21,473,364	19,083,672

NET INCOME (LOSS)	1,934,491	56,728,435	40,823,199	3,165,349	14,291,045	(16,694,414)	22,695,060

Net Income (Loss) Allocation:
Limited Partners	1,912,551	56,116,456	40,391,145	3,123,455	14,165,099	(16,455,697)	22,302,202
General Partner	21,940	611,979	432,054	41,894	125,946	(238,717)	392,858
Net Income (Loss) per Unit:
Limited Partners	0.38	5.27	3.69	0.39	1.57	(1.80)	2.95
General Partner	0.38	5.27	3.69	0.39	1.57	(1.80)	2.95
TOTAL ASSETS AT END OF PERIOD	381,715,226	324,120,556	299,604,379	246,043,382	224,581,554	219,366,812	202,668,038
TOTAL NET ASSETS AT END OF PERIOD	376,853,378	298,489,348	295,377,799	241,411,585	220,729,969	213,805,674	200,082,516
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners	28.03	29.23	27.65	23.96	23.57	22.00	23.80
General Partner	28.03	29.23	27.65	23.96	23.57	22.00	23.80

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Revenue (net trading losses)	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2003
March 31	5,648,636	(3,435,893)	(0.22)
June 30	30,802,630	21,952,801	1.89
September 30	(7,076,850)	(16,582,417)	(1.29)

Total	29,374,416	1,934,491	0.38

2002
March 31	(4,965,948)	(11,031,500)	(1.10)
June 30	35,775,689	29,684,989	2.81
September 30	45,366,560	38,074,946	3.56
December 31	(8,570,573)	(15,905,236)	(1.58)

Total	67,605,728	40,823,199	3.69

2001
March 31	30,525,016	24,046,834	2.55
June 30	(16,536,822)	(22,611,942)	(2.37)
September 30	28,022,232	21,354,388	2.20
December 31	(11,541,531)	(19,623,931)	(1.99)

Total	30,468,895	3,165,349	0.39

Spectrum Technical

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
REVENUES
Trading profit (loss):
Realized	50,983,883	86,869,626	76,058,451	30,115,483	12,255,064	726,179	35,224,194
Net change in unrealized	(10,450,022)	17,242,104	12,597,598	(28,536,694)	22,006,013	(872,972)	6,612,556
Proceeds from litigation settlement	--	306,400	306,400	--	--	--	--

Total Trading Results	40,533,861	104,418,130	88,962,449	1,578,789	34,261,077	(146,793)	41,836,750
Interest income (Morgan Stanley DW)	2,507,731	2,721,860	3,686,460	8,288,660	11,613,896	9,593,178	8,103,423

Total	43,041,592	107,139,990	92,648,909	9,867,449	45,874,973	9,446,385	49,940,173

EXPENSES
Brokerage fees (Morgan Stanley DW)	21,939,109	14,470,074	20,470,797	19,556,056	17,835,223	19,176,380	15,543,787
Management fees	7,793,740	5,273,280	7,377,756	7,501,053	9,595,464	10,580,071	8,403,764
Incentive fees	6,733,578	4,024,921	4,024,921	2,093,709	166,085	430,097	3,191,252

Total	36,466,427	23,768,275	31,873,474	29,150,818	27,596,772	30,186,548	27,138,803

NET INCOME (LOSS)	6,575,165	83,371,715	60,775,435	(19,283,369)	18,278,201	(20,740,163)	22,801,370

Net Income (Loss) Allocation:
Limited Partners	6,475,783	82,461,489	60,110,064	(19,062,561)	18,053,408	(20,531,494)	22,571,217
General Partner	99,382	910,226	665,371	(220,808)	224,793	(208,669)	230,153
Net Income (Loss) per Unit:
Limited Partners	0.63	4.76	3.48	(1.15)	1.17	(1.21)	1.49
General Partner	0.63	4.76	3.48	(1.15)	1.17	(1.21)	1.49
TOTAL ASSETS AT END OF PERIOD	426,806,367	358,403,264	341,596,812	262,442,204	273,695,028	274,233,195	258,673,911
TOTAL NET ASSETS AT END OF PERIOD	420,757,906	348,953,761	335,821,626	257,974,122	268,133,092	268,755,718	255,101,434
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners	19.04	19.69	18.41	14.93	16.08	14.91	16.12
General Partner	19.04	19.69	18.41	14.93	16.08	14.91	16.12

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Revenue (net trading losses)	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2003
March 31	45,385,367	29,742,112	1.69
June 30	9,441,031	(1,046,326)	(0.02)
September 30	(11,784,806)	(22,120,621)	(1.04)

Total	43,041,592	6,575,165	0.63

2002
March 31	(14,298,661)	(20,650,030)	(1.19)
June 30	48,100,199	42,172,229	2.42
September 30	73,338,452	61,849,516	3.53
December 31	(14,491,081)	(22,596,262)	(1.28)

Total	92,648,909	60,775,453	3.48

2001
March 31	42,238,835	33,867,655	2.03
June 30	(37,165,746)	(44,181,065)	(2.65)
September 30	22,112,517	15,675,530	0.92
December 31	(17,318,157)	(24,645,489)	(1.45)

Total	9,867,449	(19,283,369)	(1.15)

Spectrum Strategic

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
REVENUES
Trading profit (loss):
Realized	21,844,266	19,963,552	10,648,811	2,132,212	(23,193,914)	32,274,037	7,945,575
Net change in unrealized	(4,486,889)	(1,682,216)	2,439,378	2,505,634	(7,577,681)	4,264,478	2,771,722
Proceeds from litigation settlement	—	17,556	17,556	—	—	—	—

Total Trading Results	17,357,377	18,298,892	13,105,745	4,637,846	(30,771,595)	36,538,515	10,717,297
Interest income (Morgan Stanley DW)	553,766	753,917	972,942	2,217,963	3,832,634	3,017,103	2,379,478

Total	17,911,143	19,052,809	14,078,687	6,855,809	(26,938,961)	39,555,618	13,096,775

EXPENSES
Brokerage fees (Morgan Stanley DW)	4,724,251	3,926,301	5,304,486	5,152,756	5,798,093	5,837,887	4,402,540
Management fees	1,954,862	1,624,676	2,194,958	2,183,596	2,880,999	3,137,509	2,342,447
Incentive fees	1,036,225	264,827	264,827	—	1,269,237	2,451,152	1,336,693

Total	7,715,338	5,815,804	7,764,271	7,336,352	9,948,329	11,426,548	8,081,680

NET INCOME (LOSS)	10,195,805	13,237,005	6,314,416	(480,543)	(36,887,290)	28,129,070	5,015,095

Net Income (Loss) Allocation:
Limited Partners	10,077,875	13,078,582	6,238,448	(475,383)	(36,503,461)	27,829,050	4,958,188
General Partner	117,930	158,423	75,968	(5,160)	(383,829)	300,020	56,907
Net Income (Loss) per Unit:
Limited Partners	1.49	2.07	0.99	(0.06)	(5.24)	4.30	0.84
General Partner	1.49	2.07	0.99	(0.06)	(5.24)	4.30	0.84
TOTAL ASSETS AT END OF PERIOD	100,881,624	82,766,678	77,094,809	71,489,275	76,427,098	109,444,028	71,445,333
TOTAL NET ASSETS AT END OF PERIOD	99,448,184	80,985,077	75,369,072	68,817,386	74,234,449	107,692,521	70,421,775
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners	13.03	12.62	11.54	10.55	10.61	15.85	11.55
General Partner	13.03	12.62	11.54	10.55	10.61	15.85	11.55

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Revenue (net trading losses)	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2003
March 31	7,634,556	4,781,178	0.75
June 30	2,970,073	442,228	0.07
September 30	7,306,514	4,972,399	0.67

Total	17,911,143	10,195,805	1.49

2002
March 31	8,275,813	6,492,203	1.00
June 30	4,753,904	2,944,241	0.47
September 30	6,023,092	3,800,561	0.60
December 31	(4,974,122)	(6,922,589)	(1.08)

Total	14,078,687	6,314,416	0.99

2001
March 31	2,340,103	404,464	0.06
June 30	(1,824,625)	(3,672,569)	(0.54)
September 30	2,975,539	1,217,762	0.18
December 31	3,364,792	1,569,800	0.24

Total	6,855,809	(480,543)	(0.06)

Spectrum Global Balanced

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
REVENUES
Trading profit (loss):
Realized	4,984,676	(1,349,902)	(3,772,374)	3,618,628	(2,091,009)	2,425,585	5,113,920
Net change in unrealized	(730,879)	(1,463,944)	56,725	(2,628,436)	2,507,530	(1,157,073)	1,285,628
Proceeds from litigation settlement	—	233,074	233,074	—	—	—	—

Total Trading Results	4,253,797	(2,580,772)	(3,482,575)	990,192	416,521	1,268,512	6,399,548
Interest income (Morgan Stanley DW)	407,747	723,462	916,179	2,160,076	3,275,958	2,385,751	1,642,542

Total	4,661,544	(1,857,310)	(2,566,396)	3,150,268	3,692,479	3,654,263	8,042,090

EXPENSES
Brokerage fees (Morgan Stanley DW)	1,740,962	1,927,362	2,532,371	2,597,121	2,558,008	2,387,515	1,591,467
Management fees	473,092	523,744	688,151	705,746	695,117	648,787	422,960
Incentive fees	—	—	—	--	--	215,651	449,775

Total	2,214,054	2,451,106	3,220,522	3,302,867	3,253,125	3,251,953	2,464,202

NET INCOME (LOSS)	2,447,490	(4,308,416)	(5,786,918)	(152,599)	439,354	402,310	5,577,888

Net Income (Loss) Allocation:
Limited Partners	2,420,388	(4,259,166)	(5,720,328)	(150,650)	433,786	397,258	5,518,127
General Partner	27,102	(49,250)	(66,590)	(1,949)	5,568	5,052	59,761
Net Income (Loss) per Unit:
Limited Partners	0.72	(1.22)	(1.64)	(0.05)	0.14	0.12	2.25
General Partner	0.72	(1.22)	(1.64)	(0.05)	0.14	0.12	2.25
TOTAL ASSETS AT END OF PERIOD	51,956,612	53,890,931	51,559,238	58,790,758	56,740,136	58,807,588	46,317,786
TOTAL NET ASSETS AT END OF PERIOD	51,225,839	52,896,149	50,405,432	57,785,760	55,879,750	57,864,012	45,913,872
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners	15.29	14.99	14.57	16.21	16.26	16.12	16.00
General Partner	15.29	14.99	14.57	16.21	16.26	16.12	16.00

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Revenue (net trading losses)	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2003
March 31	946,959	210,736	0.05
June 30	4,100,730	3,372,448	1.02
September 30	(386,145)	(1,135,694)	(0.35)

Total	4,661,544	2,447,490	0.72

2002
March 31	(690,502)	(1,526,664)	(0.43)
June 30	247,747	(562,004)	(0.16)
September 30	(1,414,555)	(2,219,748)	(0.63)
December 31	(709,086)	(1,478,502)	(0.42)

Total	(2,566,396)	(5,786,918)	(1.64)

2001
March 31	815,020	322	—
June 30	(965,508)	(1,799,958)	(0.51)
September 30	434,123	(386,194)	(0.11)
December 31	2,866,633	2,033,231	0.57

Total	3,150,268	(152,599)	(0.05)

Spectrum Currency

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
					For the Period from July 3, 2000 (commencement of operations) to December 31, 2000
	2003	2002	2002	2001
	$	$	$	$	$
	(Unaudited)	(Unaudited)
REVENUES
Trading profit (loss):
Realized	6,995,826	6,989,446	12,877,202	3,998,924	1,126,201
Net change in unrealized	183,437	(3,495,712)	2,473,166	2,622,814	555,569

Total Trading Results	7,179,263	3,493,734	15,350,368	6,621,738	1,681,770
Interest income (Morgan Stanley DW)	728,646	600,392	833,523	731,716	236,461

Total	7,907,909	4,094,126	16,183,891	7,353,454	1,918,231

EXPENSES
Brokerage fees (Morgan Stanley DW)	4,266,653	2,155,277	3,077,048	1,297,698	249,571
Incentive fees	2,224,255	1,246,393	1,485,875	1,155,201	188,423
Management fees	1,855,068	937,077	1,337,848	564,216	171,693

Total	8,345,976	4,338,747	5,900,771	3,017,115	609,687

NET INCOME (LOSS)	(438,067)	(244,621)	10,283,120	4,336,339	1,308,544

Net Income (Loss) Allocation:
Limited Partners	(533,277)	(233,624)	10,038,409	4,119,027	1,134,371
General Partner	95,210	(10,997)	244,711	217,312	174,173
Net Income (Loss) per Unit:
Limited Partners	0.21	(0.05)	1.52	1.24	1.17
General Partner	0.21	(0.05)	1.52	1.24	1.17
TOTAL ASSETS AT END OF PERIOD	151,557,158	80,989,608	98,379,320	49,112,223	18,056,724
TOTAL NET ASSETS AT END OF PERIOD	150,037,142	76,943,940	96,159,452	47,811,741	15,707,232
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners	14.14	12.36	13.93	12.41	11.17
General Partner	14.14	12.36	13.93	12.41	11.17

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Revenue (net trading losses)	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2003
March 31	6,321,965	3,660,402	0.55
June 30	6,641,296	3,268,861	0.45
September 30	(5,055,352)	(7,367,330)	(0.79)

Total	7,907,909	(438,067)	0.21

2002
March 31	(4,108,907)	(4,944,552)	(1.17)
June 30	15,457,288	13,231,295	2.60
September 30	(7,254,255)	(8,531,364)	(1.48)
December 31	12,089,765	10,527,741	1.57

Total	16,183,891	10,283,120	1.52

2001
March 31	1,783,392	1,250,137	0.65
June 30	(269,233)	(687,632)	(0.32)
September 30	(230,606)	(755,594)	(0.32)
December 31	6,069,901	4,529,428	1.23

Total	7,353,454	4,336,339	1.24

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following updates, for the nine months ended September 30, 2003 and 2002, and supplements the information for each partnership under the sub-captions "Results of Operations" on pages 43-55.

Morgan Stanley Spectrum Select L.P.

For the Nine Months Ended September 30, 2003.

        For the nine months ended September 30, 2003, Spectrum Select posted an increase in net asset value per Unit. The most significant gains of approximately 5.6% were recorded in the currency markets during January from long positions in the euro versus the U.S. dollar as the value of the European currency strengthened against the U.S. dollar amid renewed fears of a military conflict with Iraq, increased tensions with North Korea, and weak U.S. economic data. During May, gains were supplied by long positions in the euro versus the U.S. dollar as the value of the euro strengthened to an all-time high amid uncertainty regarding the Bush administration's economic policy, renewed fears of potential terrorist attacks against American interests, and investor preference for non-U.S. dollar assets. Additional currency gains were recorded from long positions in the Australian dollar versus the U.S. dollar as the value of the Australian currency strengthened in response to continued weakness in the U.S. currency, rising gold prices and relatively high interest rates in Australia. In the global interest rate markets, gains of approximately 3.1% resulted from short positions in Japanese interest rate futures as prices trended lower amid an improved economic outlook for Japan and a sell-off in Japanese fixed income markets during August as investors repositioned capital into Japanese equities. During May, long positions in European and U.S. interest rate futures provided gains as prices continued to trend higher amid speculation of an interest rate cut by the U.S. Federal Reserve and lingering doubts concerning a global economic recovery. Gains in the energy sector of approximately 1.9% were supplied during February by long positions in natural gas futures as prices jumped sharply higher amid fears that extremely cold weather in the U.S. northeast and midwest could further deplete already diminished supplies. Additional gains were recorded from long futures positions in crude oil and its related products as prices trended higher amid the increasing likelihood of military action against Iraq. Smaller gains of approximately 0.4% in the global stock index markets were supplied from long positions in Asian stock index futures during August as Asian equity prices drew strength from robust Japanese economic data and rising prices in the U.S. equity markets. A portion of the partnership's overall gains for the first nine months of the year was offset by losses of approximately 2.2% in the metals markets from long positions in aluminum and copper futures as prices fell during March and August amid muted industrial demand, heavy technically-based selling and expectations for increased output during 2004.

        For the nine months ended September 30, 2003, Spectrum Select recorded total trading revenues, including interest income, of $29,374,416. Total expenses for the nine months ended September 30, 2003 were $27,439,925, resulting in net income of $1,934,491. The net asset value of a Unit increased from $27.65 at December 31, 2002 to $28.03 at September 30, 2003.

For the Nine Months Ended September 30, 2002.

        For the nine months ended September 30, 2002, Spectrum Select posted an increase in net asset value per Unit. The most significant gains of approximately 11.0% were recorded in the interest rate markets, primarily during June, July, and August, as long positions in European and U.S. interest rate futures increased in value, spurred by declining equity values, additional concerns regarding corporate accounting integrity, and weak economic data. Additional gains of approximately 8.6% were recorded primarily during May and June in the currency markets from previously established long positions in the euro and Swiss franc as their values rallied relative to the U.S. dollar, which fell due to falling equity prices, weak economic data, and mounting concerns over further terrorist attacks. In the energy markets, gains of approximately 2.4% were recorded primarily during March from previously established long positions in natural gas futures as prices climbed higher amid a decline in supplies and severe weather in the northeast U.S. Short stock index futures provided additional gains of approximately 2.1%, primarily during June, as equity prices retreated on weak global economic data. The agricultural markets provided gains of approximately 2.0%, primarily during June, from long positions in soybean futures and its related products, and during July, from long positions in wheat, soybean and corn futures as supply and demand concerns caused prices to increase. A portion of the overall gains were offset by losses of approximately 0.4% in the metals markets during June from long positions in gold futures as prices reversed lower in the midst of easing tensions between India and Pakistan.

        For the nine months ended September 30, 2002, Spectrum Select recorded total trading revenues, including interest income, of $76,176,301. Total expenses for the nine months ended September 30, 2002 were $19,447,866, resulting in net income of $56,728,435. The net asset value of a Unit increased from $23.96 at December 31, 2001 to $29.23 at September 30, 2002.

Morgan Stanley Spectrum Technical L.P.

For the Nine Months Ended September 30, 2003.

        For the nine months ended September 30, 2003, Spectrum Technical posted an increase in net asset value per Unit. The most significant gains of approximately 8.3% in the currency markets were supplied primarily during January by long positions in the euro as its value rose versus the U.S. dollar amid renewed fears of a military conflict with Iraq, increased tensions with North Korea, and weak U.S. economic data. During May, additional gains were recorded as the value of the euro strengthened to an all-time high amid uncertainty regarding the Bush Administration's economic policy, renewed fears of potential terrorist attacks against American interests and investor preference for non-U.S. dollar assets. Gains were also recorded during April from long positions in the Australian dollar versus the U.S. dollar as the Australian currency strengthened in response to continued weakness in the U.S. dollar and significant interest rate differentials between the two countries. Additional gains of approximately 3.2% in the global stock index markets incurred from long positions in Japanese stock index futures during July and August as prices trended higher in response to increased investor demand triggered by record-low Japanese government bond yields and robust Japanese economic data. Gains were also contributed during July and August from long positions in U.S. stock index futures as prices were buoyed by a rise in investor sentiment and tangible signs of a U.S. economic recovery. In the global interest rate markets, gains of approximately 3.0% were recorded primarily during January and February from positions in U.S. interest rate futures as prices first declined amid a temporary increase in U.S. manufacturing activity and then increased as investors continued to seek the security of fixed income investments in response to prolonged uncertainty in global equity markets. Additional gains were recorded from long positions in European and U.S. interest rate futures as strong demand from investors sent prices higher during February, and again during May, as prices trended higher amid speculation of an interest rate cut by the U.S. Federal Reserve and lingering doubts concerning a global economic recovery. Short positions in Japanese interest rate futures yielded gains during August as prices trended lower amid an improved economic outlook for Japan and a sell-off in Japanese fixed income markets after investors repositioned capital into Japanese equities. Gains of approximately 2.4% were recorded in the energy markets primarily during January and February from long positions in natural gas futures as prices increased in response to prolonged frigid temperatures in the northeastern and midwestern United States and fears that extremely cold weather could further deplete already diminished supplies. A portion of the partnership's gains for the first nine months of the year was offset by losses of approximately 2.7% in the agricultural markets, primarily during June, as short futures positions in cotton suffered losses due to an increase in prices spurred by supply concerns. Short coffee futures positions also recorded losses as prices reversed higher in early September due to supply fears prompted by reduced estimates for world coffee production. In the metals markets, losses of approximately 1.1% stemmed from long positions in aluminum and zinc futures as prices fell amid muted industrial demand during March, and again during June, as prices declined in response to technically-based selling and anticipation for the U.S. Federal Reserve's interest rate cut. Further losses in this sector were provided by long silver futures positions as precious metal prices moved lower amid fears of slower global growth due to rising oil prices and weaker U.S. consumer sentiment.

        For the nine months ended September 30, 2003, Spectrum Technical recorded total trading revenues, including interest income, of $43,041,592. Total expenses for the nine months ended September 30, 2003 were $36,466,427, resulting in net income of $6,575,165. The net asset value of a Unit increased from $18.41 at December 31, 2002 to $19.04 at September 30, 2003.

For the Nine Months Ended September 30, 2002.

        For the nine months ended September 30, 2002, Spectrum Technical posted an increase in net asset value per Unit. The most significant gains of approximately 19.0% were recorded in the interest rate futures markets between May and September from previously established long positions in European, Japanese, and U.S. interest rate futures, as investors sought a safe haven from falling equity prices, concerns regarding corporate accounting integrity and weak economic data. Additional gains of approximately 10.3% were recorded in the currency markets from long positions in major currencies, mainly the euro, Swiss franc, and Australian dollar as their values climbed relative to the U.S. dollar during the second quarter prompted by a lack of confidence in the strength of the domestic economic recovery. Short positions in European and U.S. stock index futures contributed gains of approximately 6.7%, primarily from May to September, as prices trended lower due to continued global economic and political uncertainty. Additional gains of approximately 2.6% were mainly contributed from long positions in crude oil futures and its related products during March and September as prices increased due to tensions in the Middle East. Elsewhere in the energy markets, gains were recorded during September from long positions in natural gas futures as prices trended higher due to a disruption of output in the Gulf of Mexico caused by Hurricane Isidore. A portion of the overall gains was offset by losses of approximately 1.5% in the metals market, primarily during June, from long positions in gold futures as prices weakened due to an easing of tensions between India and Pakistan. During January, short gold futures positions resulted in losses as prices trended higher, reacting to an increase in demand. Elsewhere in the metals markets, copper futures prices weakened in early April amid increasing tensions in the Middle East, growing inventory levels, and weakening demand, which resulted in losses from previously established long positions.

        For the nine months ended September 30, 2002, Spectrum Technical recorded total trading revenues, including interest income, of $107,139,990. Total expenses for the nine months ended September 30, 2002 were $23,768,275, resulting in net income of $83,371,715. The net asset value of a Unit increased from $14.93 at December 31, 2001 to $19.69 at September 30, 2002.

Morgan Stanley Spectrum Strategic L.P.

For the Nine Months Ended September 30, 2003.

        For the nine months ended September 30, 2003, Spectrum Strategic posted an increase in net asset value per Unit. The most significant gains of approximately 9.0% were recorded in the currency markets, primarily during May, from long positions in the euro versus the U.S. dollar as the value of the euro strengthened to an all-time high amid uncertainty regarding the Bush administration's economic policy, renewed fears of potential terrorist attacks against American interests, and investor preference for non-U.S. dollar assets. Additional gains were recorded from long positions in the Australian dollar versus the U.S. dollar as its value strengthened during January, April and May in response to continued weakness in the U.S. dollar and higher interest rates in Australia relative to those in the U.S. Gains of approximately 3.9% in the agricultural markets resulted primarily from long cotton futures positions during September as prices rallied amid technically-based buying and unfavorable U.S. weather conditions that interrupted supply shipments. During January, long positions in sugar futures yielded gains as prices rose amid speculative buying ahead of the Brazilian harvest. Gains were also provided from long positions in cocoa futures during August as prices rallied amid short-covering, tight U.S. cocoa reserves and dry weather in the Ivory Coast, the world's top cocoa producer. Further gains in the agricultural sector stemmed from long futures positions in rough rice during April as prices rose in response to the war in Iraq and the potential for increased demand from Iraq after the war. In the global stock index markets, gains of approximately 3.8% were recorded during May and June from long positions in U.S. and European stock index futures as prices moved higher amid increased optimism regarding the U.S. economic recovery and a rise in investor sentiment. Long positions in Japanese stock index futures also returned gains as Japanese equity markets tracked gains in global stock indices during September. Further gains of approximately 1.6% in the metals markets stemmed from long positions in copper futures during January as prices climbed higher following the release of positive U.S. manufacturing data and continued supply and demand concerns. Long futures positions in nickel and copper provided further gains in this sector as prices trended higher during July amid renewed optimism concerning a U.S. economic recovery and hopes for increased industrial production. Additional gains of approximately 1.5% in the global interest rate markets were recorded during February and May from long positions in European interest rate futures as prices trended higher amid lingering doubts concerning a global economic recovery. Short positions in Japanese interest rate futures during August also profited as prices trended lower amid an improved economic outlook for Japan and a sell-off in Japanese fixed income markets after investors repositioned capital into Japanese equities.

        For the nine months ended September 30, 2003, Spectrum Strategic recorded total trading revenues, including interest income, of $17,911,143. Total expenses for the nine months ended September 30, 2003 were $7,715,338, resulting in net income of $10,195,805. The net asset value of a Unit increased from $11.54 at December 31, 2002 to $13.03 at September 30, 2003.

For the Nine Months Ended September 30, 2002.

        For the nine months ended September 30, 2002, Spectrum Strategic posted an increase in net asset value per Unit. The most significant gains of approximately 22.4% were recorded in the agricultural markets from long positions in cocoa and grain futures as prices trended higher throughout a majority of the year amid concerns of supply deficits due to harsh weather. Additional gains of approximately 4.0% were recorded in the currency markets, primarily during March and June, from previously established long positions in the euro and Swiss franc relative to the U.S. dollar as the value of these currencies strengthened against the dollar amid falling equity prices, concerns regarding corporate accounting integrity, and weak economic data. Gains of approximately 3.6% were provided from long interest rate futures positions in July and August as economic data pointed to further deterioration of the economic environment in Europe, the U.S., and Asia. A portion of the overall gains were offset by losses of approximately 2.5% in the metals markets from previously established long futures positions in copper, tin, and zinc as prices declined further due to diminished demand. Additional losses of approximately 1.5% were recorded in the global stock index markets from long positions in S&P 500 Index futures, as prices decreased during April amid concerns regarding a sustainable and robust economic recovery.

        For the nine months ended September 30, 2002, Spectrum Strategic recorded total trading revenues, including interest income, of $19,052,809. Total expenses for the nine months ended September 30, 2002 were $5,815,804, resulting in net income of $13,237,005. The net asset value of a Unit increased from $10.55 at December 31, 2001 to $12.62 at September 30, 2002.

Morgan Stanley Spectrum Global Balanced L.P.

For the Nine Months Ended September 30, 2003.

        For the nine months ended September 30, 2003, Spectrum Global Balanced posted an increase in net asset value per Unit. The most significant gains of approximately 5.8% were recorded in the global interest rate markets, during February and May, from long positions in European and U.S. interest rate futures as prices trended higher amid speculation of an interest rate cut by the U.S. Federal Reserve, lingering doubts concerning a global economic recovery, and investor preference for fixed income investments. Additional gains of approximately 3.0% were recorded primarily during the second quarter in the global stock index markets from long positions in European and U.S. stock index futures as global equity prices rallied in response to positive earnings announcements, the conclusion of the war in Iraq, and the prospect of lower interest rates. Additional gains were recorded from long positions in Japanese stock index futures during July and August as prices jumped higher in response to increased investor demand triggered by record-low Japanese government bond yields, robust Japanese economic data and gains in the U.S. equity markets. Gains of approximately 1.0% in the energy markets were experienced, primarily during February, from long positions in crude oil futures as prices trended higher amid the increasing likelihood of military action against Iraq, and long positions in natural gas futures as prices jumped sharply higher amid fears that extremely cold weather in the U.S. northeast and midwest could further deplete already diminished supplies. A portion of the partnership's overall gains for the first nine months of the year was offset by losses of approximately 0.9% in the agricultural markets from corn futures positions as the price of corn was lifted higher with wheat prices during January and then traded inconsistently during April and August amid supply and weather-related issues. In the currency markets, small losses of approximately 0.3% were established from short positions in the euro versus the Canadian dollar during September as the value of the Canadian currency declined with the U.S. dollar. Smaller losses of approximately 0.3% in the metals markets were experienced primarily during June from long positions in copper futures as prices moved lower. Positions in copper futures incurred additional losses during July as prices moved in a choppy pattern due to a cloudy supply and demand outlook.

        For the nine months ended September 30, 2003, Spectrum Global Balanced recorded total trading revenues, including interest income, of $4,661,544. Total expenses for the nine months ended September 30, 2003 were $2,214,054, resulting in net income of $2,447,490. The net asset value of a Unit increased from $14.57 at December 31, 2002 to $15.29 at September 30, 2003.

For the Nine Months Ended September 30, 2002.

        For the nine months ended September 30, 2002, Spectrum Global Balanced posted a decrease in net asset value per Unit. The most significant losses of approximately 13.7% were recorded in the global stock index markets primarily from long positions in U.S. and European stock index futures, especially German DAX Index futures, as equity prices decreased throughout a majority of the first nine months of the year on geopolitical concerns and uncertainty surrounding a global economic recovery. Additional losses of approximately 0.8% were recorded in the agricultural markets from both long and short positions in sugar. A portion of the Partnership's overall losses was offset by gains of approximately 10.1% in the global interest rate markets during the period of June through September primarily from long positions in U.S. interest rate futures, as the domestic economic situation deteriorated further amid falling equity prices, concerns regarding corporate accounting integrity, and weak economic data. Additional gains of approximately 0.3% were recorded in the energy markets, primarily during March, from long positions in natural gas as prices trended higher amid a decline in supplies and severe weather factors in the northeast U.S.

        For the nine months ended September 30, 2002, Spectrum Global Balanced recorded total trading losses, net of interest income, of $1,857,310. Total expenses for the nine months ended September 30, 2002 were $2,451,106, resulting in a net loss of $4,308,416. The net asset value of a Unit decreased from $16.21 at December 31, 2001 to $14.99 at September 30, 2002.

Morgan Stanley Spectrum Currency L.P.

For the Nine Months Ended September 30, 2003.

        For the nine months ended September 30, 2003, Spectrum Currency posted an increase in net asset value per Unit. The most significant gains of approximately 10.7% were recorded from long positions in the euro versus the U.S. dollar as the value of the euro strengthened to an all-time high during May amid uncertainty regarding the Bush administration's economic policy, renewed fears of potential terrorist attacks against American interests, and investor preference for non-U.S. assets. During January and April, gains were recorded from long positions in the euro versus the U.S. dollar as the U.S. dollar's value weakened amid renewed fears of a military conflict with Iraq, increased tensions with North Korea, and weak U.S. economic data. Additional gains of approximately 5.0% resulted from long positions in the Australian dollar versus the U.S. dollar as the Australian currency strengthened during April, May and June in response to continued weakness in the U.S. dollar, higher interest rates relative to those in the U.S., Europe and Asia, and higher gold prices earlier in the year. Gains of approximately 2.0% were provided by long positions in the South African rand versus the U.S. dollar during April as the rand's value strengthened in response to significant interest rate differentials between the two countries. Smaller profits of approximately 1.6% were experienced from long positions in the Thai baht versus the U.S. dollar primarily during September as the baht's value appreciated in tandem with the value of the Japanese yen. A portion of the partnership's overall gains was offset by losses of approximately 4.1% from positions in the British pound versus the U.S. dollar as the value of the pound strengthened during April and May on expectations that the Bank of England would likely leave interest rates unchanged and the release of lower than expected unemployment data from Great Britain. During June, losses stemmed from positions in the pound versus the U.S. dollar as the pound's value increased early in the month amid expectations that the Bank of England would likely leave interest rates unchanged, and then reversed lower after the British Finance Minister released positive comments regarding the U.K.'s entry prospectus into the European Union. Additional losses of approximately 2.0% resulted from long positions in the Japanese yen versus the U.S. dollar during May as the Yen's value first strengthened and then reversed lower on speculation that the Bank of Japan favored a weaker yen in order to spur economic activity. During August, losses resulted from short positions in the Japanese yen as the Asian currency strengthened on stronger equity prices and the Bank of Japan's commitment to its monetary policy.

        For the nine months ended September 30, 2003, Spectrum Currency recorded total trading revenues, including interest income, of $7,907,909. Total expenses for the nine months ended September 30, 2003 were $8,345,976, resulting in a net loss of $438,067. The net asset value of a unit increased from $13.93 at December 31, 2002 to $14.14 at September 30, 2003 due to the increase in Spectrum Currency total units that reduced the per unit effect of the loss on earlier gains.

For the Nine Months Ended September 30, 2002.

        For the nine months ended September 30, 2002, Spectrum Currency posted a decrease in net asset value per unit. The most significant gains of approximately 6.8% were recorded primarily during May and June from previously established long positions in the euro as its value strengthened relative to the U.S. dollar amid falling equity prices, concerns regarding corporate accounting integrity, and weak U.S. economic data. Previously established long positions in the Australian dollar provided gains of approximately 3.2% as the currency strengthened relative to the U.S. dollar, primarily during March and May, due to rising gold prices. Long positions in the Swiss franc resulted in further gains of approximately 3.2% primarily during April, May, and June, as its value strengthened relative to the U.S. dollar due to weak economic forecasts. Smaller gains of approximately 2.5% were recorded predominantly during the second quarter from long positions in the minor currencies, such as the Norwegian krone. These gains were partially offset by losses of approximately 4.8% recorded from transactions involving the British pound during June, July, and August as its value fluctuated without consistent direction versus the U.S. dollar. Smaller losses of approximately 3.8% were recorded throughout a majority of the year from transactions involving the Japanese yen as its value also experienced erratic movement versus the U.S. dollar amid concerns regarding the state of Japan's economy.

        For the nine months ended September 30, 2002, Spectrum Currency recorded total trading revenues, including interest income, of $4,094,126. Total expenses for the nine months ended September 30, 2002 were $4,338,747, resulting in a net loss of $244,621. The net asset value of a unit decreased from $12.41 at December 31, 2001 to $12.36 at September 30, 2002.

QUANTITATIVE AND QUALITATIVE DISCLOSURES
ABOUT MARKET RISK

        The following updates and supplements the information for each partnership under the sub-caption "—Each Partnership's Value at Risk in Different Market Sectors" on pages 56-58.

        The following tables indicate the VaR associated with each partnership's open positions, as a percentage of total net assets, by primary market risk category as of September 30, 2003 and 2002.

Spectrum Select:

        As of September 30, 2003 and 2002, Spectrum Select's total capitalization was approximately $377 million and $298 million, respectively.

	VaR September 30,
Market Category
	2003	2002
	%	%
Currency	(1.32)	(2.05)
Interest Rate	(0.58)	(1.03)
Equity	(0.56)	(0.38)
Commodity	(0.99)	(1.31)
Aggregate Value at Risk	(2.02)	(2.85)

Spectrum Technical:

        As of September 30, 2003 and 2002, Spectrum Technical's total capitalization was approximately $421 million and $349 million, respectively.

	VaR September 30,
Market Category
	2003	2002
	%	%
Currency	(1.88)	(0.85)
Equity	(1.97)	(0.59)
Interest Rate	(0.96)	(1.78)
Commodity	(1.13)	(1.19)
Aggregate Value at Risk	(3.44)	(2.50)

Spectrum Strategic:

        As of September 30, 2003 and 2002, Spectrum Strategic's total capitalization was approximately $99 million and $81 million, respectively.

	VaR September 30,
Market Category
	2003	2002
	%	%
Currency	(0.76)	(0.73)
Equity	(0.22)	(0.64)
Interest Rate	(0.09)	(0.85)
Commodity	(1.04)	(1.87)
Aggregate Value at Risk	(1.36)	(2.49)

Spectrum Global Balanced:

        As of September 30, 2003 and 2002, Spectrum Global Balanced's total capitalization was approximately $51 million and $53 million, respectively.

	VaR September 30,
Market Category
	2003	2002
	%	%
Currency	(0.30)	(0.71)
Equity	(0.72)	(1.33)
Interest Rate	(0.84)	(0.90)
Commodity	(0.31)	(0.30)
Aggregate Value at Risk	(1.02)	(1.57)

Spectrum Currency:

        As of September 30, 2003 and 2002, Spectrum Currency's total capitalization was approximately $150 million and $77 million, respectively.

	VaR September 30,
Market Category
	2003	2002
	%	%
Currency	(2.57)	(3.97)
Aggregate Value at Risk	(2.57)	(3.97)

        The Value at Risk for a market category represents the one-day downside risk for the aggregate exposures associated with this market category. The aggregate Value at Risk, listed above for each partnership, represents the aggregate VaR of all of a partnership's open positions and not the sum of the VaR of the individual market categories. Aggregate VaR will be lower as it takes into account correlation among the different positions and categories.

        The tables above represent the VaR of each partnership's open positions at September 30, 2003 and 2002 only and are not necessarily representative of either the historic or future risk of an investment in these partnerships. Because the only business of each partnership is the speculative trading of futures, forwards, and options, the composition of a partnership's trading portfolio can change significantly over any given time period, or even within a single trading day. Any changes in open positions could positively or negatively materially impact market risk as measured by VaR.

        The tables below supplement the September 30, 2003 VaR (set forth above) by presenting each partnership's high, low, and average VaR, as a percentage of total net assets, for the four quarterly reporting periods from October 1, 2002 through September 30, 2003.

Spectrum Select

Market Category	High	Low	Average
	%	%	%
Currency	(2.17)	(0.44)	(1.24)
Interest Rate	(1.25)	(0.35)	(0.66)
Equity	(0.71)	(0.42)	(0.53)
Commodity	(1.22)	(0.16)	(0.76)
Aggregate Value at Risk	(2.84)	(0.82)	(1.77)

Spectrum Technical

Market Category	High	Low	Average
	%	%	%
Currency	(2.14)	(0.61)	(1.55)
Interest Rate	(1.35)	(0.53)	(1.02)
Equity	(1.97)	(0.24)	(0.97)
Commodity	(1.46)	(0.39)	(1.05)
Aggregate Value at Risk	(3.44)	(0.87)	(2.45)

Spectrum Strategic

Market Category	High	Low	Average
	%	%	%
Currency	(1.99)	(0.20)	(0.86)
Interest Rate	(1.39)	(0.09)	(0.44)
Equity	(0.50)	(0.12)	(0.32)
Commodity	(2.79)	(1.04)	(1.50)
Aggregate Value at Risk	(3.93)	(1.19)	(1.93)

Spectrum Global Balanced

Market Category	High	Low	Average
	%	%	%
Currency	(0.66)	(0.19)	(0.38)
Interest Rate	(0.91)	(0.37)	(0.70)
Equity	(0.79)	(0.59)	(0.72)
Commodity	(0.34)	(0.10)	(0.23)
Aggregate Value at Risk	(1.37)	(0.76)	(1.01)

Spectrum Currency

Market Category	High	Low	Average
	%	%	%
Currency	(3.91)	(1.20)	(2.28)

        The following updates and supplements the information for each partnership under the sub-caption "—Qualitative Disclosures Regarding Primary Trading Risk Exposures" on pages 59-63.

  Morgan Stanley Spectrum Select L.P.

        The following were the primary trading risk exposures of Spectrum Select as of September 30, 2003, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Currency.    The primary market exposure of the partnership at September 30, 2003 was to the currency complex. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. At September 30, 2003, the partnership's major exposure was to the outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S-based partnership in expressing VaR in a functional currency other than U.S. dollars.

        Interest Rate.    At September 30, 2003, the partnership's market exposure to the global interest rate complex was primarily spread across the U.S., European and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. However, the partnership also takes futures positions in the government debt of smaller nations—e.g., Australia. The general partner anticipates that the G-7 countries and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

        Equity.    The partnership's primary equity exposure at September 30, 2003 was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2003, the partnership's primary exposures were to the S&P 500 (U.S.), Nikkei (Japan), NASDAQ (U.S.) and MIB 30 (Italy) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the U.S., European and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements resulting in numerous small losses.

Commodity.

        Energy.    At September 30, 2003, the partnership's energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

        Metals.    The partnership's metals exposure at September 30, 2003 was to fluctuations in the price of precious metals, such as gold and silver, and base metals, such as copper, nickel, aluminum, zinc, lead and tin. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movements in these markets. The trading advisors, from time to time, take positions when market opportunities develop and Demeter anticipates that the partnership will continue to do so.

        Soft Commodities and Agriculturals.    At September 30, 2003, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to cotton, soybeans and its related products, and corn. Supply and demand inequalities, severe weather disruptions and market expectations affect price movements in these markets.

  Morgan Stanley Spectrum Technical L.P.

        The following were the primary trading risk exposures of Spectrum Technical as of September 30, 2003, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Equity.    At September 30, 2003, the primary market risk exposure of the partnership was to equity price risk in the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2003, the partnership's primary exposures were to the Euro Stoxx 50 (Europe), S&P 500 (U.S.), NASDAQ (U.S.), DAX (Germany) and FTSE (Great Britain) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the U.S., European and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the Partnership to avoid trendless price movements resulting in numerous small losses.

        Currency.    The second largest market exposure of the partnership at September 30, 2003 was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At September 30, 2003, the partnership's major exposures were to the euro, Japanese yen, Australian dollar, British pound, Swiss franc, Canadian dollar, New Zealand dollar and Norwegian krone currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S. -based Partnership in expressing VaR in a functional currency other than U.S. dollars.

        Interest Rate.    At September 30, 2003 the partnership's market risk exposure to the global interest rate complex was primarily spread across the U.S., European and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller nations—e.g., Australia. The general partner anticipates that G-7 countries and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

Commodity.

        Energy.    At September 30, 2003, the partnership's energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

        Metals.    The partnership's metals exposure at September 30, 2003 was to fluctuations in the price of precious metals, such as gold and silver, and base metals, such as copper, aluminum, nickel and zinc. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movements in these markets. The trading advisors, from time to time, take positions when market opportunities develop and the general partner anticipates that the partnership will continue to do so.

        Soft Commodities and Agriculturals.    At September 30, 2003, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to the live cattle, cotton, coffee and sugar. Supply and demand inequalities, severe weather disruptions and market expectations affect price movements in these markets.

  Morgan Stanley Spectrum Strategic L.P.

        The following were the primary trading exposures of Spectrum Strategic as of September 30, 2003, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Currency.    The partnership's currency exposure at September 30, 2003 was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. At September 30, 2003, the partnership's major exposure was to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S. -based partnership in expressing VaR in a functional currency other than U.S. dollars.

        Equity.    The partnership's equity exposure at September 30, 2003 was to equity price risk in the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the Partnership are by law limited to futures on broadly-based indices. At September 30, 2003, the partnership's primary exposure was to the NASDAQ (U.S.) stock index. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., European and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements resulting in numerous small losses.

        Interest Rate.    At September 30, 2003, the partnership's exposure to the global interest rate market complex was primarily spread across the U.S., European and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The general partner anticipates that the G-7 countries interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

Commodity.

        Soft Commodities and Agriculturals.    At September 30, 2003, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to cocoa, coffee and orange juice. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

        Energy.    At September 30, 2003, the partnership's energy exposure was shared primarily by futures contracts in crude oil and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

        Metals.    The partnership's metals exposure at September 30, 2003 was to fluctuations in the price of precious metals, such as gold and silver, and base metals, such as copper, zinc, nickel, aluminum, tin and lead. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movements in these markets. The trading advisors, from time to time, take positions when market opportunities develop and the general partner anticipates that the partnership will continue to do so.

  Morgan Stanley Spectrum Global Balanced L.P.

        The following were the primary trading risk exposures of Spectrum Global Balanced as of September 30, 2003, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Interest Rate.    The largest market exposure of the partnership at September 30, 2003 was to the global interest rate complex. Exposure was primarily spread across the U.S., European and Australian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. However, the partnership also takes futures positions in the government debt of smaller nations—e.g., Australia. The general partner anticipates that the G-7 countries and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

        Equity.    The second largest market exposure of the partnership at September 30, 2003 was to the global stock index sector, primarily equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2003, the partnership's primary exposures were to the DAX (Germany), S&P 500 (U.S.), FTSE (Britain) and Nikkei (Japan) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., European and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements resulting in numerous small losses.

        Currency.    The partnership's currency exposure at September 30, 2003 was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At September 30, 2003, the partnership's major exposures were to the euro, Canadian dollar, Australian dollar, Swiss franc and Japanese yen currency crosses, as well as outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S. -based partnership in expressing VaR in a functional currency other than U.S. dollars.

Commodity.

        Energy.    At September 30, 2003, the partnership's energy exposure was shared primarily by futures contracts in crude oil and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors, and will likely continue in this choppy pattern.

        Metals.    The partnership's metals exposure at September 30, 2003 was to fluctuations in the price of base metals, such as copper and nickel. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movements in these markets. The trading advisor, from time to time, takes positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

        Soft Commodities and Agriculturals.    At September 30, 2003, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to cotton. Supply and demand inequalities, severe weather disruptions and market expectations affect price movements in these markets.

  Morgan Stanley Spectrum Currency L.P.

        The following was the only trading risk exposure of Spectrum Currency as of September 30, 2003. It may be anticipated, however, that market exposure will vary materially over time.

        Currency.    The partnership's currency exposure at September 30, 2003 was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. At September 30, 2003, the partnership's exposure was to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S. -based partnership in expressing VaR in a functional currency other than U.S. dollars.

        The following updates and supplements the information for each partnership under the sub-caption "—Qualitative Disclosures Regarding Non-Trading Risk Exposure" on page 64.

        The following was the only non-trading risk exposure of each partnership at September 30, 2003:

        Foreign Currency Balances.    Each partnership's primary foreign currency balances were in:

Spectrum Select	Spectrum Technical	Spectrum Strategic
Euros	Australian dollars	British pounds
Hong Kong dollars	Euros	Japanese yen
Japanese yen	Japanese yen
Norwegian kron
Swedish kron
Spectrum Global Balanced	Spectrum Currency
Euros	None
Japanese yen

THE GENERAL PARTNER

        The following updates and replaces the second paragraph under the caption "The General Partner" on page 64.

        The general partner is or has been the general partner and commodity pool operator for 39 commodity pools, including 7 commodity pools that are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. As of September 30, 2003, the general partner had approximately $2.3 billion in aggregate net assets under management, making it one of the largest operators of commodity pools in the U.S. As of September 30, 2003, there were approximately 76,000 investors in the commodity pools managed by Demeter.

        The following updates the information under the sub-caption "—Directors and Officers of the general partner" on pages 65-67.

        Robert E. Murray resigned the position of Chairman of the Board of Directors of the general partner.

        Jeffrey A. Rothman, President and a Director of the general partner was named Chairman of the Board of Directors of the general partner.

        As of the date of this supplement, Jeffrey A. Rothman, President and Chairman of the Board of Directors of the general partner, owns 200.00 units of Spectrum Select, which amount is less than 1% of the outstanding units of the partnership. As of the date of this supplement, none of the other directors or executive officers of the general partner beneficially owned units of any partnership.

        The following updates and replaces the chart under the sub-caption "—Description and Performance Information of Commodity Pools Operated by the General Partner" on page 68. The footnotes on page 69 are an integral part of the following chart.

Demeter Management Corporation
Capsule Summary of Performance Information Regarding Commodity Pools Operated
(except as otherwise indicated, beginning January 1, 1998 through September 30, 2003)

									Compound Annual Rates of Return(10)
				Current Total Net Asset Value(5)	Current Net Asset Value per Unit(6)	Cumulative Return since Inception(7)
Fund Type/Fund(1)	Start Date(2)	Close Date(3)	Aggregate Subscriptions(4)				Worst Monthly % Drawdown(8)	Worst Peak- to-Valley % Drawdown(9)	2003		2002		2001		2000		1999		1998
			$	$	$	%	%	%	%		%		%		%		%		%
Publicly-Offered Single Advisor Funds without "Principal Protection"
Columbia Futures Fund(11)	Jul-83	Dec-02	29,276,299	8,530,860	3,870.80	294.98	-17.54 4/86	-48.63 7/83-12/86			10.38		10.85		9.08		-8.54		12.01
DW Diversified Futures Fund L.P.(12)	Apr-88	N/A	206,815,107	77,273,743	1,411.93	459.82	-14.27 6/03	-26.62 3/03-9/03	-7.65 (9 months	)	28.42		1.30		22.00		-11.14		6.22
DW Multi-Market Portfolio L.P.	Sep-88	N/A	252,526,000	8,433,054	1,653.73	65.37	-13.26 2/96	-29.84 5/95-6/96	-6.81 (9 months	)	30.81		1.38		21.64		-8.77		5.63
DW Diversified Futures Fund II L.P.	Jan-89	N/A	13,210,576	7,684,033	3,695.77	269.58	-13.41 8/89	-25.65 3/03-9/03	-7.39 (9 months	)	27.36		1.86		20.33		-9.50		5.22
DW Diversified Futures Fund III L.P.	Nov-90	N/A	126,815,755	44,940,649	2,349.15	134.92	-13.99 6/03	-27.00 5/95-6/96	-7.14 (9 months	)	28.64		1.07		21.99		-10.56		5.39
DW Portfolio Strategy Fund L.P.(13)	Feb-91	N/A	143,522,564	86,752,670	3,287.91	228.79	-15.28 11/01	-31.83 7/99-9/00	3.85 (9 months	)	26.69		-6.01		9.87		-6.85		9.46
Morgan Stanley Charter MSFCM L.P.(14)	Mar-94	N/A	205,017,666	157,685,077	21.23	112.30	-12.87 1/95	-22.84 7/94-1/95	-2.79 (9 months	)	29.08		-3.31		23.77		-9.21		5.07
Morgan Stanley Spectrum Commodity L.P.	Jan-98	Jan-03	47,221,948	8,770,994	6.82	-31.80	-9.09 11/98	-43.83 2/98-10/01	0.15 (1 month	)	16.61		-25.61		3.15		15.83		-34.30
Morgan Stanley Charter Graham L.P.	Mar-99	N/A	207,300,990	198,162,951	18.24	82.40	-13.72 11/01	-23.83 11/01-4/02	-3.18 (9 months	)	36.82		9.72		21.96		2.90 (10 months	)
Morgan Stanley Charter Millburn L.P.	Mar-99	N/A	78,528,857	64,510,377	12.07	20.70	-12.69 10/99	-23.46 4/01-4/02	7.96 (9 months	)	21.13		-11.25		12.07		-7.20 (10 months	)
Morgan Stanley Charter Welton L.P.	Mar-99	Apr-03	36,083,724	4,868,127	7.55	-24.50	-13.40 2/02	-38.60 3/99-2/02	0.40 (4 months	)	5.47		-13.05		-8.17		-10.70 (10 months	)
Morgan Stanley Charter Campbell L.P.	Oct-02	N/A	86,792,403	82,689,386	10.31	3.10	-6.06 3/03	-7.50 3/03-7/03	7.62 (9 months	)	-4.20 (3 months	)
DW Principal Plus Fund L.P.(16)	Feb-90	N/A	109,013,535	29,146,797	2,038.03	103.80	-7.48 2/96	-13.08 2/96-5/96	0.32 (9 months	)	2.42		2.14		6.96		-3.82		10.54
Publicly-Offered Multi-Advisor Funds without "Principal Protection"
DW Cornerstone Fund II(15)	Jan-85	N/A	65,653,270	22,172,612	4,919.64	404.58	-11.74 9/89	-32.70 7/88-10/89	-0.88 (9 months	)	13.83		-1.33		11.46		-5.42		12.54
DW Cornerstone Fund III(15)	Jan-85	N/A	137,132,762	24,935,539	3,438.10	252.63	-18.28 2/89	-32.35 2/89-10/89	-4.29 (9 months	)	17.94		0.27		-0.26		-6.78		9.13
DW Cornerstone Fund IV(15)	May-87	N/A	168,125,690	102,605,213	7,133.56	631.65	-21.04 9/89	-45.21 7/89-9/89	1.98 (9 months	)	12.30		15.92		14.74		-1.13		6.80
DW Global Perspective Portfolio L.P.	Mar-92	N/A	67,424,535	10,562,921	1,268.83	26.88	-12.10 10/99	-40.90 8/93-1/95	13.00 (9 months	)	13.32		-1.43		3.63		-9.83		11.25
DW World Currency Fund L.P.	Apr-93	N/A	114,945,830	16,140,511	1,381.43	38.14	-9.68 5/95	-46.04 8/93-1/95	0.59 (9 months	)	17.30		10.78		6.36		2.65		-2.61
Privately-Offered Single Advisor Funds without "Principal Protection"
Morgan Stanley/Chesapeake L.P.	Nov-94	N/A	42,319,530	17,911,027	2,016.83	101.68	-20.66 11/01	-38.99 4/01-4/02	-5.15 (9 months	)	22.88		-18.96		7.38		-3.48		19.93
Morgan Stanley/JWH Futures Fund L.P.	Feb-96	N/A	37,655,849	12,403,790	1,948.10	94.81	-18.57 11/01	-46.68 7/99-9/00	12.91 (9 months	)	39.71		3.60		9.78		-22.29		4.04
Morgan Stanley/Mark J. Walsh & Company L.P.	May-01	N/A	10,169,514	9,921,676	1,430.93	43.09	-12.35 3/03	-23.29 11/01-4/02	8.37 (9 months	)	41.78		-6.87 (7 months	)
Privately-Offered Multi-Advisor Funds without "Principal Protection"
Morgan Stanley/Market Street Futures Fund L.P.	Oct-98	Jan-02	27,198,118	8,551,809	891.64	-10.84	-10.76 3/00	-31.12 3/99-7/00			0.98 (1 month	)	-4.24		-5.55		-2.63		0.26 (3 months	)
Morgan Stanley Strategic Alternatives L.L.C.	May-00	N/A	132,446,771	122,223,037	1,316.44	31.64	-6.08 11/01	-9.05 11/01-4/02	3.11 (9 months	)	11.62		5.06		8.87 (8 months	)
Morgan Stanley Japan Managed Futures L.L.C.	Sep-02	N/A	83,175,872	82,458,261	1,025.11	5.12	-3.93 3/03	-5.12 6/03-9/03	2.86 (9 months	)	2.20 (4 months	)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE TRADING ADVISORS

Morgan Stanley Spectrum Select L.P.

        1. EMC Capital Management, Inc.

        The following updates the information relating to assets under management in the second to last paragraph on page 71.

        As of September 30, 2003, EMC managed approximately $55.4 million of client assets pursuant to its Classic Program and approximately $59.4 million in all of its programs (notional funds included).

        2. Northfield Trading L.P.

        The following supplements the information under the sub-caption "—Description of Trading Programs" on page 73.

        As of September 30, 2003, Northfield managed approximately $144.9 million of client assets pursuant to its Diversified Program and approximately $151.1 million in all of its programs (notional funds included).

        3. Rabar Market Research, Inc.

        The following updates the information relating to assets under management in the second paragraph on page 77.

        As of September 30, 2003, Rabar was managing approximately $215 million of client assets pursuant to its trading program (notional funds included).

        4. Sunrise Capital Management, Inc.

        The following updates the information relating to assets under management in the eighth paragraph on page 79.

        As of September 30, 2003, Sunrise Capital Management and Sunrise Capital Partners collectively managed approximately $128.9 million of client assets pursuant to the CIMCO Program and approximately $1.4 billion of client assets in all of its programs (notional funds excluded).

        The following information relating to Graham Capital Management, L.P. is added after the third full paragraph on page 81.

        5. Graham Capital Management, L.P.

        Graham is a Delaware limited partnership which was organized in May 1994. Graham's main business address is Stamford Harbor Park, 333 Ludlow Street, Stamford, Connecticut 06902. Graham has been registered with the CFTC as a commodity pool operator and commodity trading advisor since July 1994 and is a member of the National Futures Association in such capacities.

Management Agreement

        Graham entered into a management agreement, effective January 1, 2004, with Spectrum Select and the general partner to direct investment and reinvestment of the partnership's assets allocated to it in futures, forwards, and options pursuant to it's trading program. The management agreement with Graham will expire on December 31, 2006. The Graham management agreement will, however, renew annually unless otherwise terminated by the general partner or Graham. The management agreement will terminate if Spectrum Select terminates, and may be terminated by Spectrum Select at any month-end upon five days' prior written notice to Graham. Spectrum Select may also terminate the management agreement immediately for events that the general partner believes would have an immediate adverse effect on Spectrum Select, such as a violation of Spectrum Select's trading policy. The management agreement may also be terminated by Graham for events that it deems would have a material adverse effect on its abilities to perform under the management agreement such as the implementation of any new trading limitation not agreed to by Graham.

Principals

        Mr. Kenneth G. Tropin is the Chairman, the founder and a principal of Graham. As Chairman of Graham, Mr. Tropin is responsible for the investment management strategies of the organization. He has developed Graham's core trading programs. Mr. Tropin is a member of the Chicago Mercantile Exchange.

        Prior to organizing Graham, Mr. Tropin served as President, Chief Executive Officer and as a Director of John W. Henry & Company, Inc. from March 1989 to September 1993. Mr. Tropin was formerly Senior Vice President and Director of Managed Futures and Precious Metals at Dean Witter. He joined Dean Witter from Shearson in February 1982 to run Dean Witter's Managed Futures Department, and in October 1984 Mr. Tropin assumed responsibility for Dean Witter Precious Metals as well. In November 1984, Mr. Tropin was appointed President of Demeter.

        In February 1986, Mr. Tropin was instrumental in the foundation of the Managed Futures Trade Association, a non-profit managed futures industry association. Mr. Tropin was elected Chairman of the Managed Futures Trade Association in March 1986 and held this position until 1991. In June 1987, Mr. Tropin was appointed President of Dean Witter Futures & Currency Management, an affiliate of Dean Witter. As President and Chief Executive Officer of JWH, Mr. Tropin was responsible for the management and administration of JWH as well as the management of its trading activities. In addition to his responsibilities as President and Chief Executive Officer of JWH, Mr. Tropin was President and Chief Executive Officer of JWH Investment Advisory Services Inc. and was also the Chairman of Global Capital Management, a British Virgin Islands company. Mr. Tropin also served as Chairman of the Managed Funds Association in 1991 and 1992, the successor organization to the Managed Futures Trade Association and the National Association of Futures Advisors.

        Mr. Tropin is the President and sole shareholder of KGT, Inc., a Delaware corporation that is the general partner of Graham. Mr. Tropin also is the principal investor in KGT Investment Partners, L.P., a Delaware limited partnership that is the limited partner of Graham and of which KGT, Inc. is also a general partner.

        Paul Sedlack is the Chief Executive Officer, the General Counsel and a principal of Graham. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert's Singapore office from 1988 to 1989. Prior to joining the Advisor in June 1998, Mr. Sedlack was a Partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an M.B.A. in Finance and B.S. in Engineering from State University of New York at Buffalo in 1983.

        Michael S. Rulle Jr. is the President and a principal of Graham. Prior to joining Graham in February 2002, Mr. Rulle was President of Hamilton Partners Limited, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From 1994 to 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the US broker-dealer formerly known as CIBC Oppenheimer Corp. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk Committee. Business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility since 1979. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor's degree from Hobart College in 1972 with a concentration in political science.

        Robert E. Murray is the Chief Operating Officer and a principal of Graham. From 1984 until June 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including Managing Director of the Strategic Products Group, Chairman of the general partner, which grew to $2.3 billion in assets under management during Mr. Murray's tenure and Chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Funds Association. Mr. Murray received a Bachelor's Degree in Finance from Geneseo State University in 1983.

        Thomas P. Schneider is an Executive Vice President, the Chief Trader and a principal of Graham. He is responsible for managing Graham's systematic and discretionary futures trading operations, including order execution, formulating policies and procedures, and developing and maintaining relationships with independent executing brokers and futures commission merchants (FCMs). Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance, and received his Executive M.B.A. from the University of Texas at Austin in 1994. From June 1985 through September 1993, Mr. Schneider was employed by ELM Financial, Inc. (ELM), a commodity trading advisor in Dallas, Texas. While employed at ELM, Mr. Schneider held positions of increasing responsibility and was ultimately Chief Trader, Vice-President and Principal of ELM, responsible for 24 hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut. He was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis. In additional to his responsibilities as Chief Trader, Mr. Schneider has been an NFA arbitrator since 1989 and has served on the Managed Fund Association's Trading and Markets Committee.

        Robert G. Griffith is an Executive Vice President, the Director of Research, the Chief Technology Officer and a principal of Graham and is responsible for the management of all research activities and technology resources of Graham, including portfolio management, asset allocation and trading system development. Mr. Griffith is in charge of the day to day administration of Graham's trading systems and the management of Graham's database of price information on more than 100 markets. Prior to joining Graham, Mr. Griffith's company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information systems from the University of Iowa in 1979.

        Savvas Savvinidis, C.P.A., is the Chief Financial Officer and a principal of Graham. He was Chief Operating Officer of Agnos Group, L.L.C. from January 2001 to February 2003 and previous to that served as Director of Operations of Moore Capital Management, Inc., from October 1994 to June 2000, and of Argonaut Capital Management, Inc., from July 1993 to September 1994. From May 1988 to June 1993, he worked at Lehman Brothers and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John's University with a B.S. in Accounting, Mr. Savvinidis started his career with Grant Thornton in 1984, where he received his CPA designation in 1986. He is a member of the New York Society of C.P.A.'s.

        Anthony Bryla, C.P.A. is the Controller and a principal of Graham and is responsible for the daily and monthly performance reporting and company accounting of Graham. Prior to joining Graham in September 1995, Mr. Bryla was an Assistant Accounting Manager at OMR Systems Corp. where he provided back-office and accounting services for such clients as Merrill Lynch and Chase Manhattan Bank, and held positions of increasing responsibility since February 1989. Mr. Bryla is a member of the New Jersey Society of C.P.A.s and graduated from Rutgers University with a B.A. in Business Administration in 1982.

        Fred J. Levin is the Chief Economist, a Senior Discretionary Trader and a principal of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. Prior to joining Graham in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. from 1998. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

        Robert C. Hill is a Discretionary Trader of Graham specializing in the energy commodity markets and a principal of Graham. Prior to joining Graham in April 2003, Mr. Hill was employed as Director of Trading at Duke Energy. From 1997 to 1999, Mr. Hill was an energy trader at Louis Dreyfus Energy Corp and from 1994 to 1997, he worked for Enterprise Products Company as a distribution coordinator for energy products. Mr. Hill received an MBA in 1997 from the University of St. Thomas in Houston, TX and a BA in 1992 from Stephen F. Austin State University.

        Jason C. Shapiro is a Discretionary Trader and a principal of Graham. From January 2002 to October 2003, when he joined Graham, Mr. Shapiro was President of Applied Systematic Trading, where he developed its trading program. Mr. Shapiro worked as a portfolio manager for Chelsey Capital from July 2001 to December 2001 and as a proprietary trader for The Gelber Group from September 2000 to April 2001. He served both as a portfolio manager for HCM Capital Management, Inc. and as a principal in Kilgore Capital from the period May 1997 to January 2000. From July 1996 to April 1997, he was engaged in the development of trading programs. He completed the coursework for a Masters of Finance at the London Business School over the 1995-1996 academic year. He worked at the Development Bank of Singapore in Hong Kong (from March 1994 to August 1995), Overseas Chinese Banking Corporation from (from October 1992 to February 1994) and the Hongkong and Shanghai Banking Corporation (from February 1991 to August 1992) in sales and trading positions. Mr. Shapiro received a B.S. in Finance with honors from The University of South Florida in 1989.

Certain Other Personnel

        Brian Aldershof, Ph.D., CFA is the Risk Manager, a Vice President and a quantitative research analyst with significant expertise in mathematics and statistics. Prior to joining Graham in May 1997, Dr. Aldershof was a professor of mathematics at Lafayette College in Easton, PA. Dr. Aldershof's research interests center on non-linear stochastic systems, especially genetic algorithms. Dr. Aldershof received his MS (1990) and Ph.D. (1991) in Statistics from the University of North Carolina at Chapel Hill, where he was a Pogue Fellow. His research in graduate school concerned estimating functionals of probability density functions. During this time, he was a consultant for the RAND Corporation, the Center for Naval Analyses, and the Environmental Protection Agency. Dr. Aldershof received his A.B. (1985) from Middlebury College, where he completed a double major in Mathematics and Psychology. He is a CFA charter holder and a member of the Association for Investment Management and Research.

        During the five years preceding the date of this Supplement, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Graham or its principals.

        Graham and its principals may, from time to time, trade futures, forwards, or options contracts for their own proprietary accounts. These accounts may take positions that are opposite, or ahead of, positions advocated for clients. Such trades may or may not be in accordance with the Graham trading programs described below. Although Graham maintains records of these trades, clients of Graham are not entitled to inspect these records except in certain limited circumstances. Graham may place block orders with a brokerage firm on behalf of multiple accounts, including accounts in which Graham or its principals have an interest. If Graham or its principals place the same trade orders for their accounts as they do for their clients in a single block order with a brokerage firm, the brokerage firm allocates the trade fill prices assigned to each account in a manner consistent with that firm's policy. Unless an average price of split fills is allocated, split fills generally are allocated to accounts on a "high to low" basis—accounts are ranked based on commencement of trading, and the highest split fill prices are allocated to the highest-ranked accounts. Therefore, any advantage a high-ranked account enjoys on a sell order generally is offset by its disadvantage on the buy order. Graham maintains a written policy of prohibiting employees from trading futures, forwards, or options contracts for their personal accounts without the written approval of a Graham compliance officer. Graham also requires its employees with access to certain sensitive information to deliver to Graham copies of their federal income tax returns, which are then reviewed by Graham's compliance committee for compliance with the above-described and other of Graham's internal policies.

Systematic Trading

        Graham's trading systems rely primarily on technical rather than fundamental information as the basis for their trading decisions. Graham's systems are based on the expectation that they can over time successfully anticipate market events using quantitative mathematical models to determine their trading activities, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand.

        Graham's core trading systems are primarily very long term in nature and are designed to participate selectively in potential profit opportunities that can occur during periods of sustained price trends in a diverse number of U.S. and international markets. The primary objective of the core trading systems is to establish positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of the particular market. As a result of this analysis, the systems will utilize proprietary risk management and trade filter strategies that are intended to benefit from sustained price trends while reducing risk and volatility exposure.

        Graham utilizes discretion in connection with its systematic trading programs in determining which markets warrant participation in the programs, market weighting, leverage and timing of trades for new accounts. Graham also may utilize discretion in establishing positions or liquidating positions in unusual market conditions where, in its sole discretion, Graham believes that the risk-reward characteristics have become unfavorable.

Discretionary Trading

        The Discretionary Trading Group was established at Graham in February 1998. Unlike Graham's systematic trading programs, which are based almost entirely on computerized mathematical models, the Discretionary Trading Group determines its trades subjectively on the basis of personal assessment of trading data and trading experience. Graham believes that the Discretionary Trading Group's performance results generally are not highly correlated to the results of other discretionary traders or Graham's systematic trading programs. Graham believes the Discretionary Trading Group can generate successful performance results in trading range type markets where there are few long-term trends.

The Graham Trading Programs

        Effective January 1, 2004 the general partner expects to allocate approximately 5.0-7.5% of Spectrum Select's assets pursuant to Graham's Global Diversified Program at 150% Leverage, as described below, and approximately 5.0-7.5% of Spectrum Select's assets pursuant to Graham's Graham Selective Trading Program, as described below, at 150% the standard leverage it applies for such program. Margin requirements over time at standard leverage are expected to average about 15% to 20% of equity for accounts traded by Graham; thus, Graham expects the margin requirements for Spectrum Select over time to average about 20% to 30% of Spectrum Select's net assets. Increased leverage will alter risk exposure and may lead to greater profits and losses and trading volatility and See "Risk Factors—Trading Advisor Risks—Graham's use of an increased rate of leverage could affect future performance" on page S-4. Subject to the prior approval of the general partner, Graham may, at any time, trade a portion of the partnership's assets pursuant to one or more of Graham's other systematic programs and/or the Discretionary Trading Group discretionary program, and at an increased or reduced rate of leverage. As of September 30, 2003, Graham was managing approximately $547 million of funds in the Global Diversified Program at Standard Leverage, approximately $332 million of funds in the Global Diversified Program at 150% Leverage, approximately $269 million of funds in the Graham Selective Trading Program at Standard Leverage and approximately $3.9 billion of assets in all of its trading programs.

        The various futures, forwards, and options markets which are traded pursuant to each Graham systematic trading program are identified below under the description of that program. Each Graham systematic trading program generally entails a consistent approach to all futures, forwards, and options markets traded by that program. Graham conducts ongoing research regarding expanding the number of futures, forwards, and options markets each program trades to further the objective of portfolio diversification. Particular futures, forwards, and options markets may be added to, or deleted from, a program at any time without notice. Portfolios may be rebalanced with respect to the weighting of existing markets at any time without notice.

        Additions, deletions and rebalancing decisions with respect to each program are made based on a variety of factors, including performance, risk, volatility, correlation, liquidity and price action, each of which factors may change at any time. In trading the various futures, forwards, and options markets pursuant to its systematic trading programs, Graham generally applies the systematic trading approach described above under "—Systematic Trading."

  Global Diversified Program

        The Global Diversified Program was developed in 1995 and utilizes multiple computerized trading models, which are designed to participate in the potential profit opportunities during sustained price trends in approximately 80 global markets. This program features broad diversification in both financial and non-financial markets.

        The strategies which are utilized are primarily long term in nature and are intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength, and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

        The Global Diversified Program will normally have weightings of approximately 26% in futures contracts based on short-term and long-term global interest rates (including U.S. and foreign bonds, notes and Eurodollars), 25% in currency forwards (including major and minor currencies), 17% in stock index futures (including all major indices), 15% in softs and agricultural futures (including grains, meats and softs), 8% in metal futures (including gold, aluminum and copper), and 9% in energy futures (including crude oil and natural gas). The actual weighting and leverage used in each market will change over time due to liquidity, price action, and risk considerations.

        Graham rebalances the weighting of each market in the portfolio on a monthly basis so as to maintain, on a volatility and risk adjusted basis, consistent exposure to each market over time.

  Graham Selective Trading Program

        The Graham Selective Trading Program was developed in 1997 and utilizes an appreciably different trading system than other Graham programs. The Graham Selective Trading Program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. Although the system does not trade against the market trend, it is not a true trend-following system inasmuch as it will only participate in specific types of market moves that meet the restrictive criteria of the model. In general, the Graham Selective Trading Program will participate only in significant market moves that are characterized by a substantial increase in volatility. As a result, it frequently will not participate in market trends in which virtually all trend-following systems would have a position. Due to the extremely selective criteria of the Graham Selective Trading model, the program will normally maintain a neutral position in approximately 50% to 60% of the markets in the portfolio.

  Discretionary Trading Group Program

        Unlike Graham's systematic trading programs, which are based almost entirely on computerized mathematical models, Graham's Discretionary Trading Group determines trades for the Discretionary Trading Group Program subjectively on the basis of personal judgement and trading experience. The Discretionary Trading Group Program generally utilizes fundamental information as well as certain technical data as the basis for its trading strategies. Fundamental considerations relate to the underlying economic and political forces that ultimately determine the true value of a particular financial instrument or commodity. Fundamental analysis of the Discretionary Trading Group may involve a short- or long-term time horizon. Technical data considered by the Discretionary Trading Group include price patterns, volatility, trading volumes and level of open interest.

        The Discretionary Trading Group Program trades worldwide in fixed income, equity, foreign exchange and commodity markets. The Discretionary Trading Group Program may take long or short positions in securities, futures, forwards, warrants, options and other financial instruments.

Past Performance of Graham

        Set forth below in Capsule A is the past performance history of the Global Diversified Program at 150% Leverage, one of the programs that will be traded by Graham for Spectrum Select. Capsule B is the past performance for the Graham Selective Trading Program, another program that will be traded by Graham for Spectrum Select. The Graham Select Trading Program Capsule shows performance at standard leverage; however, Graham will trade the portion of the net assets of Spectrum Select allocated to the Graham Selective Trading Program at 150% the standard leverage employed by that program, which will significantly increase volatility as well as profits and losses. The footnotes following Capsule B are an integral part of each Capsule.

        You are cautioned that the information set forth in the following Capsule performance summaries is not necessarily indicative of, and may have no bearing on, any trading results which may be attained by Graham or Spectrum Select in the future, since past results are not a guarantee of future results. There can be no assurance that Graham or the partnership will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

CAPSULE A

         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Graham Capital Management, L.P.
Global Diversified Program at 150% Leverage

    Name of commodity trading advisor: Graham Capital Management, L.P.
    Name of program: Global Diversified Program at 150% Leverage
    Inception of trading by commodity trading advisor: February 1995
    Inception of trading in program: May 1997
    Number of open accounts: 13
    Aggregate assets overall: $3.85 billion
    Aggregate assets in program: $332.4 million
    Worst monthly drawdown: (15.77)% - (November 2001)
    Worst peak-to-valley drawdown: (24.27)% - (November 2001-April 2002)
    2003 year-to-date: 2.22% (9 months)
    2002 annual return: 32.25%
    2001 annual return: 12.16%
    2000 annual return: 24.33%
    1999 annual return: 6.17%
    1998 annual return: 17.00%

CAPSULE B

Graham Capital Management, L.P.
Graham Selective Trading Program at Standard Leverage

    Name of commodity trading advisor: Graham Capital Management, L.P.
    Name of program: Graham Selective Trading Program at Standard Leverage
    Inception of trading by commodity trading advisor: February 1995
    Inception of trading in program: January 1998
    Number of open accounts: 4
    Aggregate assets overall: $3.85 billion
    Aggregate assets in program: $269.2 million
    Largest monthly drawdown: (15.60)% - (November 2001)
    Worst peak-to-valley drawdown: (21.41)% - (November 2001-April 2002)
    2003 year-to-date: 4.97% (9 months)
    2002 annual return: 30.11%
    2001 annual return: 0.55%
    2000 annual return: 7.07%
    1999 annual return: 0.91%
    1998 annual return: 25.86%

    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Graham's Capsule Performance Summaries

        "Inception of trading by commodity trading advisor" is the date on which Graham began trading client accounts.

        "Inception of trading in program" is the date on which Graham began trading client accounts pursuant to the program shown.

        "Number of open accounts" is the number of accounts directed by Graham pursuant to the program shown as of September 30, 2003.

        "Aggregate assets overall" is the aggregate amount of assets in non-proprietary accounts under the management of Graham as of September 30, 2003.

        "Aggregate assets in program" is the aggregate amount of assets in the program specified as of September 30, 2003.

        "Drawdown" means losses experienced by the trading program over a specified period. A small number of accounts in the portfolio composites have experienced monthly drawdowns and peak-to-valley drawdowns that are materially larger than the largest composite monthly drawdown and peak-to-valley drawdown. These variances result from factors such as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, and investment restrictions imposed by the client.

        "Largest monthly drawdown" means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month during the most recent five calendar years.

        "Worst peak-to-valley drawdown" means greatest cumulative percentage decline in month-end net asset value of the trading program due to losses sustained during a period in which the initial month-end net asset value of the trading program is not equaled or exceeded by a subsequent month-end net asset value of the trading program during the most recent five calendar years.

        "Compound annual and year-to-date/period rate of return" presented in the composite performance capsules are calculated by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, "net income" represents the gross income for the month in question, net of all expenses and performance allocations. The Rate of Return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year's initial index.

Morgan Stanley Spectrum Technical L.P.

        1. Campbell & Company, Inc.

        The following updates and supplements the information under the sub-caption "—Principals"
on page 81 and 82.

        Kevin M. Heerdt, joined Campbell in March 2003 and has served as an Executive Vice President-Research since then. His duties include risk management, research, and the development of quantitatively based hedge fund and options strategies. From 2002 to 2003, he was self-employed through Integrity Consulting. Previously, Mr. Heerdt worked for twelve years at Moore Capital Management, Inc., where he was a Director until 1999, and a Managing Director from 2000 to 2002. Mr. Heerdt holds a B.A. in Economics and in International Relations from the University of Southern California. Mr. Heerdt is an Associated Person of Campbell.

        The following updates the information relating to assets under management in the second to last paragraph on page 82.

        As of September 30, 2003, Campbell was managing approximately $4.6 billion of client assets pursuant to the Financial Metals & Energy Large Portfolio and approximately $5.4 billion in all of its programs.

        2. Chesapeake Capital Corporation

        The following updates the information relating to assets under management in the second full paragraph on page 85.

        As of September 30, 2003, Chesapeake was managing approximately $158 million of customer funds in the Diversified 2XL Program (notional funds excluded) and approximately $1.2 billion of client assets (notional funds excluded).

        3. John W. Henry & Company, Inc.

        The following updates and supplements the information under the sub-caption "—Principals" on pages 87-89.

        Ms. Wendy Goodyear is no longer a principal of JWH.

        The following updates the information relating to assets under management in the first full paragraph on page 90.

        As of September 30, 2003, JWH was managing approximately $73 million of client assets pursuant to its Original Investment program, approximately $311 million of client assets pursuant to its Financial and Metals Portfolio and approximately $1.8 billion in all its programs.

        The following supplements the information under the sub-caption "—Trade Placement" on page 92.

        JWH intends to implement electronic trading on behalf of its client accounts in the near future. JWH believes that electronic trading will provide a faster method of accessing the variety of markets that it trades than the traditional method of placing trade orders over the telephone. Electronic trading provides for greater order execution risk controls to be incorporated into electronic order placement which should reduce the potential for errors during the order placement process. Electronic trading also increases the overall level of confidentiality for JWH with respect to the marketplace and it will also prevent miscommunication of instructions between JWH and the executing brokers. Trade processing efficiency is another key benefit to electronic trading.

        JWH places futures trades for all accounts that its manages, as well as for the accounts of JWH and Mr. Henry, as "bunched orders" or "block orders," in which trades for all accounts are placed for execution in a group or bunch, and then are allocated to individual accounts when the order has been completed or at the end of the trading day. This process improves the efficiency of trade placement, and is intended to provide better pricing and execution of orders for all accounts. JWH provides the brokerage firms with allocated fills pursuant to JWH's allocation methodology. JWH will make available to the partnership upon request (1) the general nature of the allocation methodology JWH uses; and (2) summary or composite execution and allocation data sufficient for it to compare the results of execution and allocation for the partnership's account with those for the accounts of comparable customers and any proprietary account participating in the bunched order process. JWH is obligated to make all post-order allocations fair and equitable, so that no account or group of accounts consistently receives favorable or unfavorable treatment. In addition, JWH's allocation methodology must be sufficiently objective and specific to permit independent verification of the fairness of the allocation and reconstruction of the allocation methodology. Forward contracts in foreign currencies are handled differently. JWH's prime brokerage arrangement with Bank of America provides for currency forwards to be averaged before they are rolled forward, so that all accounts receive the same fill price.

        The following information relating to Winton Capital Management Limited is added after the last paragraph on page 96.

  4. Winton Capital Management Limited

        Winton Capital Management Limited organized in 1997, and is a United Kingdom company. Winton became registered with the CFTC as a commodity trading advisor in January 1998 and is a member of the National Futures Association. Winton has its principal office at 1a St. Mary Abbot's Place, London W8 6LS, United Kingdom.

Management Agreement

        Winton entered into a management agreement, effective January 1, 2004 with Spectrum Technical and the general partner to direct the investment and reinvestment of the partnership's assets allocated to it in futures, forwards and options pursuant to it trading program. The management agreement with Winton will expire on December 31, 2006. The Winton management agreement will, however, renew annually unless otherwise terminated by the general partner or Winton. The management agreement will terminate if Spectrum Technical terminates, and may be terminated by Spectrum Technical at any month-end upon five days' prior written notice to Winton. Spectrum Technical may also terminate its management agreement immediately for events that the general partner believes would have an immediate adverse effect on Spectrum Technical, such as a violation of Spectrum Technical's trading policy. The Winton management agreement may also be terminated by Winton for events that it deems would have a material adverse effect on its abilities to perform under the management agreement, such as the implementation of a new trading limitation not agreed to by Winton.

Principals

        David Winton Harding is a director and a principal of Winton. Mr. Harding founded Winton in February 1997. Having graduated from Cambridge University with a First Class Honors Degree, he began his career in the financial industry in 1982. Between September 1982 and December 1984, he held various positions as a UK Gilt trader and salesman at two UK stockbrokers: Wood MacKenzie and Johnson Matthey & Wallace. He then joined Sabre Fund Management Ltd., a CFTC-registered CTA located in London, as an assistant technical trader and researcher, and was later promoted to Director of Research. In December 1986, he moved to Brockham Securities Ltd, a privately owned sugar trading and managed futures company, to assist in the development and marketing of the firm's futures fund management services.

        In February 1987, he left Brockham Securities Ltd and, together with colleagues Michael Adam and Martin Lueck, founded Adam, Harding and Lueck Ltd., a computer-driven, research based CTA. Adam, Harding and Lueck Ltd. became registered with the CFTC in February 1987. By 1989, this firm had grown into the UK's largest CTA, with more than $50 million under management. At that time, the principals sold a 51% stake to E D & F Man Group Ltd., one of the largest distributors of futures funds internationally.

        Between 1989 and 1993, when assets under management rose from $50 million to $300 million, Mr. Harding headed up Adam, Harding and Lueck Ltd.'s quantitative research team, supervising about 15 full-time research staff, supported by a software team of around a dozen programmers. This team developed a multiplicity of quantitative trading strategies in addition to Adam, Harding and Lueck Ltd.'s successful trend-following trading approach. During this time, he was also involved in the company's international institutional marketing efforts, in particular in Europe, the Middle East, South East Asia, Japan and the U.S.

        In 1993, Mr. Harding was invited to present a paper to a special symposium of London's prestigious Royal Society, on the subject "Making Money From Mathematical Models. " This paper was subsequently incorporated into two books on the subject.

        In September 1994, E D & F Man Group Ltd. bought out the minority shares owned by Mr. Harding and the original partners, and Adam, Harding and Lueck Ltd. was consolidated into E D & F Man Group Ltd.'s fund management division. Mr. Harding then formed and headed up a new division of E D & F Man Group Ltd., called E D & F Man Group Ltd. Quantitative Research, leading a research team that developed quantitative trading models primarily for use by E D & F Man Group Ltd.'s fund management companies. Mr. Harding left E D & F Man Group Ltd. in August 1996 to begin preparations for the launch of Winton, which he formed in February 1997.

        Osman Murgian is a founding director and a principal of Winton. Educated in Brighton College in England, Mr. Murgian was also one of the original shareholders and directors of Adam, Harding and Lueck Ltd. Mr. Murgian lives in Nairobi, Kenya, and is the owner of or an investor in a number of international businesses ranging from real estate to transportation. Mr. Murgian has a beneficial interest of more than 10% of Winton's share capital. This interest is held by Festuca Investments Ltd, an Isle of Man investment holding company.

        Martin John Hunt is a director and a principal of Winton. Mr. Hunt began his career in the UK managed futures industry in October 1983, at which time he was employed as a trainee trader for a trading advisor, Futures Fund Management Ltd. In January 1986, he was appointed manager of the trading operations for Sabre Fund Management, also a trading advisor. In February 1988, he joined Adam, Harding and Lueck Ltd., then a newly established trading advisor, where he was responsible for the company's trading operations. These trading operations were complex, and Mr. Hunt's role was to ensure the efficient execution of the firm's computer-generated futures and interbank orders on over $120 million of assets under management. These orders spanned more than 60 markets, 5 time zones and 15 exchanges worldwide.

        In August 1991, Mr. Hunt assumed responsibility for marketing and operations at Royston Investments, Ltd, which at the time was a CFTC-registered CTA. In March 1994, he established himself as an independent marketing and compliance consultant to firms in the UK managed futures industry. These consultancy activities continued until February 1997, when he was recruited by David Harding to handle the formation, structuring and subsequent day-to-day running of Winton. At Winton, Mr. Hunt supervises the trading operations, as well as being directly involved in the marketing of Winton's investment management approach worldwide. Mr. Hunt also has responsibility for the firm's regulatory compliance.

        During the five years preceding the date of this Supplement, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Winton or its principals.

        Winton and its principals may, from time to time, trade futures, forwards, or options contracts for their own proprietary accounts. These accounts may take positions that are opposite, or ahead of, positions advocated for clients. Such trades may or may not be in accordance with the Winton trading programs described below. Although Winton maintains records of these trades, clients of Winton are not entitled to inspect these records except in certain limited circumstances.

Description of the Diversified Trading Program

        Effective January 1, 2004 the general partner expects to allocate 10-15% of Spectrum Technical's assets to Winton's Diversified Trading Program which has been trading since 1997. The Winton Diversified

Trading Program uses a statistically-derived systematic model to trade a diversified portfolio of approximately 95 futures contracts. The contracts traded cover a global range and are widely diversified across the financial and commodity sectors. Winton expects the margin requirements for the portion of Spectrum Technical's assets traded pursuant to Winton's Diversified Trading Program to average about 20% of those assets.

        As of September 30, 2003 Winton Capital Management Limited was managing approximately $252.3 million pursuant to its Diversified Trading Program and approximately $257.8 million of client assets in all its programs (notional funds included).

Description of Trading Methods and Strategies

        Winton's investment technique consists of trading a portfolio of around 95 futures contracts on major commodity exchanges and forward markets worldwide, employing a computerized, technical, trend-following trading system developed by its principals. This system tracks the daily price movements from these markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk. If rising prices are anticipated, a long position will be established; a short position will be established if prices are expected to fall.

        The trading methods applied by Winton are proprietary, complex and confidential. As a result, the following discussion is of necessity general in nature and not intended to be exhaustive. Winton plans to continue the testing and reworking of its trading methodology and, therefore, retains the right to revise any methods or strategy, including the technical trading factors used, the markets traded and/or the money management principles applied.

        A Technical Trend-Following System.    Technical analysis refers to analysis based on data intrinsic to a market, such as price and volume. This is to be contrasted with fundamental analysis which relies on factors external to a market, such as supply and demand. The Diversified Trading Program uses no fundamental factors.

        A trend-following system is one that attempts to take advantage of the observable tendency of the markets to trend, and to tend to make exaggerated movements in both upward and downward directions as a result of such trends. These exaggerated movements are largely explained as a result of the influence of crowd psychology or the herd instinct, amongst market participants.

        A trend-following system does not anticipate a trend, but seeks to capture it at an appropriate point in time. In fact, trend-following systems are frequently unprofitable for long periods of time in particular markets or market groups, and occasionally they are unprofitable for spells of more than a year, even in large portfolios. However, over a span of years, Winton believes such an approach, applied to a sufficiently diversified portfolio of markets, has proven to be consistently profitable.

        The Winton trading system works by capturing the probability of the size and direction of future price movements using sophisticated statistical indicators, or oscillators, derived from past price movements which characterize the degree of trending of each market at any time. Winton believes its application of advanced classical statistics to the understanding of market behavior provides it with an edge over other trend following systems. Winton believes this enables its system to suffer smaller losses during the inevitable whipsaw periods of market behavior and thus take better advantage of the significant trends when they occur, by focusing more resources on them.

        The system is developed using historical market prices in each contract ("in sample data"), and then tested on an independent period of market data ("out of sample data") to ensure that the observations have robust predictive power. This procedure seeks to avoid the risk of over optimising, which occurs when a system is allowed to fit itself to a historically-specific set of market conditions.

        A Non Discretionary System.    Trade selection is not subject to intervention by Winton's principals or traders and therefore is not subject to the influences of individual judgement. As a systemic trading system, the Winton model utilizes expert knowledge to analyze market data and direct trades, thus eliminating the risk of basing a trading program on one indispensable person. Equally important is the fact that non-discretionary systems can be tested in simulation for long periods of time and the model's empirical characteristics can be measured.

        The system's output is rigorously adhered to in trading the portfolio and intentionally no importance is given to any external or fundamental factors. While it may be seen as unwise to ignore information of obvious value, such as that pertaining to political or economic developments, Winton believes the disadvantage of this approach is far outweighed by the advantage of the discipline that rigorous adherence to such a system instills. Significant profits are often made by the Winton system, by holding on to positions for much longer than conventional wisdom would dictate. An individual taking trading decisions, and paying attention to day-to-day events, could easily be deflected from the chance of fully capitalizing on such trends, when not adhering to such a system.

        Markets Traded.    The Winton system trades in all the easily accessible and liquid U.S. and non-U.S. futures and forward contracts that it practically can. Forward markets include major currencies and precious and base metals, the latter two categories being traded on the London Metal Exchange. Winton is constantly looking for new opportunities to add additional markets to the portfolio, thus further increasing the portfolio's diversification.

        Diversification of Markets.    Taking positions in a variety of unrelated markets has been shown, over time, to decrease system volatility. By employing a sophisticated and systematic schema for placing orders in a wide array of markets, Winton believes it can be demonstrated that there is a high expectation of an overall profit being realized after a sufficient period of time.

        The trading strategy and account management principles described here are factors upon which Winton will base its trading decisions. Such principles may be revised from time to time by Winton as it deems advisable or necessary. Accordingly, no assurance is given that all of these factors will be considered with respect to every trade or recommendation made or that consideration of any of these factors in a particular situation will lessen risk of loss or increase the potential for profits.

Execution of Orders and Order Allocation

        Winton will select the type of order to be used in executing trades and may use any type of order permitted by the exchange on which the order is placed.

        Winton may place individual orders for each account or a block order for all accounts in which the same commodity interest is being cleared through the same futures commission merchant. In the latter instance, Winton employs an objective price allocation procedure in which all accounts are listed by account number and then trades are assigned, with the highest number on the list receiving the highest buy and the highest sell and the lowest number on the list receiving the lowest buy and the lowest sell. On occasion, it may direct the futures commission merchant for the accounts to employ the neutral allocation system generally used by the futures commission merchant to assign trades or it may use an average price system in which each client in the block order will receive the average price which is computed by multiplying the price by the quantity executed at each price divided by the total quantity executed. Partial fills will be allocated in proportion to account size.

Past Performance of Winton

        Set forth below in Capsule A is the past performance history of Winton's Diversified Trading Program. The footnotes following Capsule A are an integral part of the Capsule.

        You are cautioned that the information set forth in the following Capsule performance summary is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by Winton or Spectrum Technical in the future, since past results are not a guarantee of future results. There can be no assurance that Winton or the partnership will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

CAPSULE A

Winton Capital Management Limited
Winton Diversified Trading Program

    Name of commodity trading advisor: Winton Capital Management Limited
    Name of program: Winter Diversified Trading Program
    Inception of trading by commodity trading advisor: October 1997
    Inception of trading in program: October 1997
    Number of open accounts: 33
    Aggregate assets overall: 257.8 million
    Aggregate assets in program: 252.3 million
    Worst monthly drawdown (12.97)% - (October 1997)
    Worst peak-to-valley drawdown: (31.09)% - (November 2001-May 2002)
    2003 year-to-date returning: 11.18% (9 months)
    2002 annual return: 12.86%
    2001 annual return: 5.56%
    2000 annual return: 9.72%
    1999 annual return: 13.24%
    1998 annual return: 53.26%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        Footnotes to Winton's Capsule Performance Summaries

        "Inception of trading by commodity trading advisor" is the date on which Winton began trading client accounts.

        "Inception of trading in program" is the date on which Winton began trading client accounts pursuant to the program shown.

        "Number of open accounts" is the number of accounts directed by Winton pursuant to the program shown as of September 30, 2003.

        "Aggregate assets overall" is the aggregate amount of assets in non-proprietary accounts under the management of Winton as of September 30, 2003.

        "Aggregate assets in program" is the aggregate amount of assets in the program specified as of September 30, 2003.

        "Drawdown" means losses experienced by the trading program over a specified period. A small number of accounts in the portfolio composites have experienced monthly drawdowns and peak-to-valley drawdowns that are materially larger than the largest composite monthly drawdown and peak-to-valley drawdown. These variances result from factors such as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, and investment restrictions imposed by the client.

        "Largest monthly drawdown" means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month during the most recent five calendar years.

        "Worst peak-to-valley drawdown" means greatest cumulative percentage decline in month-end net asset value of the trading program due to losses sustained during a period in which the initial month-end net asset value of the trading program is not equaled or exceeded by a subsequent month-end net asset value of the program during the most recent five calendar years.

        "Compound annual and year-to-date/period rate of return" presented in the composite performance capsules are calculated based on the "Fully-Funded Subset" method as prescribed by the CFTC. The rate of return is calculated by dividing the sum of net performance of the qualifying Fully-Funded Subset by the beginning net assets of the qualifying Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the qualifying Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals that would materially distort the rate of return pursuant to the Fully-Funded Subset method. Returns are then compounded to arrive at the year-to-date rate of return.

Morgan Stanley Spectrum Strategic L.P.

        1. Allied Irish Capital Management, Ltd.

        The following updates and supplements the information under the sub-caption "—Principals" on pages 97 and 98.

        Colm Doherty is no longer a principal of Allied Irish.

        Dr. Eileen Fitzpatrick is no longer a principal of Allied Irish.

        John Webb is no longer a principal of Allied Irish.

        Mr. Treble became a non-executive director of Allied Irish in October 2003 and currently has a pending registration as principal with the NFA. He is Managing Director of AIB Global Treasury, a position he has held since February 2002. Prior to this appointment, he was Managing Director of AIB Treasury and International, from February 2001 to February 2002, and he held the position of General Manager, AIB Capital Markets Britain (Treasury & Corporate Banking) from August 1997 to February 2001. He has worked in AIB since 1982 and has an MBA in Financial Services.

        The following updates the information relating to assets under management in the fifth full paragraph on page 99.

        As of September 30, 2003, Allied Irish was managing approximately $319 million of client assets pursuant to the Worldwide Financial Futures Program and approximately $593 million of client assets in all of its programs (notional funds included).

        2. Blenheim Capital Management, L.L.C.

        The following supplements the information under the sub-caption "—Principals" on pages 100 and 101.

        Thomas M. Kopczynski is a Vice President of Blenheim. He is registered with the CFTC as a principal and an associated person and is a member of the NFA in that capacity. Mr. Kopczynski has been with Blenheim for ten years. He is an integral part of Blenheim's trading staff. His broad knowledge of the market sectors in which Blenheim trades, retained by extensive analysis and consultation with key industry contacts, facilitates continuous investment opportunities and diversification. Mr. Kopczynski holds a B.S. in Economics with a concentration in Statistics from the Wharton School of the University of Pennsylvania.

        The following updates the information relating to assets under management in the fifth paragraph on page 101.

        As of September 30, 2003, Blenheim was managing approximately $42 million of client assets pursuant to its trading program.

        3. Eclipse Capital Management, Inc.

        The following updates the information relating to assets under management in the second paragraph on page 104.

        As of September 30, 2003, Eclipse was managing approximately $340 million of client assets pursuant to its trading program (notional funds included).

Morgan Stanley Spectrum Global Balanced L.P.
        SSARIS Advisors, LLC

        The following updates the information under the sub-caption "—Principals" on pages 105 and 106.

        Mr. John R. Snow is no longer a principal of SSARIS.

        Ms. Suzanne Brennan is no longer a principal of SSARIS.

        Alan J. Brown has been a Director of SSARIS since July 2003. Mr. Brown is a principal of State Street Global Advisors, Group Chief Investment Officer of State Street Global Advisors Worldwide, Chairman of State Street Global Advisors UK, and Executive Vice President of State Street. He is also a member of State Street Global Advisor's Executive Management Group. Mr. Brown is a director of Advanced Investment Partners, European Direct Capital Management, Rexiter Capital Management, Boston Capital Management and Global Alliance, LLC. Mr. Brown is also a member of State Street Global Advisor's Executive Management Group. Prior to joining State Street Global Advisors UK in 1995, Mr. Brown was Managing Director and Chief Investment Officer of PanAgora Asset Management Limited, and prior to that, Managing Director of Posthorn Global Asset Management in London. Mr. Brown began his career in the investment management business in 1974 at Morgan Grenfell, where he spent ten years. Mr. Brown holds a Masters degree in Physics from Cambridge University. Mr. Brown is on the board of the U.S. foundation for The Center for Economic Research and Graduate Education-Economic Institute attached to the Charles University in Prague.

        Jay Cromarty has been a Director of SSARIS since March 2003. Mr. Cromarty is the President of Global Alliance and a Senior Principal of State Street Global Advisors. Among other duties, Mr. Cromarty provides strategic management and marketing support to all of the Global Alliance investment management businesses. Mr. Cromarty is a director of Advanced Investment Partners, Boston Capital Management and Residential Capital Management. Before joining Global Alliance in May 1998, Mr. Cromarty served as the Managing Director of Sales and Marketing for State Street Global Advisors' Private Asset Management group. Prior to joining State Street Global Advisors in 1996, Mr. Cromarty was Vice President of The Boston Company, Inc., Director of Marketing and Client Service at PanAgora Asset Management and Senior Vice President of NatWest Investment Management. Mr. Cromarty holds a Bachelor of Science degree in Economics from the University of Maine and a Masters of Business Administration degree in Finance and Marketing from Babson College.

        Christopher M. Pope has been a Director of SSARIS Global Advisors and Director of Institutional Sales, Client Service, and Consultant Relations. Prior to joining State Street Global Advisors in 1988, Mr. Pope was responsible for marketing and client service at Travelers Investment Management Company and Travelers Keystone Fixed Income Advisors. Mr. Pope holds a Bachelor of Science degree from the University of Pennsylvania. Mr. Pope is a charter member of the Certified Employee Benefit Specialist program.

        The following updates the information relating to assets under management in the second full paragraph on page 107.

        As of September 30, 2003, SSARIS was managing approximately $51 million of client assets pursuant to the program utilized for Spectrum Global Balanced and approximately $565 million in all of its programs.

Morgan Stanley Spectrum Currency L.P.

        1.    John W. Henry & Company, Inc.

        The following updates, through September 30, 2003, and replaces the capsule performance summaries on pages 108–110. The text preceding the capsules on page 107 and the footnotes on pages 111–113 are an integral part of the following capsule performance summaries.

John W. Henry & Company, Inc.
International Foreign Exchange Program

Name of commodity trading advisor: John W. Henry & Company, Inc.
Name of program: International Foreign Exchange Program
Inception of client account trading by commodity trading advisor: October
1982
Inception of client account trading in program: August 1986
Number of open accounts: 5
Aggregate assets overall: $1.8 billion
Aggregate assets in program: $158.4 million
Largest monthly drawdown: (8.0)% - (September 1998)
Worst peak-to-valley drawdown: (19.0)% - (September 1998 - October 1999)
2003 year-to-date return: 3.1% (9 months)
2002 annual return: 18.7%
2001 annual return: 28.8%
2000 annual return: 16.5%
1999 annual return: (5.1)%
1998 annual return: 13.9%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

John W. Henry & Company, Inc. Programs

January 1, 1998 - September 30, 2003

JWH began trading client capital in October 1982

Name of Program:	Financial and Metals Portfolio	Original Investment Program	Global Diversified Portfolio	Global Financial and Energy Portfolio	G-7 Currency Portfolio	JWH Global- Analytics® Family of Programs	JWH Global Analytics® 99**
Inception of Client Account Trading in Program:	October 1984	October 1982	June 1988	June 1994	February 1991	June 1997	March 1999
Number of Open Accounts:	13	5	1	2	2	7	0
Assets Managed in Program:	$311.1 million	$72.7 million	$14.5 million	$15.0 million	$46.7 million	$169.9 million	$0
Assets Managed in JWH:	$1.8 billion	$1.8 billion	$1.8 billion	$1.8 billion	$1.8 billion	$1.8 billion	$1.8 billion
Worst Monthly Decline on an Individual Account Basis:	(18.5)% (11/01)	(15.8)% (4/01)	(21.4)% (11/01)	(15.3)% (9/03)	(12.2)% (3/02)	(10.5)% (11/01)	(9.6)% (11/01)
Worst Peak-to-Valley Decline on an Individual Account Basis:	(47.9)% (10/98-9/00)	(39.7)% (5/99-3/02)	(32.8)% (8/99-10/00)	(26.6)% (7/99-9/00)	(29.3)% (6/01-3/02)	(20.5)% (4/01-4/02)	(16.3)% (7/99-4/00)
2003 Compound Period Return (9 months):	%	%	%	%	%	%	%
	13.0	(1.4)	1.5	7.7	2.1	10.8	0.1
							(2 months)
2002 Compound Annual Rate of Return:	45.1	21.5	43.3	10.5	13.3	26.3	24.9
2001 Compound Annual Rate of Return:	7.1	(16.8)	(7.6)	(4.2)	0.2	(3.5)	(2.8) (9/27-12/31)
2000 Compound Annual Rate of Return:	13.0	3.4	16.4	25.0	8.1	22.7	(2.9) (9 mos.)
1999 Compound Annual Rate of Return:	(18.7)	(10.7)	(11.9)	1.4	20.7	N/A	(7.5) (10 mos.)
1998 Compound Annual Rate of Return:	7.2	10.8	23.5	9.9	(4.8)	(3.6) (5 mos.)	N/A

**In October 2000 the account had a large addition which increased its size to a level consistent with the trading size of the Global Analytics Family of Programs account.

The notes to JWH's Programs on pages 111 to 113 are an integral part of this table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

John W. Henry & Company, Inc. Programs

January 1, 1998 - September 30, 2003 (cont'd)

JWH began trading client capital in October 1982

Name of Program:	The World Financial Perspective	Dollar Program*	Worldwide Bond Program*†	SAP	International Currency and Bond Portfolio***	CSAP
Inception of Client Account Trading in Program:	April 1987; ceased trading June 2002	July 1996	July 1996	July 1996	January 1993	November 2002
Number of Open Accounts:	0	0	1	10	0	5
Assets Managed in Program:	$0	$0	$6.6 million	$1 billion	0	$27.8 million
Assets Managed in JWH:	$1.8 billion	$1.8 billion	$1.8 billion	$1.8 billion	$1.8 billion	$1.8 billion
Worst Monthly Decline on an Individual Account Basis:	(10.8)% (6/01)	(3.6)% (2/98)	(12.4)% (6/03)	(15.5)% (11/01)	(12.7)% (9/00)	(5.8)% (6/03)
Worst Peak-to-Valley Decline on an Individual Account Basis:	(30.7)% (5/99-7/00)	(5.4)% (1/98-5/98)	(14.8)% (6/03-9/03)	(21.2)% (7/99-9/00)	(28.5)% (7/99-9/00)	(10.4)% (6/03-9/03)
	%	%	%	%	%	%
2003 Compound Period Return (9 months):	N/A	N/A	(14.8) (4 months)	6.9	N/A	1.0
2002 Compound Period of Return:	(5.9) (6 months)	N/A	N/A	30.9	N/A	5.9 (2 months)
2001 Compound Annual Rate of Return:	(10.7)	N/A	N/A	(1.1)	1.9 (6 months)	N/A
2000 Compound Annual Rate of Return:	4.9	N/A	N/A	20.3	5.6	NA
1999 Compound Annual Rate of Return	(1.6)	N/A	N/A	(1.5)	2.3	N/A
1998 Compound Annual Rate of Return:	7.2	(5.0) (5 mos.)	(0.4) (5 mos.)	17.0	16.1	N/A

*
This performance data is only through May 7, 1998. The program continues to operate, but only as a portion of a special JWH multi-program trading strategy.
***
This performance data is only through 6/30/01 since the program ceased trading upon that date.
†
An actual client account began trading this program beginning 2003.

The Notes to JWH's Programs on pages 111 to 113 are an integral part of this table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        2. Sunrise Capital Partners, LLC

        The following updates the information relating to assets under management in the sixth paragraph on page 113.

        As of September 30, 2003, Sunrise Capital Partners was managing approximately $172.8 million of client assets pursuant to the Currency Program and approximately $1.4 billion of client assets in all of its programs (notional funds excluded).

        The following updates, through September 30, 2003, and replaces the capsule performance summaries on pages 114-115. The text preceding the capsules on pages 113-114 and the footnotes on page 116 are an integral part of the following capsule performance summaries.

Sunrise Capital Partners
Currency Program
(Calculations based on Fully-Funded Subset Method)

Name of commodity trading advisor: Sunrise Capital Partners
Name of program: Sunrise Currency Program
Inception of trading by commodity trading advisor: June 1980
Inception of trading in program: October 1985
Number of open accounts: 5
Aggregate assets overall: $1.4 billion
Aggregate assets in program: $172.8 million
Largest monthly drawdown: (5.7)% - (November 2002)
Worst peak-to-valley drawdown: (16.1)% - (June 2001 - March 2002)
2003 year-to-date return: 1.9% (9 months)
2002 annual return: 6.9%
2001 annual return: (2.6)%
2000 annual return: 15.5%
1999 annual return: 6.3%
1998 annual return: (1.9)%

Sunrise Capital Partners
CIMCO~Diversified Financial Program

Name of commodity trading advisor: Sunrise Capital Partners
Name of program: Sunrise CIMCO~Diversified Financial Program
Inception of trading by commodity trading advisor: June 1980
Inception of trading in program: October 1990
Number of open accounts: 2
Aggregate assets overall: $1.4 billion
Aggregate assets in program: $128.9 million
Largest monthly drawdown: (16.8)% - (November 2001)
Worst peak-to-valley drawdown: (25.2)% - (November 2001 - April 2002)
2003 year-to-date return: (9.8)% (9 months)
2002 annual return: 13.3%
2001 annual return: 9.2%
2000 annual return: 11.0%
1999 annual return: (0.6)%
1998 annual return: 7.7%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Sunrise Capital Partners
Diversified Program
(Calculations based on Fully-Funded Subset Method)

Name of commodity trading advisor: Sunrise Capital Partners
Name of program: Sunrise Diversified Program
Inception of trading by commodity trading advisor: June 1980
Inception of trading in program: June 1980
Number of open accounts: 11
Aggregate assets overall: $1.4 billion
Aggregate assets in program: $234.9 million
Largest monthly drawdown: (14.8)% - (November 2001)
Worst peak-to-valley drawdown: (20.0)% - (November 2001 - March 2002)
2003 year-to-date return: 1.0% (9 months)
2002 annual return: 12.5%
2001 annual return: 11.7%
2000 annual return: 12.6%
1999 annual return: 5.8%
1998 annual return: 16.9%

Sunrise Capital Partners
Expanded Diversified Program
(Calculations based on Fully-Funded Subset Method)

Name of commodity trading advisor: Sunrise Capital Partners
Name of program: Sunrise Expanded Diversified Program
Inception of trading by commodity trading advisor: June 1980
Inception of trading in program: January 1989
Number of open accounts: 13
Aggregate assets overall: $1.4 billion
Aggregate assets in program: $853.5 million
Largest monthly drawdown: (10.3)% - (November 2001)
Worst peak-to-valley drawdown: (13.5)% - (November 2001 - February 2002)
2003 year-to-date return: 3.5% (9 months)
2002 annual return: 14.5%
2001 annual return: 13.6%
2000 annual return: 8.2%
1999 annual return: 4.4%
1998 annual return: 25.8%

Sunrise Capital Partners
Short-Term Program

Name of commodity trading advisor: Sunrise Capital Partners
Name of program: Short-Term Program
Inception of trading by commodity trading advisor: June 1980
Inception of trading in program: September 2000
Number of open accounts: 0
Aggregate assets overall: $1.4 billion
Aggregate assets in program: $0 million
Largest monthly drawdown: (6.7)% - (January 2001)
Worst peak-to-valley drawdown: (6.7)% - (January 2001 - May 2001)
2001 year-to-date return: (1.8)% (5 months)
2000 annual return: 14.4% (4 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Sunrise Capital Partners
Currency Options Program

Name of commodity trading advisor: Sunrise Capital Partners
Name of program: Currency Options Program
Inception of trading by commodity trading advisor: June 1980
Inception of trading in program: September 2000
Number of open accounts: 4
Aggregate assets overall: $1.4 billion
Aggregate assets in program: $192.0 million (all notional assets)
Largest monthly drawdown: (5.7)% - (September 2000)
Worst peak-to-valley drawdown: (5.9)% - (September 2000 - November 2000)
2003 year-to-date return: 1.7% (9 months)
2002 annual return: 12.0
2001 annual return: 5.5%
2000 annual return: 2.8% (4 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

LITIGATION

        The following updates and supplements the information under the caption "Litigation" on pages 120 and 121.

        On July 14, 2003, the Massachusetts Securities Division filed an administrative complaint alleging that Morgan Stanley DW Inc. filed false information in response to an inquiry from the Massachusetts Securities Division pertaining to mutual fund sales practices. On August 11, 2003, the Massachusetts Securities Division filed another administrative complaint, alleging that Morgan Stanley DW Inc. failed to make disclosures of incentive compensation for proprietary and partnered mutual fund transactions. Morgan Stanley DW Inc. answered the complaints on August 4 and September 16, 2003, respectively.

        In July 2003, Morgan Stanley DW Inc. received a subpoena from the Attorney General of the State of New York requesting information relating to possible late trading and market-timing activities in mutual funds. In September 2003, the SEC and NASD commenced industry-wide examinations of broker-dealers and mutual fund complexes, including Morgan Stanley DW Inc., relating to possible late trading and market-timing activities in mutual funds. Morgan Stanley DW Inc. is cooperating with these investigations.

        On September 15, 2003, Morgan Stanley DW Inc. and one of its officers entered into a settlement with the NASD pursuant to a Letter of Acceptance, Waiver and Consent. The Letter of Acceptance, Waiver and Consent alleges violations of applicable NASD rules in connection with various sales contests conducted from October 1999 to December 2002. Under the terms of the settlement, Morgan Stanley DW Inc. and its officer neither admitted nor denied the allegations of the Letter of Acceptance, Waiver and Consent and accepted a censure and the imposition of monetary fines in the amounts of $2 million and $250,000, respectively.

        On November 17, 2003, Morgan Stanley DW Inc. consented, without admitting or denying the findings, to the entry of an order by the Securities and Exchange Commission that resolves the SEC's investigation into certain practices relating to the Morgan Stanley DW Inc.'s offer and sale of shares of certain registered investment companies from January 1, 2000 to the present. The practices that are the subject of the order relate to (i) disclosures in connection with the marketing arrangements between Morgan Stanley DW Inc. and certain mutual fund complexes and (ii) disclosures in connection with the offer and sale of Class B shares of certain Morgan Stanley proprietary mutual funds in connection with sales of $100,000 or more of such shares in a single transaction. Pursuant to the order, Morgan Stanley DW Inc.: (i) is censured; (ii) shall cease and desist from committing or causing any violation or future violation of Section 17(a)(2) of the Securities Act of 1933 and Rule 10b-10 under the Securities Exchange Act of 1934; and (iii) shall distribute for the benefit of certain customers who purchased shares of mutual funds through Morgan Stanley DW Inc. pursuant to the marketing arrangements that are the subject of the order the amount of $50 million, consisting of disgorgement plus prejudgment interest of $25 million and a civil penalty of $25 million. Pursuant to the order, Morgan Stanley DW Inc. also made certain undertakings, including (a) placing on Morgan Stanley DW Inc.'s website disclosures relating to certain marketing programs pursuant to which it offered and sold certain mutual funds; (b) preparing a Mutual Fund Bill of Rights that discloses, among other things, the differences in fees and expenses associated with the purchase of different classes of mutual fund shares; (c) preparing a plan by which certain customers' Class B shares can be converted to Class A shares; (d) retaining an independent consultant to review, among other things, the relevant marketing programs' compliance with the adequacy of Morgan Stanley DW Inc.'s disclosures with respect to such programs and other matters in connection with Morgan Stanley DW Inc.'s offer and sale of shares of mutual funds and compliance with the order; and (e) adopting the recommendations of the independent consultant. The number of purchasers of Class B shares during this period (January 1, 2000 to the present) who will be eligible to convert their shares is approximately 8,000. The ultimate financial impact on Morgan Stanley DW Inc. of these conversions will depend on many variables, including the number of eligible purchasers who elect to convert to Class A shares (which involve different fees) and the terms of the conversion (which shall not be unacceptable to the independent consultant).

        Contemporaneous with the settlement with the SEC, the NASD filed a complaint alleging that Morgan Stanley DW Inc. had violated NASD Rule 2830(k) and that the NASD action was settled simultaneously with the settlement of the SEC proceeding. Morgan Stanley DW Inc. consented to the imposition of a censure by the NASD in connection with the NASD settlement but no additional monetary sanctions were imposed. The $50 million monetary sanction in the related SEC proceeding includes the monetary sanction that would have otherwise been imposed by the NASD.

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

POTENTIAL ADVANTAGES

        The following table updates and replaces through September 30, 2003, the "Annual Returns of Various Asset Classes Over Time" table on page 142. The notes on pages 143-144 are an integral part of the following table.

ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

	U.S. Stocks (S&P 500 INDEX)	U.S. Treasury Bonds (Lehman Brothers Treasury Bond Index)	U.S. Corporate Bonds (Citigroup Corporate Bond Index)	Non-U.S. Stocks (MSCI EAFE Index)	Global Stocks (MSCI World Index)	Managed Futures (Barclay CTA Index)	Public Managed Futures Funds (CISDM Public Fund Index)
	%	%	%	%	%	%	%
1980	32.5	(2.8)	(0.3)	24.4	27.7	63.7	N/A
1981	(4.9)	1.1	2.7	(1.0)	(3.3)	23.9	N/A
1982	21.5	41.1	37.2	(0.8)	11.3	16.7	N/A
1983	22.6	1.8	8.9	24.6	23.3	23.8	N/A
1984	6.3	14.7	16.1	7.9	5.8	8.7	1.4
1985	31.7	32.0	25.0	56.7	41.8	25.5	21.9
1986	18.7	24.1	17.0	69.9	42.8	3.8	(14.4)
1987	5.3	(2.7)	2.1	24.9	16.8	57.3	43.1
1988	16.6	9.2	9.5	28.6	23.9	21.8	7.3
1989	31.7	18.9	14.0	10.8	17.2	1.8	4.7
1990	(3.1)	4.6	7.3	(23.2)	(16.5)	21.0	14.2
1991	30.5	17.9	18.5	12.5	19.0	3.7	10.0
1992	7.6	7.8	8.9	(11.8)	(4.7)	(0.9)	(1.4)
1993	10.1	16.4	12.1	32.9	23.1	10.4	10.7
1994	1.3	(6.9)	(3.5)	8.1	5.6	(0.7)	(7.7)
1995	37.6	30.7	21.7	11.6	21.3	13.7	13.9
1996	23.0	(0.4)	3.3	6.4	14.0	9.1	9.8
1997	33.4	14.9	10.2	2.1	16.2	10.9	7.6
1998	28.6	13.5	8.6	20.3	24.8	7.0	7.9
1999	21.0	(8.7)	(1.6)	27.3	25.3	(1.2)	(1.4)
2000	(9.1)	20.1	9.3	(14.0)	(12.9)	7.9	4.7
2001	(11.9)	4.6	10.9	(21.5)	(16.5)	0.8	(0.1)
2002	(22.1)	17.2	9.4	(15.7)	(19.6)	12.4	14.3
2003*	14.7	3.4	7.9	18.8	17.0	4.4	4.7

*
Through September 30, 2003

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through September 30, 2003, the "Correlation Analysis" charts on pages 145-147.

      Data: 146 months of trading from August 1991 through September 2003
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).

      Data: 107 months of trading from November 1994 through September 2003
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      Data: 107 months of trading from November 1994 through September 2003
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).

      Data: 107 months of trading from November 1994 through September 2003
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      Data: 197 months of trading from May 1987 through September 2003
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following chart updates and replaces through September 30, 2003, the "Managed Futures vs. Stocks" chart on page 148. The notes on page 149 are an integral part of the following chart.

Managed Futures vs. Stocks
12-Month Holding Period Performance

STOCKS
MANAGED FUTURES
70.00%
60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
-10.00%
-20.00%
-30.00%
-40.00%
12/80
12/81
12/82
12/83
12/84
12/85
12/86
12/87
12/88
12/89
12/90
12/91
12/92
12/93
12/94
12/95
12/96
12/97
12/98
12/99
12/00
12/01
12/02
9/03

Data: December 1980 through September 2003

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following chart updates and replaces through September 30, 2003, the "Improved Portfolio Efficiency" chart on page 151. The notes on page 151 are an integral part of the following chart.

Improved Portfolio Efficiency
January 1980 through September 2003
U.S. Stocks/Bonds/International Equities/Managed Futures

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SUPPLEMENTAL PERFORMANCE INFORMATION

The following charts update and replace through September 30, 2003, the charts on pages 156-165.

MORGAN STANLEY SPECTRUM SELECT L.P.

All of the performance data below is through September 30, 2003.

SPECTRUM SELECT STATISTICS

Trading Advisors:	EMC Capital Management, Inc. Northfield Trading L.P. Rabar Market Research, Inc. Sunrise Capital Management, Inc.
Began Trading:	August 1, 1991
Net Assets in Fund:	$376.9 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 3.00% of Beg. Net Assets
Monthly Brokerage Fee:	1/12 of 7.25% of Beg. Net Assets
Monthly Incentive Fee:	15.00% of Monthly Trading Profits
Investment Style:	Technical

RISK ANALYSIS

Compounded Annual Rate of Return:	8.84%
Standard Deviation of Monthly Returns:	6.89%
Annualized Standard Deviation:	23.86%
Sharpe Ratio:	0.20
Sortino Ratio:	0.44
Largest Decline Period (6/95—8/96):	-26.77%
Average Recovery (No. of months):	6.70
Average Monthly Loss:	-4.19%
Standard Deviation of Monthly Loss:	3.16%
% of Losing Months:	47.62%
Average Monthly Gain:	5.58%
Standard Deviation of Monthly Gain:	5.95%
% of Winning Months:	52.38%

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Select uses the technically-based, aggressive, trend-following trading systems of EMC Capital Management, Inc., Northfield Trading L.P., Rabar Market Research, Inc. and Sunrise Capital Management, Inc. to participate in a diversified portfolio of futures and currency markets.

EMC uses an aggressive systematic trading approach that blends several independent methodologies designed to identify emerging trends and follow existing trends. This program seeks significant returns in favorable market periods, while accepting a commensurate decline in unfavorable market cycles.

Northfield uses a purely technical approach utilizing price action itself as analyzed by clients, numerical indicators, pattern recognition, or other techniques designed to provide information about market direction.

Rabar uses a systematic approach with discretion, limiting the equity committed to each trade, market and sector. Rabar's trading program uses constant research and analysis of market behavior.

Sunrise's investment approach attempts to detect a trend, or lack of a trend, with respect to a particular market by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent and parallel systems, each designed to seek out and extract different market inefficiencies over different time horizons.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS
Corn
Lean hogs
Soybeans
Soybean meal
Soybean oil
Wheat
 STOCK
INDICES
ASE All Ordinaries
CAC 40 Index
DAX Index
Dow Jones
  Industrial Index
FTSE Index
Hang Seng Index
IBEX 35 Index
NASDAQ 100 Index
Nikkei Index
S&P 500 Index
U.S. Dollar Index

FOREIGN
EXCHANGE
Australian dollar
British pound
Canadian dollar
Euro
Hong Kong dollar
Japanese yen
Mexican peso
New Zealand dollar
South African rand
Singapore dollar
Swedish krona
Swiss franc
 METALS
Aluminum
Copper
Gold
Lead
Nickel
Platinum
Silver
Tin
Zinc

ENERGIES
Crude oil
Heating oil
Natural gas
Unleaded gas
 SOFTS
Cocoa
Coffee
Cotton
Orange juice
Sugar
 INTEREST
RATES
Australian bonds
British bonds
Canadian bonds
Eurodollar
German bonds
Italian bonds
Japanese bonds
Spanish bonds
U.S. Treasury bonds
U.S. Treasury notes

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM SELECT PERFORMANCE

1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003
31.19%	-14.45%	41.62%	-5.12%	23.62%	5.27%	6.22%	14.17%	-7.56%	7.14%	1.65%	15.40%	1.37%
(5 months)												(9 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (7/31/91 = $10)

CORRELATION ANALYSIS (8/91 - 9/03)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Select	CISDM	S&P	CITI	EAFE

Spectrum Select	1.00	0.89	-0.08	0.28	-0.02
CISDM Public Fund Index		1.00	-0.11	0.33	-0.06
S & P 500 Index			1.00	0.20	0.68
Citigroup Corporate Bond Index				1.00	0.11
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

All of the performance data below is through September 30, 2003.

SPECTRUM TECHNICAL STATISTICS

Trading Advisors:	Campbell & Company, Inc. Chesapeake Capital Corporation John W. Henry & Company, Inc.
Began Trading:	November 1, 1994
Total Assets in Fund:	$420.8 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets to JWH, 1/12 of 3.00% to Campbell and Chesapeake
Monthly Brokerage Fee:	1/12 of 7.25% of Beg. Net Assets
Monthly Incentive Fee:	20.00% of Monthly Trading Profits to
Campbell and JWH, 19.00% to Chesapeake
Investment Style:	Technical

RISK ANALYSIS

Compounded Annual Rate of Return:	7.49%
Standard Deviation of Monthly Returns:	5.53%
Annualized Standard Deviation:	19.15%
Sharpe Ratio:	0.18
Sortino Ratio:	0.33
Largest Decline Period (4/01 - 4/02):	-26.56%
Average Recovery (No. of months):	2.92
Average Monthly Loss:	-3.72%
Standard Deviation of Monthly Loss:	3.09%
% of Losing Months:	48.60%
Average Monthly Gain:	4.98%
Standard Deviation of Monthly Gain:	3.69%
% of Winning Months:	51.40%

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Technical is managed by Campbell & Company, Inc., Chesapeake Capital Corporation and John W. Henry & Company, Inc. These three Trading Advisors employ a combination of investment approaches.

Campbell uses a highly disciplined systematic investment approach designed to detect and react to price movements in the futures and forward markets. Campbell's core systematic approach has been used successfully for over twenty years.

The trading methodology employed by Chesapeake is based on the analysis of interrelated mathematical and statistical formulas, including the technical analysis of historical data, used to determine optimal price support and resistance levels and market entry and exit points. This trading system was designed in the 1980s and is continually updated based on research.

JWH's trading programs use historical data and proprietary systems to detect emerging price trends. Positions are established under strict guidelines and are retained in markets where price movements have exceeded the expectations of most fundamental investors.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS
Corn
Feeder cattle
Lean hogs
Live cattle
Pork Bellies
Soybeans
Soybean meal
Soybean oil
Wheat
 SOFTS
Cocoa
Coffee
Cotton
Orange juice
Sugar

 ENERGIES
Crude oil
Gas oil
Heating oil
Natural gas
Unleaded gas

FOREIGN
EXCHANGE
Australian dollar
British pound
Canadian dollar
Euro
Hong Kong dollar
Indonesian rupiah
Japanese yen
Mexican peso
New Zealand dollar
Norwegian krone
Singapore dollar
South African rand
Swedish krona
Swiss franc

 METALS
Aluminum
Copper
Gold
Lead
Nickel
Platinum
Silver
Tin
Zinc

STOCK
INDICES
ASE All Ordinaries
CAC 40 Index
DAX Index
Dow Jones
  Industrial Index
FTSE Index
Hang Seng Index
IBEX 35 Index
NASDAQ 100 Index
Nikkei Index
S&P 500 Index
Swedish Index
Taiwan Index
Toronto Index
 INTEREST
RATES
Australian bonds
British bonds
Canadian bonds
Euro bonds
Eurodollar
German bonds
Japanese bonds
Spanish bonds
Swiss bonds
U.S. Treasury bonds
U.S. Treasury notes

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM TECHNICAL PERFORMANCE

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003
-2.20%	17.59%	18.35%	7.49%	10.18%	-7.51%	7.85%	-7.15%	23.31%	3.42%
(2 months)									(9 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)

CORRELATION ANALYSIS (11/94 - 9/03)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Technical	CISDM	S&P	CITI	EAFE

Spectrum Technical	1.00	0.96	-0.22	0.27	-0.18
CISDM Public Fund Index		1.00	-0.19	0.33	-0.16
S & P 500 Index			1.00	0.14	0.78
Citigroup Corporate Bonds Index				1.00	0.02
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

All of the performance data below is through September 30, 2003.

SPECTRUM STRATEGIC STATISTICS

Trading Advisors:	Allied Irish Capital Management, Ltd. Blenheim Capital Management, L.L.C. Eclipse Capital Management, Inc.
Began Trading:	November 1, 1994
Total Assets in Fund:	$99.4 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 3.00% of Beg. Net Assets
Monthly Brokerage Fee:	1/12 of 7.25% of Beg. Net Assets
Monthly Incentive Fee:	15.00% of Monthly Trading Profits
Investment Style:	Fundamental

RISK ANALYSIS

Compounded Annual Rate of Return:	3.01%
Standard Deviation of Monthly Returns:	6.49%
Annualized Standard Deviation:	22.49%
Sharpe Ratio:	-0.04
Sortino Ratio:	-0.07
Largest Decline Period (1/00 - 10/00):	-43.28%
Average Recovery (No. of months):	4.67
Average Monthly Loss:	-4.59%
Standard Deviation of Monthly Loss:	3.90%
% of Losing Months:	47.66%
Average Monthly Gain:	5.05%
Standard Deviation of Monthly Gain:	4.73%
% of Winning Months:	52.34%

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Strategic is managed by Allied Irish Capital Management, Ltd., Blenheim Capital Management, L.L.C., and Eclipse Capital Management, Inc. All three trading advisors employ a fundamental investment approach that evaluates key economic indicators such as supply and demand levels and geopolitical conditions, as well as certain technical factors.

Allied Irish employs multiple investment professionals using a discretionary trading approach. Several strategies are applied to investments in a broad range of financial instruments.

Blenheim's program has a strong global concentration using a discretionary trading approach. Investments are made in markets in which the trading advisor has a clear understanding of fundamental factors and geopolitical forces that influence price behavior.

Eclipse employs a systemic trading approach using multiple trend-following and macroeconomic-driven models. A key characteristic of the Eclipse trading program is the extensive diversification achieved by applying multiple trading models to a wide variety of financial markets located throughout the world.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS
Corn
Cotton
Lean hogs
Live cattle
Rough rice
Soybeans
Soybean meal
Soybean oil
Wheat
 SOFTS
Cocoa
Coffee
Lumber
Orange Juice
Sugar
 FOREIGN
EXCHANGE
Australian dollar
British pound
Canadian dollar
Euro
Japanese yen
New Zealand dollar
Swiss franc	METALS Aluminum Copper Gold Nickel Silver Tin Zinc ENERGIES Crude oil Gas Oil Heating oil Natural gas Unleaded gas

STOCK
INDICES
CAC 40 Index
DAX Index
FTSE Index
NASDAQ 100 Index
Nikkei Index
S&P 500 Index
 INTEREST
RATES
British bonds
Euro bonds
Eurodollar
French bonds
German bonds
Italian bonds
Japanese bonds
U.S. Treasury bonds
U.S. Treasury notes

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM STRATEGIC PERFORMANCE

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003
0.10%	10.49%	-3.53%	0.37%	7.84%	37.23%	-33.06%	-0.57%	9.38%	12.91%
(2 months)									(9 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)

CORRELATION ANALYSIS (11/94 - 9/03)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Strategic	CISDM	S&P	CITI	EAFE

Spectrum Strategic	1.00	0.55	-0.04	0.06	0.03
CISDM Public Fund Index		1.00	-0.19	0.33	-0.16
S & P 500 Index			1.00	0.14	0.78
Citigroup Corporate Bond Index				1.00	0.02
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

All of the performance data below is through September 30, 2003.

SPECTRUM GLOBAL BALANCED STATISTICS

Trading Advisor:	SSARIS Advisors, LLC
Began Trading:	November 1, 1994
Net Assets in Fund:	$51.3 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 1.25% of Beg. Net Assets
Monthly Brokerage Fee:	1/12 of 4.60% of Beg. Net Assets
Monthly Incentive Fee:	15.00% of Monthly Trading Profits
Investment Style:	Technical

RISK ANALYSIS

Compounded Annual Rate of Return:	4.88%
Standard Deviation of Monthly Returns:	2.75%
Annualized Standard Deviation:	9.51%
Sharpe Ratio:	0.09
Sortino Ratio:	0.15
Largest Decline Period (5/99 - 12/02):	-12.44%
Average Recovery (No. of months):	5.20
Average Monthly Loss:	-1.83%
Standard Deviation of Monthly Loss:	1.70%
% of Losing Months:	44.86%
Average Monthly Gain:	2.28%
Standard Deviation of Monthly Gain:	1.93%
% of Winning Months:	55.14%

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Global Balanced follows the tenets of Modern Portfolio Theory and offers a balanced portfolio that participates in global stocks, global bonds, and alternative investments within managed futures. Since the Spectrum Global Balanced trading strategy is in part to gain exposure to the stock and bond markets, it does not result in the same degree of non-correlation to the stock and bond indices and in that way differs from the other managed futures funds that Morgan Stanley offers.

Within global stock and global bond components of the fund, SSARIS Advisors, LLC analyzes various fundamental information, such as growth data, labor wage rates, central bank interest rate policies and inflation, to determine its approaches to these markets.

Within the global currency and commodity components of the Fund, SSARIS employs a technical trend-following trading system to analyze price data, determine profit and risk potential and initiate trades overall.

SSARIS uses a computer-based model to reallocate assets among various market sectors within each of the independent strategies.

The returns achieved by Spectrum Global Balanced will tend to be more highly correlated to the performance of global stock and global bond markets than will be the returns derived within other funds in the Spectrum Series.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS Corn Lean hogs Live cattle Soybean oil Wheat SOFTS Cotton Sugar ENERGIES Crude oil Gas oil Natural gas METALS Copper Nickel Zinc

STOCK
INDICES
DAX Index
FTSE Index
Nikkei 225 Index
S&P 500 Index
 FOREIGN
EXCHANGE
Australian dollar
British pound
Canadian dollar
Euro
Japanese yen
Mexican peso
New Zealand dollar
Singapore dollar
	Swiss franc	INTEREST RATES Australian bonds British bonds Canadian bonds Euro bonds Eurodollar French bonds German bonds Italian bonds Japanese bonds Spanish bonds U.S. Treasury bonds U.S. Treasury notes

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM GLOBAL BALANCED PERFORMANCE

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003
-1.70%	22.79%	-3.65%	18.23%	16.36%	0.75%	0.87%	-0.31%	-10.12%	4.94%
(2 months)									(9 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)

CORRELATION ANALYSIS (11/94 - 9/03)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Global Balanced	CISDM	S&P	CITI	EAFE

Spectrum Global Balanced	1.00	0.56	0.47	0.47	0.37
CISDM Public Fund Index		1.00	-0.19	0.33	-0.16
S & P 500 Index			1.00	0.14	0.78
Citigroup Corporate Bond Index				1.00	0.02
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

All of the performance data below is a pro forma of Dean Witter Cornerstone Fund IV based on the Spectrum Currency fee structure and is through September 30, 2003.

SPECTRUM CURRENCY STATISTICS

Trading Advisors:	John W. Henry & Company, Inc. Sunrise Capital Partners, LLC
Began Trading:	July 3, 2000
Total Assets in Fund:	$150.0 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets
Monthly Brokerage Fee:	1/12 of 4.60% of Beg. Net Assets
Monthly Incentive Fee:	20.00% of Monthly Trading Profits
Investment Style:	Technical

RISK ANALYSIS

Compounded Annual Rate of Return:	9.81%
Standard Deviation of Monthly Returns:	7.62%
Annualized Standard Deviation:	26.40%
Sharpe Ratio:	0.22
Sortino Ratio:	0.38
Largest Decline Period (2/89 - 9/89):	-46.06%
Average Recovery (No. of months):	4.18
Average Monthly Loss:	-4.68%
Standard Deviation of Monthly Loss:	4.36%
% of Losing Months:	46.19%
Average Monthly Gain:	5.99%
Standard Deviation of Monthly Gain:	6.24%
% of Winning Months:	53.81%

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Currency, managed by John W. Henry & Company, Inc. and Sunrise Capital Partners, LLC, is structured to exclusively trade a portfolio of diverse world currencies. Each trading advisor implements a technical, trend-following program to participate in international currencies, primarily in the forward dealer markets, futures contracts, and may also trade in spot (cash) currency markets.

JWH employs the International Foreign Exchange Program, which seeks to identify and capitalize on intermediate-term price movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar, or non-dollar cross rates.

Sunrise's Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, Euro, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar, and South African rand. In order to achieve adequate diversification for the Currency Program, major and minor currencies are traded as cross-rates selectively against each other and/or as outrights against the U.S. dollar.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

FOREIGN EXCHANGE
Australian dollar
British pound
Canadian dollar
Czech koruna
Danish kronor
Euro
Greek drachma
Hong Kong dollar
Japanese yen
Mexican peso
New Zealand dollar
Norwegian krone
Singapore dollar
South African rand
Swedish krona
Swiss franc
Thai baht

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PRO FORMA FOR SPECTRUM CURRENCY PERFORMANCE

1987	1988	1989	1990	1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003
7.74%	25.71%	-15.61%	43.03%	32.66%	5.11%	-10.03%	-13.04%	21.28%	13.91%	25.53%	2.67%	-1.33%	14.93%	13.49%	11.83%	1.63%
(8 months)																(9 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (4/30/87 = $10)

CORRELATION ANALYSIS (5/87 - 9/03)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Currency	CISDM	S&P	CITI	EAFE

Pro Forma Spectrum Currency	1.00	0.63	-0.10	0.09	-0.08
CISDM Public Fund Index		1.00	-0.08	0.28	-0.12
S & P 500 Index			1.00	0.21	0.62
Citigroup Corporate Bond Index				1.00	0.09
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through September 30, 2003, the "Fund Asset History" charts on pages 166-168.

Spectrum Select
Fund Asset History

    *  Spectrum Select had multiple closings during initial offering

  **  Re-opening of fund in September 1993 and November 1996

***  Effective May 1998, Spectrum Select became part of the Spectrum Series.

Spectrum Technical
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic
Fund Asset History

Spectrum Global Balanced
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through September 30, 2003, the "Historical Performance Comparison" charts on pages 169-171. As of September 30, 2003, there were 55 public managed futures funds included in the calculation of the CISDM Public Fund Index.

Spectrum Select vs. CISDM Public Fund Index
Historical Performance Comparison

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical vs. CISDM Public Fund Index

Historical Performance Comparison

Spectrum Strategic vs. CISDM Public Fund Index
Historical Performance Comparison

Spectrum Global Balanced vs. CISDM Public Fund Index
Historical Performance Comparison

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency vs. CISDM Public Fund Index
Historical Performance Comparison

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through September 30, 2003, the "Historical Performance Comparison (Rate of Return)" charts on pages 172-174.

Spectrum Select vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: August 1991 through September 2003

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

Spectrum Technical vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: November 1994 through September 2003

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: November 1994 through September 2003

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

Spectrum Global Balanced vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: November 1994 through September 2003

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: July 2000 through September 2003

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through September 30, 2003, the "Historical Performance" charts on pages 175-184.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Aug-91	(6.20)	9.38
Sep-91	6.32	9.97	(0.27)
Oct-91	(2.28)	9.75
Nov-91	(2.93)	9.46
Dec-91	38.67	13.12	31.54	31.19
Jan-92	(13.72)	11.32
Feb-92	(6.09)	10.63
Mar-92	(3.91)	10.21	(22.14)
Apr-92	(1.86)	10.02
May-92	(1.42)	9.88
Jun-92	7.19	10.59	3.71
Jul-92	10.72	11.73			17.29
Aug-92	6.69	12.51			33.40
Sep-92	(5.24)	11.86	11.94		18.89
Oct-92	(3.17)	11.48			17.81
Nov-92	1.39	11.64			23.04
Dec-92	(3.58)	11.22	(5.34)	(14.45)	(14.45)
Jan-93	0.31	11.26			(0.54)
Feb-93	14.85	12.93			21.64
Mar-93	(0.60)	12.85	14.52		25.83
Apr-93	10.35	14.18			41.48
May-93	1.95	14.46			46.32
Jun-93	0.21	14.49	12.74		36.79
Jul-93	13.90	16.50			40.71	65.04
Aug-93	(0.95)	16.35			30.64	74.28
Sep-93	(4.13)	15.67	8.16		32.17	57.15
Oct-93	(4.97)	14.89			29.72	52.81
Nov-93	(1.30)	14.70			26.28	55.37
Dec-93	8.13	15.90	1.42	41.62	41.62	21.16
Jan-94	(11.67)	14.04			24.70	24.03
Feb-94	(6.79)	13.09			1.21	23.11
Mar-94	12.57	14.73	(7.33)		14.61	44.21
Apr-94	(0.95)	14.59			2.88	45.55
May-94	6.84	15.59			7.81	57.75
Jun-94	10.30	17.19	16.73		18.66	62.32
Jul-94	(4.91)	16.35			(0.93)	39.41
Aug-94	(6.95)	15.22			(6.93)	21.59
Sep-94	1.25	15.41	(10.41)		(1.70)	29.92
Oct-94	(4.78)	14.67			(1.50)	27.77
Nov-94	5.68	15.50			5.47	33.18
Dec-94	(2.72)	15.08	(2.11)	(5.12)	(5.12)	34.36
Jan-95	(8.13)	13.85			(1.32)	23.05
Feb-95	9.61	15.19			16.04	17.44
Mar-95	20.58	18.31	21.42		24.30	42.46
Apr-95	9.06	19.97			36.86	40.79
May-95	11.08	22.18			42.28	53.40
Jun-95	(1.70)	21.80	19.08		26.81	50.47
Jul-95	(10.61)	19.49			19.20	18.09
Aug-95	(4.81)	18.55			21.93	13.48
Sep-95	(7.76)	17.11	(21.52)		11.08	9.19
Oct-95	(3.35)	16.54			12.75	11.05
Nov-95	1.37	16.77			8.15	14.06
Dec-95	11.19	18.64	8.94	23.62	23.62	17.28

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jan-96	(0.38)	18.57			34.05	32.28
Feb-96	(12.11)	16.32			7.49	24.73
Mar-96	(0.22)	16.29	(12.63)		(11.05)	10.57
Apr-96	4.07	16.95			(15.11)	16.17
May-96	(3.65)	16.33			(26.37)	4.76
Jun-96	1.37	16.56	1.65		(24.07)	(3.71)
Jul-96	(1.44)	16.32			(16.27)	(0.20)
Aug-96	(0.46)	16.24			(12.44)	6.76
Sep-96	3.34	16.79	1.39		(1.90)	8.97
Oct-96	13.30	19.02			15.00	29.65
Nov-96	6.76	20.31			21.11	30.98
Dec-96	(3.36)	19.62	16.90	5.27	5.27	30.13
Jan-97	3.93	20.40			9.82	47.21
Feb-97	4.75	21.36			30.88	40.68
Mar-97	0.31	21.43	9.21		31.58	17.04
Apr-97	(5.46)	20.26			19.53	1.46
May-97	(1.18)	20.02			22.60	(9.73)
Jun-97	0.16	20.05	(6.42)		21.13	(8.02)
Jul-97	9.74	22.01			34.86	12.92
Aug-97	(6.22)	20.64			27.06	11.25
Sep-97	0.93	20.83	3.87		24.09	21.73
Oct-97	(3.77)	20.05			5.40	21.20
Nov-97	0.62	20.17			(0.66)	20.31
Dec-97	3.35	20.85	0.07	6.22	6.22	11.82
Jan-98	0.87	21.03			3.10	13.22
Feb-98	2.16	21.48			0.55	31.60
Mar-98	0.23	21.53	3.28		0.46	32.19
Apr-98	(6.72)	20.08			(0.88)	18.47
May-98	1.78	20.44			2.08	25.15
Jun-98	0.93	20.63	(4.18)		2.87	24.60
Jul-98	(0.97)	20.43			(7.17)	25.19
Aug-98	19.19	24.35			17.98	49.90
Sep-98	6.24	25.87	25.40		24.19	54.11
Oct-98	(5.14)	24.54			22.42	29.03
Nov-98	(4.16)	23.52			16.61	15.83
Dec-98	1.19	23.80	(8.00)	14.17	14.17	21.28
Jan-99	(2.90)	23.11			9.91	13.31
Feb-99	5.45	24.37			13.45	14.07
Mar-99	(2.50)	23.76	(0.17)		10.36	10.87
Apr-99	3.70	24.64			22.70	21.61
May-99	(4.38)	23.56			15.26	17.67
Jun-99	0.34	23.64	(0.51)		14.59	17.88
Jul-99	(4.40)	22.60			10.62	2.69
Aug-99	(0.44)	22.50			(7.60)	9.02
Sep-99	1.69	22.88	(3.21)		(11.56)	9.83
Oct-99	(8.39)	20.96			(14.59)	4.56
Nov-99	3.29	21.65			(7.95)	7.34
Dec-99	1.62	22.00	(3.85)	(7.56)	(7.56)	5.54
Jan-00	2.86	22.63			(2.08)	7.62
Feb-00	(2.17)	22.14			(9.15)	3.07
Mar-00	(2.08)	21.68	(1.45)		(8.75)	0.70
Apr-00	(3.78)	20.86			(15.34)	3.87
May-00	1.58	21.19			(10.06)	3.67
Jun-00	(4.44)	20.25	(6.60)		(14.34)	(1.84)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jul-00	(2.42)	19.76			(12.57)	(3.28)
Aug-00	4.71	20.69			(8.04)	(15.03)
Sep-00	(1.84)	20.31	0.30		(11.23)	(21.49)
Oct-00	0.44	20.40			(2.67)	(16.87)
Nov-00	6.47	21.72			0.32	(7.65)
Dec-00	8.52	23.57	16.05	7.14	7.14	(0.97)
Jan-01	1.36	23.89			5.57	3.38
Feb-01	1.93	24.35			9.98	(0.08)
Mar-01	7.27	26.12	10.82		20.48	9.93
Apr-01	(6.93)	24.31			16.54	(1.34)
May-01	(0.53)	24.18			14.11	2.63
Jun-01	(1.78)	23.75	(9.07)		17.28	0.47
Jul-01	(0.13)	23.72			20.04	4.96
Aug-01	2.53	24.32			17.54	8.09
Sep-01	6.70	25.95	9.26		27.77	13.42
Oct-01	6.01	27.51			34.85	31.25
Nov-01	(13.12)	23.90			10.04	10.39
Dec-01	0.25	23.96	(7.67)	1.65	1.65	8.91
Jan-02	(1.25)	23.66			(0.96)	4.55
Feb-02	(6.89)	22.03			(9.53)	(0.50)
Mar-02	3.77	22.86	(4.59)		(12.48)	5.44
Apr-02	(3.11)	22.15			(8.89)	6.18
May-02	3.48	22.92			(5.21)	8.16
Jun-02	12.00	25.67	12.29		8.08	26.77
Jul-02	4.67	26.87			13.28	35.98
Aug-02	3.42	27.79			14.27	34.32
Sep-02	5.18	29.23	13.87		12.64	43.92
Oct-02	(6.12)	27.44			(0.25)	34.51
Nov-02	(4.56)	26.19			9.58	20.58
Dec-02	5.57	27.65	(5.41)	15.40	15.40	17.31
Jan-03	4.70	28.95			22.36	21.18
Feb-03	4.11	30.14			36.81	23.78
Mar-03	(8.99)	27.43	(0.80)		19.99	5.02
Apr-03	1.02	27.71			25.10	13.99
May-03	8.99	30.20			31.76	24.90
Jun-03	(2.91)	29.32	6.89		14.22	23.45
Jul-03	(1.98)	28.74			6.96	21.16
Aug-03	0.31	28.83			3.74	18.54
Sep-03	(2.77)	28.03	(4.40)	1.37	(4.11)	8.02
Compounded annual ROR:				8.84
Standard deviation of monthly returns:				6.89

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Nov-94	(0.90)	9.91
Dec-94	(1.31)	9.78	(2.20)	(2.20)
Jan-95	(1.84)	9.60
Feb-95	5.10	10.09
Mar-95	10.21	11.12	13.70
Apr-95	3.60	11.52
May-95	0.69	11.60
Jun-95	(1.12)	11.47	3.15
Jul-95	(2.44)	11.19
Aug-95	(0.63)	11.12
Sep-95	(3.33)	10.75	(6.28)
Oct-95	(0.09)	10.74			7.40
Nov-95	0.93	10.84			9.38
Dec-95	6.09	11.50	6.98	17.59	17.59
Jan-96	4.78	12.05			25.52
Feb-96	(6.39)	11.28			11.79
Mar-96	1.24	11.42	(0.70)		2.70
Apr-96	4.82	11.97			3.91
May-96	(3.84)	11.51			(0.78)
Jun-96	3.21	11.88	4.03		3.57
Jul-96	(4.80)	11.31			1.07
Aug-96	(0.35)	11.27			1.35
Sep-96	5.50	11.89	0.08		10.60
Oct-96	9.92	13.07			21.69	30.70
Nov-96	8.34	14.16			30.63	42.89
Dec-96	(3.88)	13.61	14.47	18.35	18.35	39.16
Jan-97	3.67	14.11			17.10	46.98
Feb-97	1.13	14.27			26.51	41.43
Mar-97	(1.82)	14.01	2.94		22.68	25.99
Apr-97	(2.93)	13.60			13.62	18.06
May-97	(3.75)	13.09			13.73	12.84
Jun-97	0.69	13.18	(5.92)		10.94	14.91
Jul-97	9.33	14.41			27.41	28.78
Aug-97	(5.97)	13.55			20.23	21.85
Sep-97	1.85	13.80	4.70		16.06	28.37
Oct-97	0.36	13.85			5.97	28.96
Nov-97	1.01	13.99			(1.20)	29.06
Dec-97	4.57	14.63	6.01	7.49	7.49	27.22
Jan-98	(1.16)	14.46			2.48	20.00
Feb-98	0.41	14.52			1.75	28.72
Mar-98	1.31	14.71	0.55		5.00	28.81
Apr-98	(4.62)	14.03			3.16	17.21
May-98	3.28	14.49			10.70	25.89
Jun-98	(1.10)	14.33	(2.58)		8.73	20.62
Jul-98	(0.98)	14.19			(1.53)	25.46
Aug-98	10.29	15.65			15.50	38.86
Sep-98	4.35	16.33	13.96		18.33	37.34
Oct-98	(0.73)	16.21			17.04	24.02
Nov-98	(6.17)	15.21			8.72	7.42
Dec-98	5.98	16.12	(1.29)	10.18	10.18	18.44
Jan-99	(4.96)	15.32			5.95	8.58

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Feb-99	2.48	15.70			8.13	10.02
Mar-99	(2.48)	15.31	(5.02)		4.08	9.28
Apr-99	7.18	16.41			16.96	20.66
May-99	(5.00)	15.59			7.59	19.10
Jun-99	5.13	16.39	7.05		14.38	24.36
Jul-99	(3.90)	15.75			10.99	9.30
Aug-99	0.95	15.90			1.60	17.34
Sep-99	(1.51)	15.66	(4.45)		(4.10)	13.48
Oct-99	(9.96)	14.10			(13.02)	1.81
Nov-99	1.84	14.36			(5.59)	2.64
Dec-99	3.83	14.91	(4.79)	(7.51)	(7.51)	1.91
Jan-00	1.21	15.09			(1.50)	4.36
Feb-00	(1.19)	14.91			(5.03)	2.69
Mar-00	(1.54)	14.68	(1.54)		(4.11)	(0.20)
Apr-00	(4.02)	14.09			(14.14)	0.43
May-00	(0.43)	14.03			(10.01)	(3.17)
Jun-00	(2.78)	13.64	(7.08)		(16.78)	(4.82)
Jul-00	(3.96)	13.10			(16.83)	(7.68)
Aug-00	3.74	13.59			(14.53)	(13.16)
Sep-00	(8.61)	12.42	(8.94)		(20.69)	(23.94)
Oct-00	2.90	12.78			(9.36)	(21.16)
Nov-00	12.28	14.35			(0.07)	(5.65)
Dec-00	12.06	16.08	29.47	7.85	7.85	(0.25)
Jan-01	(0.81)	15.95			5.70	4.11
Feb-01	1.94	16.26			9.05	3.57
Mar-01	11.38	18.11	12.62		23.37	18.29
Apr-01	(11.10)	16.10			14.27	(1.89)
May-01	(0.37)	16.04			14.33	2.89
Jun-01	(3.62)	15.46	(14.63)		13.34	(5.67)
Jul-01	(3.36)	14.94			14.05	(5.14)
Aug-01	1.34	15.14			11.41	(4.78)
Sep-01	8.19	16.38	5.95		31.88	4.60
Oct-01	5.37	17.26			35.05	22.41
Nov-01	(15.59)	14.57			1.53	1.46
Dec-01	2.47	14.93	(8.85)	(7.15)	(7.15)	0.13
Jan-02	(1.88)	14.65			(8.15)	(2.92)
Feb-02	(3.41)	14.15			(12.98)	(5.10)
Mar-02	(2.90)	13.74	(7.97)		(24.13)	(6.40)
Apr-02	(3.20)	13.30			(17.39)	(5.61)
May-02	5.64	14.05			(12.41)	0.14
Jun-02	15.02	16.16	17.61		4.53	18.48
Jul-02	9.65	17.72			18.61	35.27
Aug-02	4.40	18.50			22.19	36.13
Sep-02	6.43	19.69	21.84		20.21	58.53
Oct-02	(6.75)	18.36			6.37	43.66
Nov-02	(4.68)	17.50			20.11	21.95
Dec-02	5.20	18.41	(6.50)	23.31	23.31	14.49
Jan-03	12.76	20.76			41.71	30.16
Feb-03	6.60	22.13			56.40	36.10
Mar-03	(9.17)	20.10	9.18		46.29	10.99
Apr-03	1.44	20.39			53.31	26.65
May-03	6.38	21.69			54.38	35.22
Jun-03	(7.42)	20.08	(0.10)		24.26	29.88
Jul-03	(3.04)	19.47			9.88	30.32
Aug-03	3.39	20.13			8.81	32.96
Sep-03	(5.41)	19.04	(5.18)	3.42	(3.30)	16.24
Compounded annual ROR:				7.49
Standard deviation of monthly returns:				5.53

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Nov-94	0.10	10.01
Dec-94	0.00	10.01	0.10	0.10
Jan-95	(3.50)	9.66
Feb-95	1.45	9.80
Mar-95	7.86	10.57	5.59
Apr-95	0.00	10.57
May-95	(0.66)	10.50
Jun-95	(6.38)	9.83	(7.00)
Jul-95	(0.81)	9.75
Aug-95	4.00	10.14
Sep-95	(0.39)	10.10	2.75
Oct-95	0.30	10.13			1.30
Nov-95	2.76	10.41			4.00
Dec-95	6.24	11.06	9.50	10.49	10.49
Jan-96	3.71	11.47			18.74
Feb-96	(10.29)	10.29			5.00
Mar-96	(0.97)	10.19	(7.87)		(3.60)
Apr-96	6.08	10.81			2.27
May-96	(3.05)	10.48			(0.19)
Jun-96	(2.86)	10.18	(0.10)		3.56
Jul-96	(4.91)	9.68			(0.72)
Aug-96	1.14	9.79			(3.45)
Sep-96	5.11	10.29	1.08		1.88
Oct-96	2.92	10.59			4.54	5.90
Nov-96	3.49	10.96			5.28	9.49
Dec-96	(2.65)	10.67	3.69	(3.53)	(3.53)	6.59
Jan-97	(0.66)	10.60			(7.59)	9.73
Feb-97	10.09	11.67			13.41	19.08
Mar-97	6.77	12.46	16.78		22.28	17.88
Apr-97	(6.90)	11.60			7.31	9.74
May-97	0.78	11.69			11.55	11.33
Jun-97	(1.63)	11.50	(7.70)		12.97	16.99
Jul-97	7.65	12.38			27.89	26.97
Aug-97	(4.93)	11.77			20.22	16.07
Sep-97	(6.03)	11.06	(3.83)		7.48	9.50
Oct-97	(6.24)	10.37			(2.08)	2.37
Nov-97	(2.22)	10.14			(7.48)	(2.59)
Dec-97	5.62	10.71	(3.16)	0.37	0.37	(3.16)
Jan-98	5.32	11.28			6.42	(1.66)
Feb-98	(3.37)	10.90			(6.60)	5.93
Mar-98	0.37	10.94	2.15		(12.20)	7.36
Apr-98	(11.06)	9.73			(16.12)	(9.99)
May-98	(7.40)	9.01			(22.93)	(14.03)
Jun-98	(0.89)	8.93	(18.37)		(22.35)	(12.28)
Jul-98	(5.26)	8.46			(31.66)	(12.60)
Aug-98	11.82	9.46			(19.63)	(3.37)
Sep-98	19.03	11.26	26.09		1.81	9.43
Oct-98	8.44	12.21			17.74	15.30
Nov-98	(7.94)	11.24			10.85	2.55
Dec-98	2.76	11.55	2.58	7.84	7.84	8.25

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jan-99	(3.55)	11.14			(1.24)	5.09
Feb-99	11.76	12.45			14.22	6.68
Mar-99	(3.45)	12.02	4.07		9.87	(3.53)
Apr-99	2.00	12.26			26.00	5.69
May-99	(13.38)	10.62			17.87	(9.15)
Jun-99	21.85	12.94	7.65		44.90	12.52
Jul-99	(1.00)	12.81			51.42	3.47
Aug-99	5.31	13.49			42.60	14.61
Sep-99	13.27	15.28	18.08		35.70	38.16
Oct-99	(9.55)	13.82			13.19	33.27
Nov-99	4.85	14.49			28.91	42.90
Dec-99	9.39	15.85	3.73	37.23	37.23	47.99
Jan-00	(1.96)	15.54			39.50	37.77
Feb-00	(18.47)	12.67			1.77	16.24
Mar-00	(2.05)	12.41	(21.70)		3.24	13.44
Apr-00	(10.15)	11.15			(9.05)	14.59
May-00	10.13	12.28			15.63	36.29
Jun-00	(7.82)	11.32	(8.78)		(12.52)	26.76
Jul-00	3.71	11.74			(8.35)	38.77
Aug-00	(8.26)	10.77			(20.16)	13.85
Sep-00	(10.40)	9.65	(14.75)		(36.85)	(14.30)
Oct-00	(6.84)	8.99			(34.95)	(26.37)
Nov-00	6.56	9.58			(33.89)	(14.77)
Dec-00	10.75	10.61	9.95	(33.06)	(33.06)	(8.14)
Jan-01	(0.94)	10.51			(32.37)	(5.66)
Feb-01	0.48	10.56			(16.65)	(15.18)
Mar-01	1.04	10.67	0.57		(14.02)	(11.23)
Apr-01	(1.69)	10.49			(5.92)	(14.44)
May-01	(0.10)	10.48			(14.66)	(1.32)
Jun-01	(3.34)	10.13	(5.06)		(10.51)	(21.72)
Jul-01	(1.38)	9.99			(14.91)	(22.01)
Aug-01	(0.60)	9.93			(7.80)	(26.39)
Sep-01	3.83	10.31	1.78		6.84	(32.53)
Oct-01	1.07	10.42			15.91	(24.60)
Nov-01	1.15	10.54			10.02	(27.26)
Dec-01	0.09	10.55	2.33	(0.57)	(0.57)	(33.44)
Jan-02	2.09	10.77			2.47	(30.69)
Feb-02	2.51	11.04			4.55	(12.87)
Mar-02	4.62	11.55	9.48		8.25	(6.93)
Apr-02	(4.94)	10.98			4.67	(1.52)
May-02	1.37	11.13			6.20	(9.36)
Jun-02	8.00	12.02	4.07		18.66	6.18
Jul-02	(0.42)	11.97			19.82	1.96
Aug-02	2.26	12.24			23.26	13.65
Sep-02	3.10	12.62	4.99		22.41	30.78
Oct-02	(7.13)	11.72			12.48	30.37
Nov-02	(5.97)	11.02			4.55	15.03
Dec-02	4.72	11.54	(8.56)	9.38	9.38	8.77
Jan-03	13.78	13.13			21.91	24.93
Feb-03	(2.21)	12.84			16.30	21.59
Mar-03	(4.28)	12.29	6.50		6.41	15.18
Apr-03	1.87	12.52			14.03	19.35
May-03	0.00	12.52			12.49	19.47
Jun-03	(1.28)	12.36	0.57		2.83	22.01
Jul-03	(1.86)	12.13			1.34	21.42
Aug-03	4.29	12.65			3.35	27.39
Sep-03	3.00	13.03	5.42	12.91	3.25	26.38
Compounded annual ROR:				3.00
Standard deviation of monthly returns:				6.49

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Nov-94	(0.50)	9.95
Dec-94	(1.21)	9.83	(1.70)	(1.70)
Jan-95	1.32	9.96
Feb-95	4.62	10.42
Mar-95	2.88	10.72	9.05
Apr-95	2.15	10.95
May-95	4.38	11.43
Jun-95	0.79	11.52	7.46
Jul-95	(1.39)	11.36
Aug-95	(1.41)	11.20
Sep-95	1.61	11.38	(1.22)
Oct-95	0.26	11.41			14.10
Nov-95	2.72	11.72			17.79
Dec-95	2.99	12.07	6.06	22.79	22.79
Jan-96	0.41	12.12			21.69
Feb-96	(7.92)	11.16			7.10
Mar-96	(1.08)	11.04	(8.53)		2.99
Apr-96	1.27	11.18			2.10
May-96	(3.13)	10.83			(5.25)
Jun-96	0.46	10.88	(1.45)		(5.56)
Jul-96	0.83	10.97			(3.43)
Aug-96	(0.82)	10.88			(2.86)
Sep-96	2.30	11.13	2.30		(2.20)
Oct-96	3.77	11.55			1.23	15.50
Nov-96	4.76	12.10			3.24	21.61
Dec-96	(3.88)	11.63	4.49	(3.65)	(3.65)	18.31
Jan-97	3.35	12.02			(0.83)	20.68
Feb-97	3.16	12.40			11.11	19.00
Mar-97	(2.50)	12.09	3.96		9.51	12.78
Apr-97	(1.65)	11.89			6.35	8.58
May-97	1.68	12.09			11.63	5.77
Jun-97	3.64	12.53	3.64		15.17	8.77
Jul-97	11.89	14.02			27.80	23.42
Aug-97	(5.92)	13.19			21.23	17.77
Sep-97	3.26	13.62	8.70		22.37	19.68
Oct-97	(1.69)	13.39			15.93	17.35
Nov-97	(0.37)	13.34			10.25	13.82
Dec-97	3.07	13.75	0.95	18.23	18.23	13.92
Jan-98	2.25	14.06			16.97	16.01
Feb-98	1.49	14.27			15.08	27.87
Mar-98	2.24	14.59	6.11		20.68	32.16
Apr-98	(1.78)	14.33			20.52	28.18
May-98	(0.35)	14.28			18.11	31.86
Jun-98	0.00	14.28	(2.12)		13.97	31.25
Jul-98	(1.19)	14.11			0.64	28.62
Aug-98	2.55	14.47			9.70	33.00
Sep-98	5.11	15.21	6.51		11.67	36.66
Oct-98	1.18	15.39			14.94	33.25
Nov-98	2.66	15.80			18.44	30.58
Dec-98	1.27	16.00	5.19	16.36	16.36	37.58

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jan-99	(0.06)	15.99			13.73	33.03
Feb-99	(0.06)	15.98			11.98	28.87
Mar-99	0.00	15.98	(0.12)		9.53	32.18
Apr-99	4.13	16.64			16.12	39.95
May-99	(4.99)	15.81			10.71	30.77
Jun-99	2.28	16.17	1.19		13.24	29.05
Jul-99	(1.67)	15.90			12.69	13.41
Aug-99	(0.19)	15.87			9.68	20.32
Sep-99	(0.50)	15.79	(2.35)		3.81	15.93
Oct-99	(1.77)	15.51			0.78	15.83
Nov-99	1.93	15.81			0.06	18.52
Dec-99	1.96	16.12	2.09	0.75	0.75	17.24
Jan-00	(0.93)	15.97			(0.13)	13.58
Feb-00	0.94	16.12			0.88	12.96
Mar-00	3.10	16.62	3.10		4.01	13.91
Apr-00	(4.57)	15.86			(4.69)	10.68
May-00	(1.32)	15.65			(1.01)	9.59
Jun-00	(0.26)	15.61	(6.08)		(3.46)	9.31
Jul-00	(2.18)	15.27			(3.96)	8.22
Aug-00	3.01	15.73			(0.88)	8.71
Sep-00	(3.94)	15.11	(3.20)		(4.31)	(0.66)
Oct-00	2.25	15.45			(0.39)	0.39
Nov-00	(0.52)	15.37			(2.78)	(2.72)
Dec-00	5.79	16.26	7.61	0.87	0.87	1.63
Jan-01	0.55	16.35			2.38	2.25
Feb-01	(3.36)	15.80			(1.99)	(1.13)
Mar-01	2.91	16.26	0.00		(2.17)	1.75
Apr-01	(0.31)	16.21			2.21	(2.58)
May-01	0.25	16.25			3.83	2.78
Jun-01	(3.08)	15.75	(3.14)		0.90	(2.60)
Jul-01	0.00	15.75			3.14	(0.94)
Aug-01	0.51	15.83			0.64	(0.25)
Sep-01	(1.20)	15.64	(0.70)		3.51	(0.95)
Oct-01	2.75	16.07			4.01	3.61
Nov-01	(0.06)	16.06			4.49	1.58
Dec-01	0.93	16.21	3.64	(0.31)	(0.31)	0.56
Jan-02	(1.23)	16.01			(2.08)	0.25
Feb-02	(1.69)	15.74			(0.38)	(2.36)
Mar-02	0.25	15.78	(2.65)		(2.95)	(5.05)
Apr-02	(2.09)	15.45			(4.69)	(2.59)
May-02	(0.19)	15.42			(5.11)	(1.47)
Jun-02	1.30	15.62	(1.01)		(0.83)	0.06
Jul-02	(0.83)	15.49			(1.65)	1.44
Aug-02	0.97	15.64			(1.20)	(0.57)
Sep-02	(4.16)	14.99	(4.03)		(4.16)	(0.79)
Oct-02	(0.80)	14.87			(7.47)	(3.75)
Nov-02	2.08	15.18			(5.48)	(1.24)
Dec-02	(4.02)	14.57	(2.80)	(10.12)	(10.12)	(10.39)
Jan-03	0.34	14.62			(8.68)	(10.58)
Feb-03	2.67	15.01			(4.64)	(5.00)
Mar-03	(2.60)	14.62	0.34		(7.35)	(10.09)
Apr-03	2.19	14.94			(3.30)	(7.83)
May-03	4.89	15.67			1.62	(3.57)
Jun-03	(0.19)	15.64	6.98		0.13	(0.70)
Jul-03	(1.09)	15.47			(0.13)	(1.78)
Aug-03	0.00	15.47			(1.09)	(2.27)
Sep-03	(1.16)	15.29	(2.24)	4.94	2.00	(2.24)
Compounded annual ROR:				4.88
Standard deviation of monthly returns:				2.75

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Jul-00	0.60	10.06
Aug-00	0.40	10.10
Sep-00	1.39	10.24	2.40
Oct-00	7.32	10.99
Nov-00	(1.64)	10.81
Dec-00	3.33	11.17	9.08	11.70
Jan-01	(1.07)	11.05
Feb-01	(1.36)	10.90
Mar-01	8.44	11.82	5.82
Apr-01	(2.88)	11.48
May-01	1.92	11.70
Jun-01	(1.71)	11.50	(2.71)		15.00
Jul-01	(5.91)	10.82			7.55
Aug-01	2.40	11.08			9.70
Sep-01	0.90	11.18	(2.78)		9.18
Oct-01	(0.81)	11.09			0.91
Nov-01	(0.36)	11.05			2.22
Dec-01	12.31	12.41	11.00	11.10	11.10
Jan-02	(3.46)	11.98			8.42
Feb-02	(1.75)	11.77			7.98
Mar-02	(4.50)	11.24	(9.43)		(4.91)
Apr-02	2.40	11.51			0.26
May-02	10.34	12.70			8.55
Jun-02	8.98	13.84	23.13		20.35	38.40
Jul-02	(4.41)	13.23			22.27	31.51
Aug-02	(4.69)	12.61			13.81	24.85
Sep-02	(1.98)	12.36	(10.69)		10.55	20.70
Oct-02	0.57	12.43			12.08	13.10
Nov-02	(1.05)	12.30			11.31	13.78
Dec-02	13.25	13.93	12.70	12.25	12.25	24.71
Jan-03	5.03	14.63			22.12	32.40
Feb-03	0.96	14.77			25.49	35.50
Mar-03	(1.96)	14.48	3.95		28.83	22.50
Apr-03	4.07	15.07			30.93	31.27
May-03	3.19	15.55			22.44	32.91
Jun-03	(3.99)	14.93	3.11		7.88	29.83
Jul-03	(4.49)	14.26			7.79	31.79
Aug-03	(1.26)	14.08			11.66	27.08
Sep-03	0.43	14.14	(5.29)	1.51	14.40	26.48
Compounded annual ROR:				11.25
Standard deviation of monthly returns:				4.76

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

FINANCIAL STATEMENTS

INDEX

Page
Morgan Stanley Spectrum Series
Independent Auditors' Report	S-90
Statements of Financial Condition as of September 30, 2003 (unaudited) and as of December 31, 2002 and 2001	S-91

Statements of Operations for the nine months ended September 30, 2003 (unaudited) and for the years ended December 31, 2002, 2001 and 2000 (for Morgan Stanley Spectrum Currency L.P., for the years ended December 31, 2002 and 2001 and for the period from July 3, 2000 (commencement of operations) to December 31, 2000)	S-96

Statements of Changes in Partners' Capital for the nine months ended September 30, 2003 (unaudited) and for the years ended December 31, 2002, 2001 and 2000 (for Morgan Stanley Spectrum Currency L.P., for the years ended December 31, 2002 and 2001 and for the period from July 3, 2000 (commencement of operations) to December 31, 2000)	S-101

Statements of Cash Flows for the nine months ended September 30, 2003 (unaudited) and for the years ended December 31, 2002, 2001 and 2000 (for Morgan Stanley Spectrum Currency L.P., for the years ended December 31, 2002 and 2001 and for the period from July 3, 2000 (commencement of operations) to December 31, 2000)	S-104
Schedules of Investments as of December 31, 2002 and 2001	S-109
Notes to Financial Statements	S-114
Demeter Management Corporation
Independent Auditors' Report	S-120
Statements of Financial Condition as of August 31, 2003 (unaudited) and as November 30, 2002 and 2001	S-121
Notes to Statements of Financial Condition	S-122

INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
        Morgan Stanley Spectrum Select L.P.
        Morgan Stanley Spectrum Technical L.P.
        Morgan Stanley Spectrum Strategic L.P.
        Morgan Stanley Spectrum Global Balanced L.P.
        Morgan Stanley Spectrum Currency L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., and Morgan Stanley Spectrum Currency L.P. ("Spectrum Currency") (collectively, the "Partnerships"), including the schedules of investments, as of December 31, 2002 and 2001, and the related statements of operations, changes in partners' capital, and cash flows for the period from July 3, 2000 (commencement of operations) to December 31, 2000 and the years ended December 31, 2002 and 2001 for Spectrum Currency, and for each of the three years in the period ended December 31, 2002 for the other above mentioned Partnerships. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., and Morgan Stanley Spectrum Currency L.P., as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the period from July 3, 2000 (commencement of operations) to December 31, 2000 and the years ended December 31, 2002 and 2001 for Spectrum Currency, and for each of the three years in the period ended December 31, 2002 for the other above mentioned Partnerships in conformity with accounting principles generally accepted in the United States of America.

New York, New York
February 14, 2003

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2003
		2002	2001
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	358,385,459	274,780,334	235,183,061
Net unrealized gain on open contracts (Morgan Stanley & Co.)	14,544,631	20,865,525	7,164,265
Net unrealized loss on open contracts (Morgan Stanley International)	(1,927,447)	(2,967,507)	(1,767,529)

Total net unrealized gain on open contracts	12,617,184	17,898,018	5,396,736
Net option premiums	—	—	167,063

Total Trading Equity	371,002,643	292,678,352	240,746,860
Subscriptions receivable	10,484,854	6,690,744	4,991,166
Interest receivable (Morgan Stanley DW)	227,729	235,283	305,356

Total Assets	381,715,226	299,604,379	246,043,382

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued brokerage fees (Morgan Stanley DW)	2,286,693	1,662,321	1,440,360
Redemptions payable	1,628,938	1,876,403	2,595,426
Accrued management fees	946,217	687,856	596,011

Total Liabilities	4,861,848	4,226,580	4,631,797

PARTNERS' CAPITAL
Limited Partners (13,301,410.631, 10,567,690.403 and 9,966,639.126 Units, respectively)	372,799,639	292,226,000	238,821,840
General Partner (144,636.594, 113,977.644 and 108,076.600 Units, respectively)	4,053,739	3,151,799	2,589,745

Total Partners' Capital	376,853,378	295,377,799	241,411,585

Total Liabilities and Partners' Capital	381,715,226	299,604,379	246,043,382

NET ASSET VALUE PER UNIT	28.03	27.65	23.96

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2003
		2002	2001
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	400,553,449	310,115,973	246,172,354
Net unrealized gain on open contracts (Morgan Stanley & Co.)	11,229,297	27,172,226	14,299,794
Net unrealized gain (loss) on open contracts (Morgan Stanley International)	2,423,894	(3,069,013)	(2,794,179)

Total net unrealized gain on open contracts	13,653,191	24,103,213	11,505,615

Total Trading Equity	414,206,640	334,219,186	257,677,969
Subscriptions receivable	12,344,110	7,108,790	4,445,562
Interest receivable (Morgan Stanley DW)	255,617	268,836	318,673

Total Assets	426,806,367	341,596,812	262,442,204

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued brokerage fees (Morgan Stanley DW)	2,624,824	1,906,305	1,509,205
Redemptions payable	2,485,412	3,195,919	2,377,346
Accrued management fees	938,225	672,962	581,531

Total Liabilities	6,048,461	5,775,186	4,468,082

PARTNERS' CAPITAL
Limited Partners (21,853,154.672, 18,038,726.045 and 17,089,473.684 Units, respectively)	416,121,448	332,124,550	255,122,417
General Partner (243,489.570, 200,799.812 and 191,022.517 Units, respectively)	4,636,458	3,697,076	2,851,705

Total Partners' Capital	420,757,906	335,821,626	257,974,122

Total Liabilities and Partners' Capital	426,806,367	341,596,812	262,442,204

NET ASSET VALUE PER UNIT	19.04	18.41	14.93

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2003
		2002	2001
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	95,497,458	68,224,648	65,967,662
Net unrealized gain on open contracts (Morgan Stanley & Co.)	2,109,269	7,430,755	4,515,344
Net unrealized gain (loss) on open contracts (Morgan Stanley International)	334,986	(499,611)	(23,578)

Total net unrealized gain on open contracts	2,444,255	6,931,144	4,491,766
Net option premiums	187,854	222,768	288,552

Total Trading Equity	98,129,567	75,378,560	70,747,980
Subscriptions receivable	2,692,480	1,654,471	651,936
Interest receivable (Morgan Stanley DW)	59,577	61,778	89,359

Total Assets	100,881,624	77,094,809	71,489,275

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	625,814	1,115,549	2,072,098
Accrued brokerage fees (Morgan Stanley DW)	571,248	431,596	424,242
Accrued management fees	236,378	178,592	175,549

Total Liabilities	1,433,440	1,725,737	2,671,889

PARTNERS' CAPITAL
Limited Partners (7,552,672.253, 6,454,424.204 and 6,449,326.013 Units, respectively)	98,389,116	74,487,934	68,012,216
General Partner (81,297.515, 76,351.101 and 76,351.101 Units, respectively)	1,059,068	881,138	805,170

Total Partners' Capital	99,448,184	75,369,072	68,817,386

Total Liabilities and Partners' Capital	100,881,624	77,094,809	71,489,275

NET ASSET VALUE PER UNIT	13.03	11.54	10.55

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2003
		2002	2001
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	51,048,275	49,330,482	57,396,091
Net unrealized gain on open contracts (Morgan Stanley & Co.)	149,774	758,782	839,855
Net unrealized loss on open contracts (Morgan Stanley International)	(134,720)	(12,849)	(150,647)

Total net unrealized gain on open contracts	15,054	745,933	689,208
Net option premiums	—	712,573	—

Total Trading Equity	51,063,329	50,788,988	58,085,299
Subscriptions receivable	853,428	716,792	611,641
Interest receivable (Morgan Stanley DW)	39,855	53,458	93,818

Total Assets	51,956,612	51,559,238	58,790,758

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	449,933	896,775	725,284
Accrued brokerage fees (Morgan Stanley DW)	197,241	202,109	219,946
Accrued management fees	53,599	54,922	59,768

Total Liabilities	700,773	1,153,806	1,004,998

PARTNERS' CAPITAL
Limited Partners (3,314,711.303, 3,419,596.378 and 3,524,663.525 Units, respectively)	50,687,534	49,814,229	57,127,967
General Partner (37,164.331, 40,584.304 and 40,584.304 Units, respectively)	568,305	591,203	657,793

Total Partners' Capital	51,255,839	50,405,432	57,785,760

Total Liabilities and Partners' Capital	51,956,612	51,559,238	58,790,758

NET ASSET VALUE PER UNIT	15.29	14.57	16.21

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2003
		2002	2001
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	138,707,387	88,478,803	43,241,135
Net unrealized gain on open contracts (Morgan Stanley & Co.)	5,834,986	5,651,549	3,178,383

Total Trading Equity	144,542,373	94,130,352	46,419,518
Subscriptions receivable	6,930,791	4,178,758	2,642,117
Interest receivable (Morgan Stanley DW)	83,994	70,210	50,588

Total Assets	151,557,158	98,379,320	49,112,223

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	732,562	1,526,335	165,224
Accrued brokerage fees (Morgan Stanley DW)	548,831	316,460	154,729
Accrued management fees	238,623	137,591	67,274
Accrued incentive fees	—	239,482	913,255

Total Liabilities	1,520,016	2,219,868	1,300,482

PARTNERS' CAPITAL
Limited Partners (10,492,388.278, 6,739,826.121 and 3,674,315.446 Units, respectively)	148,380,956	93,891,619	45,598,611
General Partner (117,113.068, 162,791.986 and 178,332.987 Units, respectively)	1,656,186	2,267,833	2,213,130

Total Partners' Capital	150,037,142	96,159,452	47,811,741

Total Liabilities and Partners' Capital	151,557,158	98,379,320	49,112,223

NET ASSET VALUE PER UNIT	14.14	13.93	12.41

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2003	2002	2002	2001	2000
	$ (Unaudited)	$ (Unaudited)	$	$	$
REVENUES
Trading profit (loss):
Realized	32,525,453	52,581,140	46,999,853	43,420,724	6,845,291
Net change in unrealized	(5,280,834)	16,339,595	12,501,282	(20,155,561)	18,665,233

	27,244,619	68,920,735	59,501,135	23,265,163	25,510,524
Proceeds from Litigation Settlement	—	4,636,156	4,636,156	—	—

Total Trading Results	27,244,619	73,556,891	64,137,291	23,265,163	25,510,524
Interest income (Morgan Stanley DW)	2,129,797	2,619,410	3,468,437	7,203,732	9,573,095

Total	29,374,416	76,176,301	67,605,728	30,468,895	35,083,619

EXPENSES
Brokerage fees (Morgan Stanley DW)	18,573,501	13,755,810	18,943,743	17,183,347	14,706,945
Management fees	7,685,582	5,692,056	7,838,786	7,110,346	6,085,629
Incentive fees	1,180,842	—	—	3,009,853	—

Total	27,439,925	19,447,866	26,782,529	27,303,546	20,792,574

NET INCOME	1,934,491	56,728,435	40,823,199	3,165,349	14,291,045

Net Income Allocation:
Limited Partners	1,912,551	56,116,456	40,391,145	3,123,455	14,165,099
General Partner	21,940	611,979	432,054	41,894	125,946
Net Income per Unit:
Limited Partners	0.38	5.27	3.69	0.39	1.57
General Partner	0.38	5.27	3.69	0.39	1.57

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2003	2002	2002	2001	2000
	$ (Unaudited)	$ (Unaudited)	$	$	$
REVENUES
Trading profit (loss):
Realized	50,983,883	86,869,626	76,058,451	30,115,483	12,255,064
Net change in unrealized	(10,450,022)	17,242,104	12,597,598	(28,536,694)	22,006,013

	40,533,861	104,111,730	88,656,049	1,578,789	34,261,077
Proceeds from Litigation Settlement	—	306,400	306,400	—	—

Total Trading Results	40,533,861	104,418,130	88,962,449	1,578,789	34,261,077
Interest income (Morgan Stanley DW)	2,507,731	2,721,860	3,686,460	8,288,660	11,613,896

Total	43,041,592	107,139,990	92,648,909	9,867,449	45,874,973

EXPENSES
Brokerage fees (Morgan Stanley DW)	21,939,109	14,470,074	20,470,797	19,556,056	17,835,223
Management fees	7,793,740	5,273,280	7,377,756	7,501,053	9,595,464
Incentive fees	6,733,578	4,024,921	4,024,921	2,093,709	166,085

Total	36,466,427	23,768,275	31,873,474	29,150,818	27,596,772

NET INCOME (LOSS)	6,575,165	83,371,715	60,775,435	(19,283,369)	18,278,201

Net Income (Loss) Allocation:
Limited Partners	6,475,783	82,461,489	60,110,064	(19,062,561)	18,053,408
General Partner	99,382	910,226	665,371	(220,808)	224,793
Net Income (Loss) per Unit:
Limited Partners	0.63	4.76	3.48	(1.15)	1.17
General Partner	0.63	4.76	3.48	(1.15)	1.17

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2003	2002	2002	2001	2000
	$ (Unaudited)	$ (Unaudited)	$	$	$
REVENUES
Trading profit (loss):
Realized	21,844,266	19,963,552	10,648,811	2,132,212	(23,193,914)
Net change in unrealized	(4,486,889)	(1,682,216)	2,439,378	2,505,634	(7,577,681)

	17,357,377	18,281,336	13,088,189	4,637,846	(30,771,595)
Proceeds from Litigation Settlement	—	17,556	17,556	—	—

Total Trading Results	17,357,377	18,298,892	13,105,745	4,637,846	(30,771,595)
Interest income (Morgan Stanley DW)	553,766	753,917	972,942	2,217,963	3,832,634

Total	17,911,143	19,052,809	14,078,687	6,855,809	(26,938,961)

EXPENSES
Brokerage fees (Morgan Stanley DW)	4,724,251	3,926,301	5,304,486	5,152,756	5,798,093
Management fees	1,954,862	1,624,676	2,194,958	2,183,596	2,880,999
Incentive fees	1,036,225	264,827	264,827	—	1,269,237

Total	7,715,338	5,815,804	7,764,271	7,336,352	9,948,329

NET INCOME (LOSS)	10,195,805	13,237,005	6,314,416	(480,543)	(36,887,290)

Net Income (Loss) Allocation:
Limited Partners	10,077,875	13,078,582	6,238,448	(475,383)	(36,503,461)
General Partner	117,930	158,423	75,968	(5,160)	(383,829)
Net Income (Loss) per Unit:
Limited Partners	1.49	2.07	0.99	(0.06)	(5.24)
General Partner	1.49	2.07	0.99	(0.06)	(5.24)

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2003	2002	2002	2001	2000
	$	$	$	$	$
	(Unaudited)	(Unaudited)
REVENUES
Trading profit (loss):
Realized	4,984,676	(1,349,902)	(3,772,374)	3,618,628	(2,091,009)
Net change in unrealized	(730,879)	(1,463,944)	56,725	(2,628,436)	2,507,530

	4,253,797	(2,813,846)	(3,715,649)	990,192	416,521
Proceeds from Litigation Settlement	—	233,074	233,074	—	—

Total Trading Results	4,253,797	(2,580,772)	(3,482,575)	990,192	416,521
Interest income (Morgan Stanley DW)	407,747	723,462	916,179	2,160,076	3,275,958

Total	4,661,544	(1,857,310)	(2,566,396)	3,150,268	3,692,479

EXPENSES
Brokerage fees (Morgan Stanley DW)	1,740,962	1,927,362	2,532,371	2,597,121	2,558,008
Management fees	473,092	523,744	688,151	705,746	695,117

Total	2,214,054	2,451,106	3,220,522	3,302,867	3,253,125

NET INCOME (LOSS)	2,447,490	(4,308,416)	(5,786,918)	(152,599)	439,354

Net Income (Loss) Allocation:
Limited Partners	2,420,388	(4,259,166)	(5,720,328)	(150,650)	433,786
General Partner	27,102	(49,250)	(66,590)	(1,949)	5,568
Net Income (Loss) per Unit:
Limited Partners	0.72	(1.22)	(1.64)	(0.05)	0.14
General Partner	0.72	(1.22)	(1.64)	(0.05)	0.14

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,		For the Period from July 3, 2000 (commencement of operations) to December 31, 2000
	2003	2002	2002	2001
	$ (Unaudited)	$ (Unaudited)	$	$	$
REVENUES
Trading profit:
Realized	6,995,826	6,989,446	12,877,202	3,998,924	1,126,201
Net change in unrealized	183,437	(3,495,712)	2,473,166	2,622,814	555,569

Total Trading Results	7,179,263	3,493,734	15,350,368	6,621,738	1,681,770
Interest income (Morgan Stanley DW)	728,646	600,392	833,523	731,716	236,461

Total	7,907,909	4,094,126	16,183,891	7,353,454	1,918,231

EXPENSES
Brokerage fees (Morgan Stanley DW)	4,266,653	2,155,277	3,077,048	1,297,698	249,571
Incentive fees	2,224,255	1,246,393	1,485,875	1,155,201	188,423
Management fees	1,855,068	937,077	1,337,848	564,216	171,693

Total	8,345,976	4,338,747	5,900,771	3,017,115	609,687

NET INCOME (LOSS)	(438,067)	(244,621)	10,283,120	4,336,339	1,308,544

Net Income (Loss) Allocation:
Limited Partners	(533,277)	(233,624)	10,038,409	4,119,027	1,134,371
General Partner	95,210	(10,997)	244,711	217,312	174,173
Net Income (Loss) Per Unit:
Limited Partners	0.21	(0.05)	1.52	1.24	1.17
General Partner	0.21	(0.05)	1.52	1.24	1.17

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

For the Nine Months Ended September 30, 2003 (Unaudited)
and For the Years Ended December 31, 2002, 2001 and 2000

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Select L.P.
Partners' Capital, December 31, 1999	9,716,887.432	210,877,519	2,928,155	213,805,674
Offering of Units	1,339,972.159	28,581,403	—	28,581,403
Net income	—	14,165,099	125,946	14,291,045
Redemptions	(1,693,772.364)	(35,441,903)	(506,250)	(35,948,153)

Partners' Capital, December 31, 2000	9,363,087.227	218,182,118	2,547,851	220,729,969
Offering of Units	1,676,778.529	41,261,535	—	41,261,535
Net income	—	3,123,455	41,894	3,165,349
Redemptions	(965,150.030)	(23,745,268)	—	(23,745,268)

Partners' Capital, December 31, 2001	10,074,715.726	238,821,840	2,589,745	241,411,585
Offering of Units	2,459,750.992	62,682,840	130,000	62,812,840
Net income	—	40,391,145	432,054	40,823,199
Redemptions	(1,852,798.671)	(49,669,825)	—	(49,669,825)

Partners' Capital, December 31, 2002	10,681,668.047	292,226,000	3,151,799	295,377,799
Offering of Units	3,583,950.735	102,259,465	880,000	103,139,465
Net income	—	1,912,551	21,940	1,934,491
Redemptions	(819,571.602)	(23,598,377)	—	(23,598,377)

Partners' Capital, September 30, 2003	13,446,047.180	372,799,639	4,053,739	376,853,378

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Technical L.P.
Partners' Capital, December 31, 1999	18,027,896.093	265,907,998	2,847,720	268,755,718
Offering of Units	2,110,290.038	29,668,693	—	29,668,693
Net income	—	18,053,408	224,793	18,278,201
Redemptions	(3,467,967.635)	(48,569,520)	—	(48,569,520)

Partners' Capital, December 31, 2000	16,670,218.496	265,060,579	3,072,513	268,133,092
Offering of Units	2,591,525.213	40,832,142	—	40,832,142
Net loss	—	(19,062,561)	(220,808)	(19,283,369)
Redemptions	(1,981,247.508)	(31,707,743)	—	(31,707,743)

Partners' Capital, December 31, 2001	17,280,496.201	255,122,417	2,851,705	257,974,122
Offering of Units	3,538,032.569	58,538,660	180,000	58,718,660
Net income	—	60,110,064	665,371	60,775,435
Redemptions	(2,579,002.913)	(41,646,591)	—	(41,646,591)

Partners' Capital, December 31, 2002	18,239,525.857	332,124,550	3,697,076	335,821,626
Offering of Units	5,558,175.841	112,255,062	840,000	113,095,062
Net income	—	6,475,783	99,382	6,575,165
Redemptions	(1,701,057.456)	(34,733,947)	—	(34,733,947)

Partners' Capital, September 30, 2003	22,096,644.242	416,121,448	4,636,458	420,757,906

The accompanying notes are an integral part of these financial statements.

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Strategic L.P.
Partners' Capital, December 31, 1999	6,795,971.519	106,542,362	1,150,159	107,692,521
Offering of Units	1,467,043.314	17,566,488	35,000	17,601,488
Net loss	—	(36,503,461)	(383,829)	(36,887,290)
Redemptions	(1,268,061.404)	(14,172,270)	—	(14,172,270)

Partners' Capital, December 31, 2000	6,994,953.429	73,433,119	801,330	74,234,449
Offering of Units	892,802.518	9,240,482	9,000	9,249,482
Net loss	—	(475,383)	(5,160)	(480,543)
Redemptions	(1,362,078.833)	(14,186,002)	—	(14,186,002)

Partners' Capital, December 31, 2001	6,525,677.114	68,012,216	805,170	68,817,386
Offering of Units	1,160,993.682	13,475,899	—	13,475,899
Net income	—	6,238,448	75,968	6,314,416
Redemptions	(1,155,895.491)	(13,238,629)	—	(13,238,629)

Partners' Capital, December 31, 2002	6,530,775.305	74,487,934	881,138	75,369,072
Offering of Units	1,842,337.104	23,093,642	60,000	23,153,642
Net income	—	10,077,875	117,930	10,195,805
Redemptions	(739,142.641)	(9,270,335)	—	(9,270,335)

Partners' Capital, September 30, 2003	7,633,969.768	98,389,116	1,059,068	99,448,184

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Global Balanced L.P.
Partners' Capital, December 31, 1999	3,589,823.691	57,209,838	654,174	57,864,012
Offering of Units	568,088.752	8,983,545	—	8,983,545
Net income	—	433,786	5,568	439,354
Redemptions	(720,447.437)	(11,407,161)	—	(11,407,161)

Partners' Capital, December 31, 2000	3,437,465.006	55,220,008	659,742	55,879,750
Offering of Units	640,074.598	10,254,342	—	10,254,342
Net loss	—	(150,650)	(1,949)	(152,599)
Redemptions	(512,291.775)	(8,195,733)	—	(8,195,733)

Partners' Capital, December 31, 2001	3,565,247.829	57,127,967	657,793	57,785,760
Offering of Units	572,583.510	8,829,394	—	8,829,394
Net loss	—	(5,720,328)	(66,590)	(5,786,918)
Redemptions	(677,650.657)	(10,422,804)	—	(10,422,804)

Partners' Capital, December 31, 2002	3,460,180.682	49,814,229	591,203	50,405,432
Offering of Units	487,521.999	7,416,842	—	7,416,842
Net income	—	2,420,388	27,102	2,447,490
Redemptions	(595,827.047)	(8,963,925)	(50,000)	(9,013,925)

Partners' Capital, September 30, 2003	3,351,875.634	50,687,534	568,305	51,255,839

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

For the Nine Months Ended September 30, 2003 (Unaudited)
and For the Years Ended December 31, 2002 and 2001
and For the Period from July 3, 2000 (commencement of operations) to December 31, 2000

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Currency L.P.
Partners' Capital, July 3, 2000 (commencement of operations)	2.000	10	10	20
Initial Offering	633,152.332	4,886,888	1,444,635	6,331,523
Offering of Units	980,783.417	10,281,803	100,000	10,381,803
Net income	—	1,134,371	174,173	1,308,544
Redemptions	(207,486.516)	(2,314,658)	--	(2,314,658)

Partners' Capital, December 31, 2000	1,406,451.233	13,988,414	1,718,818	15,707,232
Offering of Units	2,572,156.095	28,921,302	277,000	29,198,302
Net income	—	4,119,027	217,312	4,336,339
Redemptions	(125,958.895)	(1,430,132)	—	(1,430,132)

Partners' Capital, December 31, 2001	3,852,648.433	45,598,611	2,213,130	47,811,741
Offering of Units	3,918,276.910	48,564,478	420,000	48,984,478
Net income	—	10,038,409	244,711	10,283,120
Redemptions	(868,307.236)	(10,309,879)	(610,008)	(10,919,887)

Partners' Capital, December 31, 2002	6,902,618.107	93,891,619	2,267,833	96,159,452
Offering of Units	4,468,996.636	64,897,975	620,000	65,517,975
Net income (loss)	—	(533,277)	95,210	(438,067)
Redemptions	(762,113.397)	(9,875,361)	(1,326,857)	(11,202,218)

Partners' Capital, September 30, 2003	10,609,501.346	148,380,956	1,656,186	150,037,142

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2003	2002	2002	2001	2000
	$ (Unaudited)	$ (Unaudited)	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	1,934,491	56,728,435	40,823,199	3,165,349	14,291,045
Noncash item included in net income:
Net change in unrealized	5,280,834	(16,339,595)	(12,501,282)	20,155,561	(18,665,233)
(Increase) decrease in operating assets:
Net option premiums	—	71,663	167,063	(167,063)	776,380
Interest receivable (Morgan Stanley DW)	7,554	(33,218)	70,073	584,598	(167,649)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	624,372	345,504	221,961	208,881	(39,496)
Accrued management fees	258,361	142,966	91,845	86,434	(16,344)

Net cash provided by (used for) operating activities	8,105,612	40,915,755	28,872,859	24,033,760	(3,821,297)

CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units	103,139,465	43,115,059	62,812,840	41,261,535	28,581,403
(Increase) decrease in subscriptions receivable	(3,794,110)	(813,201)	(1,699,578)	(3,407,225)	2,146,110
Increase (decrease) in redemptions payable	(247,465)	20,510,941	(719,023)	484,897	(1,653,713)
Redemptions of Units	(23,598,377)	(42,765,731)	(49,669,825)	(23,745,268)	(35,948,153)

Net cash provided by (used for) financing activities	75,499,513	20,047,068	10,724,414	14,593,939	(6,874,353)

Net increase (decrease) in cash	83,605,125	60,962,823	39,597,273	38,627,699	(10,695,650)
Balance at beginning of period	274,780,334	235,183,061	235,183,061	196,555,362	207,251,012

Balance at end of period	358,385,459	296,145,884	274,780,334	235,183,061	196,555,362

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2003	2002	2002	2001	2000
	$ (Unaudited)	$ (Unaudited)	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	6,575,165	83,371,715	60,775,435	(19,283,369)	18,278,201
Noncash item included in net income (loss):
Net change in unrealized	10,450,022	(17,242,104)	(12,597,598)	28,536,694	(22,006,013)
(Increase) decrease in operating assets:
Net option premiums	—	—	—	—	(74,725)
Interest receivable (Morgan Stanley DW)	13,219	(52,034)	49,837	744,371	(162,089)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	718,519	452,975	397,100	51,079	(101,355)
Accrued management fees	265,263	103,228	91,431	21,704	(300,576)
Accrued incentive fees	—	3,528,264	—	(111,599)	111,599

Net cash provided by (used for) operating activities	18,022,188	70,162,044	48,716,205	9,958,880	(4,254,958)

CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units	113,095,062	37,813,837	58,718,660	40,832,142	29,668,693
(Increase) decrease in subscriptions receivable	(5,235,320)	(1,726,260)	(2,663,228)	(3,357,977)	2,839,329
Increase (decrease) in redemptions payable	(710,507)	896,954	818,573	(1,055,038)	374,791
Redemptions of Units	(34,733,947)	(30,205,913)	(41,646,591)	(31,707,743)	(48,569,520)

Net cash provided by (used for) financing activities	72,415,288	6,778,618	15,227,414	4,711,384	(15,686,707)

Net increase (decrease) in cash	90,437,476	76,940,662	63,943,619	14,670,264	(19,941,665)
Balance at beginning of period	310,115,973	246,172,354	246,172,354	231,502,090	251,443,755

Balance at end of period	400,553,449	323,113,016	310,115,973	246,172,354	231,502,090

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2003	2002	2002	2001	2000
	$ (Unaudited)	$ (Unaudited)	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	10,195,805	13,237,005	6,314,416	(480,543)	(36,887,290)
Noncash item included in net income (loss):
Net change in unrealized	4,486,889	1,682,216	(2,439,378)	(2,505,634)	7,577,681
(Increase) decrease in operating assets:
Net option premiums	34,914	(785,244)	65,784	(62,352)	(237,853)
Interest receivable (Morgan Stanley DW)	2,201	1,096	27,581	217,520	32,703
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	139,652	47,176	7,354	14,950	(180,709)
Accrued incentive fees	—	253,228	—	(289,687)	289,687
Accrued management fees	57,786	19,520	3,043	(11,028)	(127,069)

Net cash provided by (used for) operating activities	14,917,247	14,454,997	3,978,800	(3,116,774)	(29,532,850)

CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units	23,153,642	8,899,154	13,475,899	9,249,482	17,601,488
(Increase) decrease in subscriptions receivable	(1,038,009)	(698,516)	(1,002,535)	(189,876)	1,281,898
Increase (decrease) in redemptions payable	(489,735)	(1,210,212)	(956,549)	765,005	459,233
Redemptions of Units	(9,270,335)	(9,968,468)	(13,238,629)	(14,186,002)	(14,172,270)

Net cash provided by (used for) financing activities	12,355,563	(2,978,042)	(1,721,814)	(4,361,391)	5,170,349

Net increase (decrease) in cash	27,272,810	11,476,955	2,256,986	(7,478,165)	(24,362,501)
Balance at beginning of period	68,224,648	65,967,662	65,967,662	73,445,827	97,808,328

Balance at end of period	95,497,458	77,444,617	68,224,648	65,967,662	73,445,827

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2003	2002	2002	2001	2000
	$	$	$	$	$
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	2,447,490	(4,308,416)	(5,786,918)	(152,599)	439,354
Noncash item included in net income (loss):
Net change in unrealized	730,879	1,463,944	(56,725)	2,628,436	(2,507,530)
(Increase) decrease in operating assets:
Net option premiums	712,573	574,425	(712,573)	192,500	(192,500)
Interest receivable (Morgan Stanley DW)	13,603	17,412	40,360	191,236	(40,455)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(4,868)	(9,498)	(17,837)	17,157	(14,106)
Accrued management fees	(1,323)	(2,581)	(4,846)	4,661	(3,833)

Net cash provided by (used for) operating activities	3,898,354	(2,264,714)	(6,538,539)	2,881,391	(2,319,070)

CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units	7,416,842	6,826,791	8,829,394	10,254,342	8,983,545
(Increase) decrease in subscriptions receivable	(136,636)	(167,084)	(105,151)	(81,007)	317,320
Increase (decrease) in redemptions payable	(446,842)	1,863	171,491	122,794	(65,251)
Redemptions of Units	(9,013,925)	(7,407,986)	(10,422,804)	(8,195,733)	(11,407,161)

Net cash provided by (used for) financing activities	(2,180,561)	(746,416)	(1,527,070)	2,100,396	(2,171,547)

Net increase (decrease) in cash	1,717,793	(3,011,130)	(8,065,609)	4,981,787	(4,490,617)
Balance at beginning of period	49,330,482	57,396,091	57,396,091	52,414,304	56,904,921

Balance at end of period	51,048,275	54,384,961	49,330,482	57,396,091	52,414,304

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,		For the Period from July 3, 2000 (commencement of operations) to December 31, 2000
	2003	2002	2002	2001
	$ (Unaudited)	$ (Unaudited)	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(438,067)	(244,621)	10,283,120	4,336,339	1,308,544
Noncash item included in net income (loss):
Net change in unrealized	(183,437)	3,495,712	(2,473,166)	(2,622,814)	(555,569)
(Increase) decrease in operating assets:
Interest receivable (Morgan Stanley DW)	(13,784)	(32,070)	(19,622)	4,876	(55,464)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	232,371	146,372	161,731	99,484	55,245
Accrued management fees	101,032	63,640	70,317	43,254	24,020
Accrued incentive fees	(239,482)	(913,255)	(673,773)	880,379	32,876

Net cash provided by (used for) operating activities	(541,367)	2,515,778	7,348,607	2,741,518	809,652

CASH FLOWS FROM FINANCING ACTIVITIES
Initial offering	—	—	—	—	6,331,543
Offering of Units	65,517,975	37,116,686	48,984,478	29,198,302	10,381,803
(Increase) decrease in subscriptions receivable	(2,752,033)	(925,573)	(1,536,641)	412,033	(3,054,150)
Increase (decrease) in redemptions payable	(793,773)	3,448,429	1,361,111	(2,072,127)	2,237,351
Redemptions of Units	(11,202,218)	(7,739,866)	(10,919,887)	(1,430,132)	(2,314,658)

Net cash provided by financing activities	50,769,951	31,899,676	37,889,061	26,108,076	13,581,889

Net increase in cash	50,228,584	34,415,454	45,237,668	28,849,594	14,391,541
Balance at beginning of period	88,478,803	43,241,135	43,241,135	14,391,541	—

Balance at end of period	138,707,387	77,656,589	88,478,803	43,241,135	14,391,541

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Select L.P.
Schedules of Investments

Partnership Net Assets at December 31, 2002: $295,377,799

Futures and Forward Contracts:	Long Gain/(Loss)	Short Gain/(Loss)	Net Unrealized Gain/(Loss)	Percentage of Net Assets	Number of Contracts/ Notional Amounts
	$	$	$	%
Foreign currency	16,008,784	(5,655,235)	10,353,549	3.51	11,828,382,656
Interest rate	9,770,731	(48,039)	9,722,692	3.29	14,820
Commodity	(1,443,818)	371,055	(1,072,763)	(0.36)	5,211
Equity	(194,728)	829,442	634,714	0.21	1,202

Grand Total:	24,140,969	(4,502,777)	19,638,192	6.65

Unrealized Currency Loss			(1,740,174)

Total Net Unrealized Gain per Statement of Financial Condition			17,898,018

Partnership Net Assets at December 31, 2001: $241,411,585

Futures and Forward Contracts:	Long Gain/(Loss)	Short Gain/(Loss)	Net Unrealized Gain/(Loss)	Percentage of Net Assets	Number of Contracts/ Notional Amounts
	$	$	$	%
Foreign currency	3,340,060	5,340,666	8,680,726	3.60	19,685,077,273
Interest rate	(590,545)	1,010,165	419,620	0.17	6,472
Commodity	(1,867,521)	(573,394)	(2,440,915)	(1.01)	2,686
Equity	142,296	(57,555)	84,741	0.03	722

Grand Total:	1,024,290	5,719,882	6,744,172	2.79

Unrealized Currency Loss			(1,347,436)

Total Net Unrealized Gain per Statement of Financial Condition			5,396,736

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Technical L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2002: $335,821,626

Futures and Forward Contracts:	Long Gain/(Loss)	Short Gain/(Loss)	Net Unrealized Gain/(Loss)	Percentage of Net Assets	Number of Contracts/ Notional Amounts
	$	$	$	%
Foreign currency	10,097,643	967,843	11,065,486	3.30	3,317,707,667
Commodity	2,703,202	1,100,261	3,803,463	1.13	11,280
Interest rate	9,047,725	(683,890)	8,363,835	2.49	10,261
Equity	(486,130)	449,469	(36,661)	(0.01)	881

Grand Total:	21,362,440	1,833,683	23,196,123	6.91

Unrealized Currency Gain			907,090

Total Net Unrealized Gain per Statement of Financial Condition			24,103,213

Partnership Net Assets at December 31, 2001: $257,974,122

Futures and Forward Contracts:	Long Gain/(Loss)	Short Gain/(Loss)	Net Unrealized Gain/(Loss)	Percentage of Net Assets		Number of Contracts/ Notional Amounts
	$	$	$	%
Foreign currency	2,247,864	10,754,547	13,002,411	5.04	*	29,705,176,931
Interest rate	(323,455)	1,378,568	1,055,113	0.41		8,984
Commodity	(2,009,527)	(1,765,451)	(3,774,978)	(1.46)		5,538
Equity	195,865	(31,771)	164,094	0.06		584

Grand Total:	110,747	10,335,893	10,446,640	4.05

Unrealized Currency Gain			1,058,975

Total Net Unrealized Gain per Statement of Financial Condition			11,505,615

*
No single contract's value exceeds 5% of Net Assets.

The accompanying notes are an integral part of these financial statements.

  Morgan Stanley Spectrum Strategic L.P.

  Schedules of Investments

  Partnership Net Assets at December 31, 2002: $75,369,072

Futures and Forward Contracts:	Long Gain/(Loss)	Short Gain/(Loss)	Net Unrealized Gain/(Loss)	Percentage of Net Assets	Number of Contracts/ Notional Amounts
	$	$	$	%
Foreign currency	2,362,577	3,680	2,366,257	3.14	1,471,600,565
Commodity	3,548,205	4,379	3,552,584	4.72	12,920
Interest rate	1,057,473	--	1,057,473	1.40	3,130
Equity	--	131,610	131,610	0.17	172

Grand Total:	6,968,255	139,669	7,107,924	9.43

Unrealized Currency Loss			(176,780)

Total Net Unrealized Gain per Statement of Financial Condition			6,931,144

Partnership Net Assets at December 31, 2001: $68,817,386

Futures and Forward Contracts:	Long Gain/(Loss)	Short Gain/(Loss)	Net Unrealized Gain/(Loss)	Percentage of Net Assets	Number of Contracts/ Notional Amounts
	$	$	$	%
Foreign currency	(163,374)	1,006,617	843,243	1.23	13,274,657
Commodity	2,761,214	632,208	3,393,422	4.93	4,965
Interest rate	160,801	--	160,801	0.23	599
Equity	137,400	2,400	139,800	0.20	35

Grand Total:	2,896,041	1,641,225	4,537,266	6.59

Unrealized Currency Loss			(45,500)

Total Net Unrealized Gain per Statement of Financial Condition			4,491,766

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Global Balanced L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2002: $50,405,432

Futures and Forward Contracts:	Long Gain/(Loss)	Short Gain/(Loss)	Net Unrealized Gain/(Loss)	Percentage of Net Assets	Number of Contracts/ Notional Amounts
	$	$	$	%
Foreign currency	641,746	137,676	779,422	1.55	6,800,258
Interest Rate	806,083	(1,737)	804,346	1.60	1,479
Equity	(812,665)	--	(812,665)	(1.61)	477
Commodity	120,736	26,606	147,342	0.29	425

Grand Total:	755,900	162,545	918,445	1.83

Unrealized Currency Loss			(172,512)

Total Net Unrealized Gain per Statement of Financial Condition			745,933

Partnership Net Assets at December 31, 2001: $57,785,760

Futures and Forward Contracts:	Long Gain/(Loss)	Short Gain/(Loss)	Net Unrealized Gain/(Loss)	Percentage of Net Assets	Number of Contracts/ Notional Amounts
	$	$	$	%
Foreign currency	545,662	121,385	667,047	1.15	6,800,319
Interest Rate	(30,784)	207,014	176,230	0.30	1,132
Commodity	(166,876)	43,389	(123,487)	(0.21)	437
Equity	57,696	--	57,696	0.10	209

Grand Total:	405,698	371,788	777,486	1.34

Unrealized Currency Loss			(88,278)

Total Net Unrealized Gain per Statement of Financial Condition			689,208

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Currency L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2002: $96,159,452

Futures and Forward Contracts:	Long Gain/(Loss)	Short Gain/(Loss)	Net Unrealized Gain/(Loss)	Percentage of Net Assets		Notional Amounts
	$	$	$	%
Foreign currency
Other	4,758,215	(4,013,755)	744,460	0.77		9,742,575,176
Euro/US dollar Mar. 03	4,860,786	—	4,860,786	5.05	*	143,425,000

Grand Total:	9,619,001	(4,013,755)	5,605,246	5.82

Unrealized Currency Gain			46,303

Total Net Unrealized Gain per Statement of Financial Condition			5,651,549

Partnership Net Assets at December 31, 2001: $47,811,741

Futures and Forward Contracts:	Long Gain/(Loss)	Short Gain/(Loss)	Net Unrealized Gain/(Loss)	Percentage of Net Assets		Notional Amounts
	$	$	$	%
Foreign currency	503,253	2,675,130	3,178,383	6.65	*	7,044,346,181

Total Net Unrealized Gain per Statement of Financial Condition			3,178,383

*
No single contract's value exceeds 5% of Net Assets.

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS

(Information with respect to 2003 is Unaudited)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization—Morgan Stanley Spectrum Currency L.P. ("Spectrum Currency"), Morgan Stanley Spectrum Global Balanced L.P. ("Spectrum Global Balanced"), Morgan Stanley Spectrum Select L.P. ("Spectrum Select"), Morgan Stanley Spectrum Strategic L.P. ("Spectrum Strategic") and Morgan Stanley Spectrum Technical L.P. ("Spectrum Technical") (individually, a "Partnership," or collectively, the "Partnerships"), are limited partnerships organized to engage in the speculative trading of futures contracts, options on futures contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy and agricultural products (collectively, "futures interests").

The Partnerships' general partner is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker is Morgan Stanley DW Inc. ("Morgan Stanley DW"). The clearing commodity brokers are Morgan Stanley & Co. Incorporated ("MS&Co.") and Morgan Stanley & Co. International Limited ("MSIL"). Prior to October 2000, Carr Futures Inc. ("Carr") provided clearing and execution services to Spectrum Global Balanced, Spectrum Select, Spectrum Strategic and Spectrum Technical. Demeter, Morgan Stanley DW, MS&Co and MSIL are wholly-owned subsidiaries of Morgan Stanley.

Spectrum Currency commenced trading July 3, 2000.

On April 2, 2001, Dean Witter Reynolds Inc. changed its name to Morgan Stanley DW Inc.

On September 28, 2001, Morgan Stanley Dean Witter Commodities Management Inc. changed its name to Morgan Stanley Commodities Management Inc.

On November 1, 2001, the Partnerships were renamed Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P. and Morgan Stanley Spectrum Technical L.P., respectively.

On June 20, 2002, Morgan Stanley Dean Witter & Co. changed its name to Morgan Stanley.

Spectrum Commodity terminated trading on December 31, 2002.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the Limited Partners based upon their proportional ownership interests.

Use of Estimates—The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

Revenue Recognition—Futures interests are open commitments until settlement date. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized profits (losses) on open contracts from one period to the next in the statements of operations. Monthly, Morgan Stanley DW pays each Partnership interest income based upon 80% of the month's average daily "Net Assets" (as defined in the limited partnership agreements) for the month in the case of Spectrum Currency, Spectrum Select, Spectrum Strategic and Spectrum Technical, and on 100% in the case of Spectrum Global Balanced. The interest rate is equal to a prevailing rate on U.S. Treasury bills. For purposes of such interest payments, Net Assets do not include monies owed to the Partnerships on futures interests.

Net Income (Loss) per Unit—Net income (loss) per unit of limited partnership interest ("Unit(s)") is computed using the weighted average number of Units outstanding during the period.

Condensed Schedules of Investments—In March 2001, the American Institute of Certified Public Accountants' Accounting Standards Executive Committee issued Statement of Position ("SOP") 01-1, "Amendment to the Scope of Statement of Position 95-2, Financial Reporting by Nonpublic Investment Partnerships, to Include Commodity Pools" effective for fiscal years ending after December 15, 2001. Accordingly, commodity pools are required to include a condensed schedule of investments identifying those investments which constitute more than 5% of Net Assets, taking long and short positions into account separately.

Equity in Futures Interests Trading Accounts—The Partnerships' asset "Equity in futures interests trading accounts," reflected in the statements of financial condition consists of (A) cash on deposit with Morgan Stanley DW, MS&Co. and MSIL to be used as margin for trading; (B) net unrealized gains or losses on open contracts, which are valued at market and calculated as the difference between original contract value and market value, and (C) net option premiums, which represent the net of all monies paid and/or received for such option premiums.

The Partnerships, in their normal course of business, enter into various contracts with MS&Co. and MSIL acting as their commodity brokers. Pursuant to brokerage agreements with MS&Co. and MSIL, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis on the Partnerships' statements of financial condition.

The Partnerships have offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under terms of master netting agreements with MS&Co., the sole counterparty on such contracts. The Partnerships have consistently applied their right to offset.

Brokerage and Related Transaction Fees and Costs—The brokerage fees for Spectrum Currency and Spectrum Global Balanced are accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of Net Assets as of the first day of each month.

Brokerage fees for Spectrum Select, Spectrum Strategic and Spectrum Technical are accrued at a flat monthly rate of 1/12 of 7.25% (a 7.25% annual rate) of Net Assets as of the first day of each month.

Such brokerage fees currently cover all brokerage commissions, transaction fees and costs and ordinary administrative and continuing offering expenses.

Operating Expenses—The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees and other related expenses are borne by Morgan Stanley DW through the brokerage fees paid by the Partnerships.

Income Taxes—No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

Distributions—Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

Continuing Offering—Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of the month. No selling commissions or charges related to the continuing offering of Units will be paid by the Limited Partners or the Partnership. Morgan Stanley DW will pay all such costs.

Redemptions—Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person becomes a Limited Partner, upon five business days advance notice by redemption form to Demeter. Thereafter, Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges are paid to Morgan Stanley DW. Redemptions must be made in whole Units, in a minimum amount of 50 Units, unless a Limited Partner is redeeming his entire interest in a Partnership.

Exchanges—On the last day of the first month which occurs more than six months after a person first becomes a Limited Partner in any of the Partnerships, and at the end of each month thereafter, Limited Partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

Dissolution of the Partnerships—Spectrum Currency, Spectrum Global Balanced, Spectrum Strategic and Spectrum Technical will terminate on December 31, 2035 and Spectrum Select will terminate on December 31, 2025 regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

Litigation Settlement—On August 30, 2002 Spectrum Global Balanced, Spectrum Select, Spectrum Strategic and Spectrum Technical received payments they were entitled to under the Sumitomo Copper Litigation Settlement in the amounts of $233,074, $4,636,156, $17,556 and $306,400, respectively.

2.    RELATED PARTY TRANSACTIONS

The Partnerships pay brokerage fees to Morgan Stanley DW as described in Note 1. Each Partnership's cash is on deposit with Morgan Stanley DW, MS&Co. and MSIL in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley DW pays interest on these funds as described in Note 1.

3.    TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership at December 31, 2002 were as follows:

Morgan Stanley Spectrum Select L.P.
    EMC Capital Management, Inc.
    Rabar Market Research, Inc.
    Sunrise Capital Management, Inc.
    Northfield Trading L.P.

Effective May 1, 2001, Spectrum Select entered into a management agreement with Northfield Trading L.P. ("Northfield"), adding Northfield as its fourth trading advisor to the Partnership.

Morgan Stanley Spectrum Technical L.P.
    Campbell & Company, Inc. ("Campbell")
    Chesapeake Capital Corporation ("Chesapeake")
    John W. Henry & Company, Inc. ("JWH")

Morgan Stanley Spectrum Strategic L.P.
    Allied Irish Capital Management, Ltd. ("AICM")
    Blenheim Capital Management, L.L.C. ("Blenheim")
    Eclipse Capital Management, Inc. ("Eclipse")

Effective April 14, 2000, Willowbridge Associates Inc. ("Willowbridge") was terminated as an advisor to Spectrum Strategic. The assets of the partnership previously allocated to Willowbridge were allocated to Eclipse, effective June 26, 2000.

Effective August 31, 2001, Blenheim Investments, Inc. changed its name to Blenheim Capital Management, L.L.C.

Morgan Stanley Spectrum Global Balanced L.P.
    SSARIS Advisors, LLC ("SSARIS")

Morgan Stanley Spectrum Currency L.P.
    John W. Henry & Company, Inc.
    Sunrise Capital Partners, LLC ("Sunrise")

Effective December 6, 2002 SSARIS assumed all of RXR Inc.'s responsibilities with respect to acting as the trading adviser to the Partnership.

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee—The management fee for Spectrum Currency is accrued at the rate of 1/12 of 2% of Net Assets on the first day of each month (a 2% annual rate). Prior to December 1, 2000, the management fee was accrued at the rate of 1/3 of 1% of Net Assets allocated to JWH on the first day of each month and 1/4 of 1% of Net Assets allocated to Sunrise on the first day of each month (annual rates of 4% and 3%, respectively).

The management fee for Spectrum Global Balanced is accrued at the rate of 5/48 of 1% per month of Net Assets on the first day of each month (a 1.25% annual rate).

The management fee for Spectrum Select is accrued at the rate of 1/4 of 1% per month of Net Assets allocated to each trading advisor on the first day of each month (a 3% annual rate).

The management fee for Spectrum Strategic is accrued at the rate of 1/12 of 3% of Net Assets allocated to each trading advisor on the first day of each month (a 3% annual rate). Prior to March 23, 2001 the management fee allocated to Blenheim was accrued at the rate of 1/12 of 4% per month of Net Assets as of the first day of each month (a 4% annual rate).

The management fee for Spectrum Technical is accrued at the rate of 1/12 of 2% of Net Assets allocated to JWH on the first day of each month, 1/12 of 3% of Net Assets allocated to Campbell and Chesapeake on the first day of each month (annual rates of 2%, 3% and 3%, respectively). Prior to May 1, 2002, the management fee for Chesapeake was accrued at a rate of 1/12 of 4% of Net Assets on the first day of each month (a 4% annual rate). Prior to December 1, 2000, the management fee was accrued to each trading advisor at the rate of 1/3 of 1% of Net Assets on the first day of each month (a 4% annual rate).

Incentive Fee—Spectrum Currency pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month. Prior to December 1, 2000, Spectrum Currency paid a monthly incentive fee equal to 15% of the trading profits.

Spectrum Global Balanced, Spectrum Select and Spectrum Strategic each pay a monthly incentive fee equal to 15% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month.

Spectrum Technical pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the Net Assets allocated to Campbell and JWH as of the end of each calendar month and 19% of the trading profits experienced with respect to the Net Assets allocated to Chesapeake as of the end of each calendar month. Prior to December 1, 2000, Spectrum Technical paid an incentive fee equal to 15% of trading profits to Campbell and JWH.

Trading profits represent the amount by which profits from futures, forwards and options trading exceed losses after brokerage and management fees are deducted.

For all Partnerships with trading losses, no incentive fee is paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each month's subscriptions and redemptions.

4.    FINANCIAL INSTRUMENTS

The Partnerships trade futures contracts, options on futures contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy and agricultural products. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

The market value of contracts is based on closing prices quoted by the exchange, bank or clearing firm through which the contracts are traded.

The Partnerships' contracts are accounted for on a trade-date basis and marked-to-market on a daily basis. The Partnerships account for derivative investments in accordance with the provisions of Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1)
One or more underlying notional amounts or payment provisions;

(2)
Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;

(3)
Terms require or permit net settlement.

Generally derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors and collars.

The net unrealized gains (losses) on open contracts at the dates indicated below, reported as a component of "Equity in futures interests trading accounts" on the statements of financial condition, and their longest contract maturities were as follows:

Spectrum Select

	Net Unrealized Gains on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
September 30, 2003	9,436,896	3,180,286	12,617,184	Dec. 2004	Dec. 2003
December 31, 2002	12,359,670	5,538,348	17,898,018	Dec. 2003	March 2003
December 31, 2001	1,010,544	4,386,192	5,396,736	Dec. 2002	March 2002

Spectrum Technical

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
September 30, 2003	(64,270)	13,717,461	13,653,191	Sept. 2004	Dec. 2003
December 31, 2002	16,269,250	7,833,963	24,103,213	Dec. 2003	March 2003
December 31, 2001	828,853	10,676,762	11,505,615	Dec. 2002	March 2002

Spectrum Strategic

	Net Unrealized Gains on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
September 30, 2003	1,994,412	449,893	2,444,255	Dec. 2004	Dec. 2003
December 31, 2002	6,387,996	543,148	6,931,144	July 2004	March 2003
December 31, 2001	4,491,712	54	4,491,766	Dec. 2002	Jan. 2002

Spectrum Global Balanced

	Net Unrealized Gains on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
September 30, 2003	9,506	5,548	15,054	Dec. 2003	Dec. 2003
December 31, 2002	717,293	28,640	745,933	March 2003	March 2003
December 31, 2001	646,308	42,900	689,208	March 2002	March 2002

Spectrum Currency

	Net Unrealized Gains on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
September 30, 2003	—	5,834,986	5,834,986	—	Dec. 2003
December 31, 2002	—	5,651,549	5,651,549	—	March 2003
December 31, 2001	—	3,178,383	3,178,383	—	March 2002

The Partnerships have credit risk associated with counterparty nonperformance. The credit risk associated with the instruments in which the Partnerships are involved is limited to the amounts reflected in the Partnerships' statements of financial condition.

The Partnerships also have credit risk because Morgan Stanley DW, MS&Co. and MSIL act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures and futures-styled options contracts are marked-to-market on a daily basis, with variations in value settled on a daily basis. Each of Morgan Stanley DW, MS&Co. and MSIL, as a futures commission merchant for each Partnership's exchange-traded futures and futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open futures and futures-styled options contracts, which funds, in the aggregate, totaled at September 30, 2003, December 31, 2002 and 2001, respectively, $367,822,357, $287,140,004 and $236,193,605 for Spectrum Select, $400,489,179, $326,385,223 and $247,001,207 for Spectrum Technical, $97,491,870, $74,612,644 and $70,459,374 for Spectrum Strategic and $51,057,781, $50,047,775 and $58,042,399 for Spectrum Global Balanced. With respect to the Partnerships' off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gains (losses) on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all of such contracts, to perform. Each Partnership has a netting agreement with MS&Co. These agreements, which seek to reduce both the Partnerships' and MS&Co.'s exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnerships' credit risk in the event of MS&Co.'s bankruptcy or insolvency.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
    Demeter Management Corporation

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the "Company"), a wholly-owned subsidiary of Morgan Stanley, as of November 30, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements of financial condition based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation at November 30, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

New York, New York
January 10, 2003

DEMETER MANAGEMENT CORPORATION
(Wholly-owned subsidiary of Morgan Stanley)
Purchasers of units in a Spectrum Series partnership
will not receive any interest in this company.
STATEMENTS OF FINANCIAL CONDITION
at August 31, 2003 (Unaudited) and
November 30, 2002 and 2001

	August 31,	November 30,
	2003	2002	2001
	$ (Unaudited)	$	$
ASSETS
Investments in affiliated partnerships	24,848,780	27,173,907	23,969,483
Income taxes receivable	—	1,689,480	603,715
Receivable from affiliated partnerships	—	575	680

Total Assets	24,848,780	28,863,962	24,573,878

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Payable to Parent	14,246,906	20,444,379	17,968,119
Income taxes payable	328,757	—	—
Accrued expenses	14,858	18,000	21,600

Total Liabilities	14,590,521	20,462,379	17,989,719

STOCKHOLDER'S EQUITY:
Common stock, no par value:
Authorized 1,000 shares; outstanding 100 shares at stated value of $500 per share	50,000	50,000	50,000
Additional paid-in capital	195,100,000	123,170,000	123,170,000
Retained earnings	10,108,259	8,251,583	6,434,159

	205,258,259	131,471,583	129,654,159
Less: Notes receivable from Parent	(195,000,000)	(123,070,000)	(123,070,000)

Total Stockholder's Equity	10,258,259	8,401,583	6,584,159

Total Liabilities and Stockholder's Equity	24,848,780	28,863,962	24,573,878

The accompanying notes are an integral part of these statements of financial condition.

DEMETER MANAGEMENT CORPORATION
(Wholly-owned subsidiary of Morgan Stanley)
Purchasers of units in a Spectrum Series partnership
will not receive any interest in this company.
NOTES TO STATEMENTS OF FINANCIAL CONDITION
(Information with respect to 2003 is Unaudited)

At August 31, 2003 (unaudited) and For the Years Ended November 30, 2002 and 2001

1.    INTRODUCTION AND BASIS OF PRESENTATION

Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley ("Parent")

Effective June 20, 2002, Morgan Stanley Dean Witter & Co. changed its name to Morgan Stanley.

Demeter manages the following commodity pools as sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P., Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley/Chesapeake L.P., Morgan Stanley/JWH Futures Fund L.P., Morgan Stanley Charter MSFCM L.P., Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., Morgan Stanley Charter Campbell L.P. ("Charter Campbell"), Morgan Stanley Strategic Alternatives L.P. and Morgan Stanley/Mark J. Walsh & Company L.P.

Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, and forward contracts on foreign currencies and other commodity interests.

The statements of financial condition are prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

On May 1, 2001, Morgan Stanley Dean Witter/Mark J. Walsh & Company, L.P. commenced trading. On January 28, 2002, Morgan Stanley Dean Witter/Mark J. Walsh & Company, L.P. changed its name to Morgan Stanley/Mark J. Walsh & Company L.P.

On August 23, 2001, Morgan Stanley Dean Witter Strategic Alternatives Fund L.P. changed its name to Morgan Stanley Strategic Alternatives L.P.

On November 1, 2001, the Morgan Stanley Dean Witter Spectrum Series and the Morgan Stanley Dean Witter Charter Series of funds dropped "Dean Witter" from their names.

On November 28, 2001, Morgan Stanley Dean Witter/Market Street Futures Fund L.P. changed its name to Morgan Stanley/Market Street Futures Fund L.P. On January 31, 2002, Market Street terminated trading.

On January 22, 2002, Morgan Stanley Dean Witter/Chesapeake L.P. changed its name to Morgan
Stanley/Chesapeake L.P.

On February 6, 2002, Morgan Stanley Dean Witter/JWH Futures Fund L.P. changed its name to Morgan Stanley/JWH Futures Fund L.P.

On June 5, 2002, Morgan Stanley Dean Witter Strategic Alternatives L.L.C. changed its name to Morgan Stanley Strategic Alternatives L.L.C.

On July 29, 2002, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Charter Campbell L.P. and registered 3,000,000 Units to be offered to investors in a continuing public offering. Charter Campbell became the fifth fund in the Morgan Stanley Charter Series and commenced trading on October 1, 2002.

On December 31, 2002 Columbia Futures Fund, Morgan Stanley Charter Welton L.P. and Morgan Stanley Spectrum Commodity L.P. each terminated trading in accordance with their Limited Partnership agreements.

DEMETER MANAGEMENT CORPORATION
(Wholly-owned subsidiary of Morgan Stanley)
Purchasers of units in a Spectrum Series partnership
will not receive any interest in this company.
NOTES TO STATEMENTS OF FINANCIAL CONDITION (Continued)
(Information with respect to 2003 is Unaudited)

At August 31, 2003 (unaudited) and For the Years Ended November 30, 2002 and 2001

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes    The results of operations of Demeter are included in the consolidated federal income tax return of Parent. Income taxes are computed on a separate company basis and are due to Parent.

3.    INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than 1 percent of the aggregate capital contributed to the partnership by all partners.

The total assets, liabilities and partners' capital of all the funds managed by Demeter at August 31, 2003, November 30, 2002 and 2001 were as follows:

	August 31,	November 30,
	2003	2002	2001
	$	$	$
	(unaudited)
Total assets	2,255,306,500	1,645,639,679	1,345,947,554
Total liabilities	31,153,863	28,967,603	21,606,995

Total partners' capital	2,224,152,637	1,616,672,076	1,324,340,559

Demeter's investments in such limited partnerships are carried at market value.

4.    PAYABLE TO PARENT

The Payable to Parent is primarily for amounts due for the purchase of partnership investments, income tax payments made by Parent on behalf of Demeter and the cumulative results of operations.

5.    NET WORTH REQUIREMENT

At August 31, 2003, November 30, 2002 and 2001, Demeter held non-interest bearing notes from Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $195,000,000 at August 31, 2003 and $123,070,000 at November 30, 2002 and 2001.

The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Parent are included in net worth for purposes of this calculation. It is the Parent's intent to ensure that Demeter maintains the required net worth.

At August 31, 2003, Demeter received a non-interest bearing promissory note from its parent in the amount of $25,000,000 that is payable on demand.

At April 1, 2003, Demeter received a non-interest bearing promissory note from its parent in the amount of $20,000,000 that is payable on demand.

At February 1, 2003, Demeter received a non-interest bearing promissory note from its parent in the amount of $10,000,000 that is payable on demand.

At December 31, 2002, Demeter received a non-interest bearing promissory note from its Parent in the amount of $140,000,000 that is payable on demand. This note dated December 31, 2002, supersedes all previously issued notes aggregating $123,070,000.

No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the matters described herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer by any person within any jurisdiction in which such offer is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom such offer would be unlawful. The delivery of this prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of its issue.

Until 40 days from the date of this prospectus, all dealers that effect transactions in these securities, or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Morgan Stanley Spectrum Select L.P.

Morgan Stanley Spectrum Technical L.P.

Morgan Stanley Spectrum Strategic L.P.

Morgan Stanley Spectrum Global Balanced L.P.

Morgan Stanley Spectrum Currency L.P.

Supplement to Prospectus dated April 28, 2003

        The prospectus dated April 28, 2003 is supplemented by a supplement dated December 17, 2003. You should read the supplement together with the prospectus.

December 17, 2003

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TABLE OF CONTENTS
NOTICE TO INVESTORS
SUMMARY
Break Even Analysis
RISK FACTORS
USE OF PROCEEDS
DESCRIPTION OF CHARGES
Spectrum Select
Spectrum Technical
THE SPECTRUM SERIES
Performance of Cornerstone IV
Pro Forma Performance of Cornerstone IV
SELECTED FINANCIAL DATA AND SELECTED QUARTERLY FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Spectrum Select
Spectrum Technical
Spectrum Strategic
Spectrum Global Balanced
Spectrum Currency
THE GENERAL PARTNER
THE TRADING ADVISORS
Graham Capital Management, L.P. Global Diversified Program at 150% Leverage
Graham Capital Management, L.P. Graham Selective Trading Program at Standard Leverage
Footnotes to Graham's Capsule Performance Summaries
Winton Capital Management Limited Winton Diversified Trading Program
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
John W. Henry & Company, Inc. International Foreign Exchange Program
Sunrise Capital Partners Currency Program (Calculations based on Fully-Funded Subset Method)
Sunrise Capital Partners CIMCO~Diversified Financial Program
Sunrise Capital Partners Diversified Program (Calculations based on Fully-Funded Subset Method)
Sunrise Capital Partners Expanded Diversified Program (Calculations based on Fully-Funded Subset Method)
Sunrise Capital Partners Short-Term Program
Sunrise Capital Partners Currency Options Program
LITIGATION
PART TWO STATEMENT OF ADDITIONAL INFORMATION
POTENTIAL ADVANTAGES
ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME
Improved Portfolio Efficiency January 1980 through September 2003 U.S. Stocks/Bonds/International Equities/Managed Futures
SUPPLEMENTAL PERFORMANCE INFORMATION The following charts update and replace through September 30, 2003, the charts on pages 156-165.
Spectrum Select Fund Asset History
Spectrum Technical Fund Asset History
Spectrum Strategic Fund Asset History
Spectrum Global Balanced Fund Asset History
Spectrum Currency Fund Asset History
Spectrum Select vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Technical vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Strategic vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Global Balanced vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Currency vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Select vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Technical vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Strategic vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Global Balanced vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Currency vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
FINANCIAL STATEMENTS INDEX
INDEPENDENT AUDITORS' REPORT
MORGAN STANLEY SPECTRUM CURRENCY L.P. STATEMENTS OF FINANCIAL CONDITION
MORGAN STANLEY SPECTRUM SERIES STATEMENTS OF CHANGES IN PARTNERS' CAPITAL For the Nine Months Ended September 30, 2003 (Unaudited) and For the Years Ended December 31, 2002 and 2001 and For the Period from July 3, 2000 (commencement of operations) to December 31, 2000
MORGAN STANLEY SPECTRUM CURRENCY L.P. STATEMENTS OF CASH FLOWS
MORGAN STANLEY SPECTRUM SERIES NOTES TO FINANCIAL STATEMENTS (Information with respect to 2003 is Unaudited)
INDEPENDENT AUDITORS' REPORT
At August 31, 2003 (unaudited) and For the Years Ended November 30, 2002 and 2001
At August 31, 2003 (unaudited) and For the Years Ended November 30, 2002 and 2001
Morgan Stanley Spectrum Select L.P. Morgan Stanley Spectrum Technical L.P. Morgan Stanley Spectrum Strategic L.P. Morgan Stanley Spectrum Global Balanced L.P. Morgan Stanley Spectrum Currency L.P. Supplement to Prospectus dated April 28, 2003